SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): March 30, 1998



                         UNIVERSAL FOREST PRODUCTS, INC.
             (Exact name of Registrant as specified in its charter)





            Michigan                    000-22684                381465835
(State or other Jurisdiction      (Commission File No.)        (IRS Employer
     of incorporation)                                       Identification No.)

         2801 East Beltline, N.E., Grand Rapids, Michigan            49525
             (Address of Principal Executive Offices)              (Zip Code)

                                 (616) 364-6161
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.   Acquisition or Disposition of Assets.

     Effective March 30, 1998, the Registrant, through its wholly owned subsidiary UFP Acquisition Corp. II, acquired Shoffner Industries, Inc., a North Carolina corporation. Shoffner Industries, Inc. is a supplier of roof and floor trusses to the site-built residential housing market with 14 facilities in 7 states. The assets of Shoffner Industries, Inc. include property, plant and equipment which the Registrant intends to continue to use for the manufacture and supply of roof and floor trusses.

     The acquisition was effected pursuant to an Agreement and Plan of Reorganization and accompanying Plan of Merger, both dated as of March 30, 1998, by and among the Registrant, UFP Acquisition Corp. II, Shoffner Industries, Inc., Mr. Carroll Shoffner and the shareholders of Shoffner Industries, Inc. Pursuant to the Agreement and Plan of Reorganization, Shoffner Industries, Inc. was merged with and into UFP Acquisition Corp. II, a Michigan corporation and a wholly owned subsidiary of the Registrant (the "Merger"). On March 30, 1998, UFP Acquisition Corp. II changed its name to Shoffner Industries, Inc.

     Pursuant to the Agreement and Plan of Reorganization and the Plan of Merger, the aggregate outstanding shares of Shoffner Industries, Inc. common stock that were outstanding immediately prior to the effective time of the Merger were converted into the right to receive an aggregate of three million (3,000,000) shares of the Registrant's common stock and approximately $41.2 million in cash, subject to certain potential post-closing adjustments pursuant to the Agreement and Plan of Reorganization. Funding for the cash portion of the purchase price was obtained through a credit facility maintained by the Registrant with Michigan National Bank and with First Chicago NBD.

     The terms of the Merger and the establishment of the purchase price were arrived at as a result of arm's length negotiations between the management of the Registrant and the management and shareholders of Shoffner Industries, Inc. Prior to the consummation of the Merger, there were no material relationships between the Registrant and Shoffner Industries, Inc., or any of their respective affiliates, directors, officers or associates of any such directors or officers.

Item 7.  Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired.

     At the time of this report, it is not practicable to provide the required financial statements for Shoffner Industries, Inc., the business acquired. Such statements will be filed as an amendment to this Form 8-K Report, as soon as practicable and not later than June 13, 1998.

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
     (b) Pro Forma Financial Information.

     At the time of this report, it is not practicable to provide the required pro forma financial information for the transaction that is the subject of this Report. Such information will be filed as an amendment to this Form 8-K Report, as soon as practicable and not later than June 13, 1998.


     (c) Exhibits.

     2.1 Agreement and Plan of Reorganization dated as of March 30, 1998, by and among Universal Forest Products, Inc., UFP Acquisition Corp. II, Shoffner Industries, Inc. and the Shareholders of Shoffner Industries, Inc., together with the Annexes thereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       UNIVERSAL FOREST PRODUCTS, INC.


                                       By /s/ Elizabeth A. Bowman
                                          Elizabeth A. Bowman
                                          Chief Financial Officer


Date: April 13, 1998

                                  EXHIBIT INDEX


Exhibit 2.1 -       Agreement and Plan of  Reorganization  dated as of March 30,
                    1998, by and among  Universal  Forest  Products,  Inc.,  UFP
                    Acquisition  Corp.  II,  Shoffner  Industries,  Inc. and the
                    Shareholders of Shoffner Industries, Inc., together with the Annexes thereto.

                                  EXHIBIT 2.1


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                      AGREEMENT AND PLAN OF REORGANIZATION

                     dated as of the 30th day of March, 1998

                                  by and among

                        UNIVERSAL FOREST PRODUCTS, INC.,

                            UFP ACQUISITION CORP. II,

                           SHOFFNER INDUSTRIES, INC.,

                                       and

                               the SHAREHOLDERS of
                            Shoffner Industries, Inc.



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
                     LOCATION OF DEFINED TERMS IN AGREEMENT


   "Acquisition Proposal" - as defined in Section 6.15

   "Affiliate" - as defined in Section 4.19

   "Affiliate Contracts" - as defined in Section 4.19

   "Agreement" - as defined in the first paragraph on Page 1

   "Balance Sheet Date" - as defined in Section 4.3

   "Benefit Plans" - as defined in Section 4.13

   "Bonus Expenses" - as defined in Section 1.2(f)(ii)

   "Certificates" - as defined in Section 1.3(b)

   "Charter Documents" - as defined in Section 3.1

   "Claim Notice" - as defined in Section 9.3(a)

   "Claims" - as defined in Section 9.1(a)(i)

   "Closing" - as defined in Section 2 "Closing  Date" - as defined in Section 2

   "Code" - as defined in the second Whereas clause

   "Company" - as defined in the first paragraph on Page 1

   "Company Financial Statements" - as defined in Section 4.3

   "Company Stock" - as defined in Section 1.2(b)

   "Conversion Ratio" - as defined in Section 1.2(d)

   "Controlled Group Member" - as defined in Section 4.13

   "Effective Time" - as defined in Section 2

   "Environmental Laws" - as defined in Section 4.7

   "ERISA" - as defined in Section 4.13

   "Excluded Operations" - as defined in Section 10.1

   "February 1998 Balance Sheet" as defined in Section 4.3

   "Final Company Shares" - as defined in Section 1.2(d)

   "Financial Adjustment Notice" - as defined in Section 1.2(f)(i)(B)

   "GAAP" - as defined in Section 4.3

   "HSR Act" - as defined in Section 6.5

   "Indemnification Threshold" - as defined in Section 9.1(c)

   "Indemnified Party" - as defined in Section 9.3(a)

   "Indemnifying Party" - as defined in Section 9.3(a)

   "Interests" - as defined in Section 4.2

   "Knowledge" - as defined in the introductory paragraph of Section 4.

   "Leased Property Purchase Agreement" - as defined in Section 7.12.

   "Liabilities" - as defined in Section 4.4(a)

   "Life Insurance Policies" - as defined in Section 6.8

   "Material Adverse Effect" - as defined in Section 4.16

   "Merger" - as defined in the first Whereas clause

   "Net Worth" - as defined in Section 1.2(f)(i)

   "Newco" - as defined in the first Whereas clause

   "Notice Period" - as defined in Section 9.3(a)

   "Permits" - as defined in Section 4.7

   "Per Share Cash Amount" - as defined in Section 1.2(e).

   "Person" - as defined in Section 3.3

   "Plan of Merger" - as defined in the first Whereas clause

   "Pledged Securities" - as defined in Section 1.4(a)(i)

   "Real Property" - as defined in Section 4.10

   "Restricted Shares" - as defined in Section 11.2(b)

   "Saw Mill Assets" - as defined in Section 7.13

   "Saw Mill Purchase Agreement" - as defined in Section 7.13

   "Shareholder" - as defined in the first paragraph on Page 1

   "Shareholder Affiliate" - as defined in Section 4.8

   "Shareholders" - as defined in the first paragraph on Page 1

   "Shareholders' Representatives" - as defined in Section 12.17

   "Split-dollar Plans" - as defined in Section 6.8

   "Subject Party" - as defined in Section 1.2(f)(i)

   "Subject Parties" - as defined in Section 1.2(f)(i)

   "Subsidiaries" - as defined in Section 4.2

   "Suit" - as defined in Section 12.11

   "Surviving Corporation" - as defined in Section 1.1(a)

   "Tax" - as defined in Section 4.15

   "Tax Returns" - as defined in Section 4.15

   "Termination Date" - as defined in Section 12.1(b)

                                TABLE OF CONTENTS


1.       PLAN OF REORGANIZATION................................................1
         1.1      The Merger...................................................1
         1.2      Conversion of Securities.....................................2
         1.3      Exchange of Certificates.....................................5
         1.4      Pledge of Stock..............................................6
         1.5      Anti-Dilution Provisions.....................................8

2.       CLOSING...............................................................8

3.       REPRESENTATIONS AND WARRANTIES OF SUBJECT PARTIES.....................8
         3.1      Due Organization.............................................8
         3.2      Authorization................................................8
         3.3      Capitalization and Share Ownership...........................9

4.       REPRESENTATIONS AND WARRANTIES OF SUBJECT PARTIES.....................9
         4.1      No Conflicts................................................10
         4.2      Subsidiaries................................................10
         4.3      Financial Statements........................................10
         4.4      Liabilities and Obligations.................................11
         4.5      Accounts and Notes Receivable...............................11
         4.6      Permits and Intangibles.....................................11
         4.7      Environmental Matters.......................................12
         4.8      Personal Property and Leases................................13
         4.9      Significant Customers; Contracts and Commitments............13
         4.10     Real Property...............................................14
         4.11     Insurance...................................................15
         4.12     Compensation: Employment Agreements.........................16
         4.13     Employee Benefit Plans......................................16
         4.14     Conformity with Law, Litigation.............................18
         4.15     Taxes.......................................................18
         4.16     Absence of Changes..........................................19
         4.17     Bank Accounts, Powers of Attorney...........................20
         4.18     Disclosure..................................................20
         4.19     Contracts with Affiliates...................................21
         4.20     Absence of Claims Against Company...........................21
         4.21     Inventory...................................................21
         4.22     Product Warranty and Liability..............................21

5.       REPRESENTATIONS OF UFP AND NEWCO.....................................22
         5.1      Due Organization............................................22

         5.2      UFP Stock...................................................22
         5.3      Authorization, Validity of Obligations......................22
         5.4      No Conflicts................................................22
         5.5      Adverse Financial Changes...................................22

6.       COVENANTS AND OTHER AGREEMENTS.......................................23
         6.1      Access and Cooperation......................................23
         6.2      Conduct of Business Pending Closing.........................23
         6.3      Prohibited Activities.......................................24
         6.4      Amendment of Schedules......................................25
         6.5      Cooperation in Obtaining Required Consents and Approvals....25
         6.6      Notification of Certain Matters.............................25
         6.7      Removal of Liens............................................25
         6.8      Life Insurance Policies.....................................26
         6.9      Employee Bonuses............................................26
         6.10     Guaranties and Loans........................................26
         6.11     Board Position..............................................26
         6.12     Employment Arrangement......................................26
         6.13     Non-Shop Provisions.........................................26
         6.14     Reorganization for Tax Purposes.............................27

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF UFP AND NEWCO.................27
         7.1      Representations and Warranties; Performance of Obligations..27
         7.2      No Litigation...............................................28
         7.3      Employment Agreement........................................28
         7.4      Opinion of Counsel..........................................28
         7.5      Consents and Approvals......................................28
         7.6      Insurance...................................................28
         7.7      No Material Adverse Change..................................28
         7.8      No Convertible Securities...................................28
         7.9      Investment Agreement........................................28
         7.10     Noncompete Agreement........................................28
         7.11     Leased Property Purchase Agreement..........................29
         7.12     Saw Mill Purchase Agreement.................................29
         7.13     Ancillary Real Estate Agreement.............................29
         7.14     Saw Mill Services Agreement.................................29
         7.15     Termination of Affiliate Agreements.........................29
         7.16     Employment and Noncompetition Agreements....................29
         7.17     Waiver and Acknowledgement by Mr. Wright....................29
         7.18     Split-dollar Plans and Life Insurance Policies..............29

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF SHAREHOLDERS..................30
         8.1      Representations and Warranties, Performance of Obligations..30

         8.2      No Litigation...............................................30
         8.3      Employment Agreement........................................30
         8.4      Consents and Approvals......................................30
         8.5      Reports and Proxy Statements of UFP.........................30
         8.6      Investment Agreement........................................30
         8.7      Leased Property Purchase Agreement..........................30
         8.8      Saw Mill Purchase Agreement.................................31
         8.9      CPA Determination...........................................31
         8.10     No Material Adverse Change..................................31
         8.11     Opinion of Counsel..........................................31

9.       INDEMNIFICATION......................................................31
         9.1      Indemnification.............................................31
         9.2      Survival....................................................32
         9.3      Indemnification Procedure...................................33
         9.4      Indemnification Payments by Shareholders: Adjustments.......34
         9.5      Release by Shareholders.....................................35
         9.6      Third Party Beneficiaries...................................35

10.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION............................35
         10.1     Shareholders................................................35
         10.2     UFP.........................................................35
         10.3     Damages.....................................................36

11.      FEDERAL SECURITIES ACT REPRESENTATIONS...............................36
         11.1     Economic Risk; Sophistication...............................36
         11.2     Sales of Stock..............................................36

12.      GENERAL..............................................................37
         12.1     Termination.................................................37
         12.2     Effect of Termination.......................................38
         12.3     Cooperation.................................................38
         12.4     Successors and Assigns......................................39
         12.5     Entire Agreement............................................39
         12.6     Counterparts................................................39
         12.7     Brokers and Agents..........................................39
         12.8     Expenses....................................................40
         12.9     Specific Performance, Remedies..............................40
         12.10    Notices.....................................................40
         12.11    Governing Law...............................................41
         12.12    Absence of Third Party Beneficiary Rights...................42
         12.13    Mutual Drafting.............................................42
         12.14    Further Representation......................................42

         12.15    Amendment; Waiver...........................................42
         12.16    Severability................................................42
         12.17    Shareholders' Representatives...............................42
         12.18    Shareholder Authorization...................................43

                                               ANNEXES and SCHEDULES

Annex I         -     Plan of Merger
Annex II        -     Shareholders and Stock Ownership of the Company
Annex III       -     Form of Opinion of Counsel to the Company and Shareholders
Annex IV        -     Form of Opinion of Counsel to UFP
Annex V         -     Form Investment Agreement
Annex VI        -     Form Noncompetition Agreement
Annex VII       -     Shoffner Employment Agreement
Annex VIII      -     Leased Property Purchase Agreement
Annex IX        -     Saw Mill Purchase Agreement
Annex X         -     Ancillary Real Estate Agreement
Annex XI        -     Saw Mill Services Agreement
Annex XII       -     List of Non-Shareholder Employees to sign Employment and
                      Noncompetition Agreements
Annex XIII      -     Assignment and Assumption Agreement (Insurance)

Schedule 1.2    -     Adjustments to Aggregate Cash Amount
Schedule 1.4    -     Pledged Securities
Schedule 3.1    -     Due Organization and Charter Documents
Schedule 3.3    -     Capital Stock of the Company
Schedule 4.1    -     No Conflicts
Schedule 4.2    -     Subsidiaries and Interests
Schedule 4.3    -     Financial Statements
Schedule 4.4    -     Liabilities and Obligations
Schedule 4.5    -     Accounts and Notes Receivable
Schedule 4.6    -     Permits and Intangibles
Schedule 4.6A   -     Exception to Permits and Intangibles
Schedule 4.7    -     Environmental Matters
Schedule 4.8    -     Personal Property and Leases
Schedule 4.9    -     Customers and Contracts
Schedule 4.10   -     Real Property
Schedule 4.11   -     Insurance
Schedule 4.12   -     Compensation; Employment Agreements
Schedule 4.13   -     Employee Benefit Plans
Schedule 4.14   -     Conformity with Law; Litigation
Schedule 4.15   -     Taxes
Schedule 4.16   -     Absence of Changes
Schedule 4.17   -     Bank Accounts; Powers of Attorney
Schedule 4.19A  -     Affiliates of the Company
Schedule 4.19B  -     Contracts with Affiliates
Schedule 4.21   -     Inventory
Schedule 4.22   -     Product Warranty and Liability
Schedule 9.1    -     Indemnifiable Matters

                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of 30th day of March, 1998, by and among UNIVERSAL FOREST PRODUCTS, INC., a Michigan corporation ("UFP"), UFP ACQUISITION CORP. II, a Michigan corporation and wholly owned subsidiary of UFP ("Newco"), SHOFFNER INDUSTRIES, INC., a North Carolina corporation (the "Company") and the shareholders of the Company (each a "Shareholder" and collectively the "Shareholders").

                                   BACKGROUND

     WHEREAS, the respective Boards of Directors of Newco and the Company (which together are sometimes referred to as the "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective shareholders that the Company merge with and into Newco (the "Merger") pursuant to this Agreement, the Plan of Merger substantially in the form attached as Annex I (the "Plan of Merger") and the applicable provisions of the laws of the State of Michigan and the State of North Carolina; and

     WHEREAS, the Boards of Directors of each of the Constituent Corporations have approved and adopted this Agreement as a plan of reorganization within the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, there are 500,000 issued and outstanding shares of common stock of the Company as of the date of this Agreement, all of which are held by the Shareholders and in the amounts listed in attached Annex II.

     NOW,   THEREFORE,   in   consideration   of   the   premises   and  of  the
representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1. PLAN OF REORGANIZATION

     1.1 The Merger.

          (a) Merger. At the Effective Time, the Company shall be merged with and into Newco pursuant to this Agreement and the Plan of Merger and the separate corporate existence of the Company shall cease. Newco, as it exists from and after the Effective Time, is sometimes hereinafter referred to as the "Surviving Corporation."

          (b) Effects of the Merger. The Merger shall have the effects provided therefor by the Michigan Business Corporation Act, as amended (the "Michigan Statute") and the North Carolina Business Corporation Act (the "North Carolina Statute"). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (i) all the rights, privileges, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including, without limitation, subscriptions to shares, and all other chooses in action, and all and every other interest of or belonging to or due to the Company or Newco shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation, without further act or deed; all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation, as they were of the Company and Newco and (ii) all debts, liabilities, duties and obligations of the Company and Newco shall become the debts, liabilities and duties of the Surviving Corporation and the Surviving Corporation shall thenceforth be responsible and liable for all the debts, liabilities, duties and obligations of the Company and Newco and neither the rights of creditors nor any liens upon the property of the Company or Newco shall be impaired by the Merger, and may be enforced against the Surviving Corporation.

          (c) Articles of Incorporation; Bylaws; Directors and Officers. The Articles of Incorporation of the Surviving Corporation from and after the Effective Time shall be the Articles of Incorporation of Newco immediately prior to the Effective Time, continuing until thereafter amended in accordance with the provisions therein and as provided by the Michigan Statute. The Bylaws of the Surviving Corporation from and after the Effective Time shall be the Bylaws of Newco as in effect immediately prior to the Effective Time, continuing until thereafter amended in accordance with their terms and the Articles of Incorporation of the Surviving Corporation and as provided by the Michigan Statute. The initial directors of the Surviving Corporation shall be the directors of Newco and Carroll M. Shoffner, who shall serve as Chairman of the Board, in each case until their successors are elected and qualified, and the initial officers of the Surviving Corporation shall be the officers of Newco immediately prior to the Effective Time, and Gary Wright, who shall serve as President, in each case until their successors are duly elected and qualified.

     1.2 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of UFP, Newco, the Company or any Shareholder, the shares of capital stock of each of the Constituent Corporations shall be converted as follows:

          (a) Shares of Newco Stock. Each share of common stock, no par value per share of Newco, which is outstanding immediately prior to the Effective Time shall continue to be outstanding, without any change, as an outstanding share of capital stock of the Surviving Corporation immediately after the Effective Time. Each stock certificate of Newco evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (b) Conversion of Company Stock. Subject to the terms and conditions of this Agreement, each share of common stock of the Company ("Company Stock") which is outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and converted, without any action on the part of the holder thereof, into (i) the number of shares of UFP common stock equal to the Conversion Ratio and (ii) the right to receive the Per Share Cash Amount. All shares of Company Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of UFP Stock and the Per Share Cash Amount to be issued and paid in consideration therefor upon the surrender of such certificate in accordance with Section
     1.3 of this Agreement.

          (c) Average Price of UFP Stock. The "Average Price of UFP Stock" shall equal the per share average of the last reported sale price of a share of common stock, no par value, of UFP ("UFP Stock"), as quoted on the NASDAQ National Market System for each of the twenty (20) consecutive full trading days in which such shares are traded as listed and reported on the NASDAQ system (or such other securities exchange on which the UFP stock is listed if no longer listed and reported on NASDAQ) ending on the close of trading on the trading day immediately prior to the Closing Date.

          (d) Conversion Ratio. The "Conversion Ratio" shall equal 3,000,000, divided by the number of shares of Company Stock which are outstanding immediately prior to the Effective Time (the "Final Company Shares") if the Average Price of UFP Stock is both (i) greater than or equal to $13.00 and
     (ii) less than or equal to $17.00. Notwithstanding the foregoing and subject to Subsection 1.2(h), if the Average Price of UFP Stock is less than $13.00, then the Conversion Ratio shall be equal to (i) $39,000,000 divided by the Average Price of UFP Stock, divided by (ii) the number of Final Company Shares, or if the Average Price of UFP Stock is greater than $17.00, then the Conversion Ratio shall be equal to (i) $51,000,000 divided by the Average Price of UFP Stock, divided by (ii) the number of Final Company Shares.

          (e) Per Share Cash Amount. The Per Share Cash Amount shall equal (i) the Aggregate Cash Amount divided by (ii) the number of Final Company Shares. The Aggregate Cash Amount shall equal Forty Three Million Eight Hundred Thousand Dollars ($43,800,000), subject to adjustments as provided in Section 1.2(f).

          (f) Adjustments to Consideration.

               (i) The Company and the Shareholders (collectively, the "Subject Parties" and individually a "Subject Party") jointly and severally represent and warrant to and covenant with UFP that, as determined in accordance with the Company's historical accounting principles, the stockholders' equity accounts of the Company as of the close of business on the day immediately prior to the Closing Date ("Net
          Worth") will be at least Twenty Million Seven Hundred Fifty Three Thousand Dollars ($20,753,000) (the "Minimum Net Worth"). For purposes of calculating the Net Worth, any loss to the Company resulting from the sale of the Saw Mill Assets (to the extent the Book Value of the Saw Mill Assets exceeds the Purchase Price of the Saw Mill Assets, pursuant to the Saw Mill Purchase Agreement attached as Annex IX) shall be deemed not to reduce the Net Worth. For purposes of calculating the Net Worth, the stockholders' equity accounts shall be computed based upon the Company's election to be treated as an S corporation still being in effect and no accrual shall be made for accrued vacation, holiday, or personal time and associated payroll taxes or for deferred taxes. In addition, for purposes of calculating the Net Worth, the Bonus Expenses (as defined in subsection 1.2(f)(ii)(b) below) as of December 31, 1997, rather than actual bonus expenses incurred, shall be deducted.

                    (A) In the  event the  Minimum  Net  Worth  exceeds  the Net
               Worth, as preliminarily determined as of the Closing Date (after giving effect to the actual tax liability, but not the deferred tax liability for the "C short year" referenced in Item 1 on
               Schedule 4.15), the Aggregate Cash Amount shall be reduced by that excess (the "Reduction Amount"). Any Reduction Amount or additional Reduction Amount determined under Section 1.2(f)(i)(B) and (c) below, shall be payable under the indemnification provisions of Section 9 of this Agreement.

                    (B) Not later than sixty (60) days  following  the Effective
               Time, UFP shall cause Deloitte & Touche LLP (or another "big six accounting firm" selected by UFP) to determine whether there has been any breach of the representation, warranty or covenant set forth in Section 1.2(f)(i). In the event that Deloitte & Touche LLP (or such other accounting firm) determines that there has been any such breach, then UFP shall deliver a written notice (the "Financial Adjustment Notice") to the Shareholders setting forth UFP's determination that Section 1.2(f)(i) has been breached, and the basis and details of that determination (the "Preliminary Reduction Amount").

                    (C) The  Shareholders'  Representatives  shall  have 30 days from the receipt of the Financial Adjustment Notice to notify UFP if the Shareholders dispute such Financial Adjustment Notice and the basis therefor. If UFP has not received such notice within such 30-day period, the Preliminary Reduction Amount shall become the Reduction Amount. If, on the other hand, UFP has received such notice within such 30-day period, then UFP and the Shareholders shall mutually agree on an independent accounting firm to resolve the dispute to determine the amount, if any, owed by the Shareholders pursuant to Section 1.2(f)(i). In the event that UFP and the Shareholders cannot agree on an independent accounting firm within 15 days after UFP's receipt of the notice from the Shareholders' Representatives, Deloitte & Touche LLP and Arthur Andersen LLP shall select another "big six accounting firm" to act as the independent accounting firm. The determination of such independent accounting firm shall be final and binding on the parties hereto. The costs of the independent accounting firm shall be borne by the party (either UFP or the Shareholders as a group) whose determination of the Reduction Amount (if any) was furthest from the determination of the independent accounting firm, or equally by UFP and the Shareholders in the event that the determination by the independent accounting firm is equidistant between the determinations of the parties.


               (ii) In the event that the sum of (a) the amount of bonus paid pursuant to Section 6.9 plus (b) the sum of the corresponding FICA, OASDI, other employer payroll taxes and employer matching 401(k) contributions (all determined as if such bonuses were paid on December 31, 1997) (collectively, the sums under this clause (ii)(b) as of December 31, 1997, are referred to as the "Bonus Expenses"), exceed $3,200,000, the Aggregate Cash Amount shall be reduced by the amount of that excess, on a dollar-for-dollar basis.

               (iii) In the event that the Book Value of the Saw Mill Assets (which shall not be less than Four Million Eight Hundred Sixty-six Thousand Dollars ($4,866,000), less the amount of the depreciation of the equipment of the saw mill for the month of March) exceeds the Purchase Price of the Saw Mill Assets (as determined and defined in the Saw Mill Purchase Agreement), the Aggregate Cash Amount shall be reduced by the amount of that excess, on a dollar-for-dollar basis.

               Any adjustments pursuant to this Section 1.2(f) shall be set forth in Schedule 1.2.

     1.3 Exchange of Certificates.

          (a) UFP to Provide Common Stock. As soon as practicable after the Effective Time and upon receipt of the Certificates and/or other documents referred to in Section 1.3(b), UFP shall cause to be made available the shares of UFP Stock issuable pursuant to Section 1.2 in exchange for outstanding shares of capital stock of the Company, and, if applicable, cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.2(g).

          (b) Certificate Delivery Requirements. At the Effective Time, the Shareholders shall deliver to UFP the certificates representing Company Stock (the "Certificates"), duly endorsed in blank by the Shareholders, or accompanied by blank stock powers, and with all necessary transfer tax and other revenue stamps, acquired at the Shareholders' expense, affixed and canceled immediately. The Shareholders shall promptly cure any deficiencies with respect to the endorsement of the Certificates or other documents of conveyance with respect to the stock powers accompanying the Certificates. Until delivered as contemplated by this Section 1.3(b), each Certificate shall be deemed at any time after the Effective Time to represent the right to receive upon such surrender the number of shares of UFP Stock and Cash as provided by Section 1.2 and the provisions of the Michigan Statute.

          (c) No Further Ownership Rights in Capital Stock of the Company. All UFP Stock and Cash delivered upon the surrender for exchange of shares of Company Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Company Stock, and following the Effective Time, the Certificates (whether or not delivered) shall have no further rights to, or ownership in, shares of capital stock of the Company. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 1.3.

          (d) Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing shares of Company Stock shall have been lost, stolen or destroyed, UFP shall cause payment to be made in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of UFP Stock and Cash as may be required pursuant to Section 1.2; provided, however, that UFP may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against UFP with respect to the Certificates alleged to have been lost, stolen or destroyed.

          (e) No  Liability.  Notwithstanding  anything to the  contrary in this
     Section 1.3, none of the Surviving Corporation or any party hereto shall be liable to any holder of shares of Company Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (f) Withheld Amount. Upon the Closing, shares of UFP Stock issuable to the Shareholders pursuant to Section 1.2 in an amount equal to (i) ten percent (10%) of the aggregate value of UFP Stock and Cash issuable and payable to the Shareholders, divided by (ii) the per share value of UFP Stock determined under Section 1.2(c) above, shall be pledged to UFP in accordance with Section 1.4.

     1.4 Pledge of Stock.

          (a) As collateral security for the payment of any indemnification obligations of the Shareholders pursuant to Section 9, at the Closing each Shareholder (excluding the Carroll M. Shoffner Charitable Remainder Annuity Trust, the shares of which shall be pledged by Carroll M. Shoffner) shall, and by execution hereof does hereby transfer, pledge, and assign to UFP, for the benefit of UFP, a security interest in the following assets:

               (i) the number of shares of UFP Stock set forth beside such Shareholder's name on Schedule 1.4 hereto (collectively, with respect to all Shareholders, the "Pledged Securities"), certificates and instruments representing or evidencing such

          Shareholder's Pledged Securities at any time received, and other property at any time received or otherwise distributed in respect of or in exchange for any or all of such Shareholder's Pledged Securities; and in the event such Shareholder receives any such certificates or property, such Shareholder shall immediately deliver such certificates or property to UFP to be held hereunder as Pledged Securities;

               (ii) all securities hereafter delivered to such Shareholder in substitution for any of the foregoing, all certificates and instruments representing or evidencing such securities and other property at any time received, receivable or otherwise distributed in exchange for any or all thereof, and in the event such Shareholder receives any such property, such Shareholder shall immediately deliver such property to UFP to be held hereunder as Pledged Securities; and

               (iii) all cash and non-cash proceeds of all the foregoing property and all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property.

          (b) Each certificate evidencing a Shareholder's Pledged Securities issued in a Shareholder's name in the Merger shall be delivered to UFP immediately after such Shareholder receives such certificate, together with a stock power duly signed in blank by such Shareholder, such certificate bearing no restrictive or cautionary legend other than those imprinted by UFP's transfer agent at UFP's request (or, in the alternative, UFP may retain such securities without first delivering them to the Shareholders).

          (c) UFP shall deliver the Pledged Securities (less those shares retained by UFP in satisfaction of any adjustment made pursuant to Section 9, and less the number of shares whose aggregate UFP Closing Share Price equals the amount of the Pending Claim), to the Shareholders' Representative on or before the second anniversary of the Closing Date, and the Shareholders' Representative shall distribute to each Shareholder its pro rata share of such shares. A "Pending Claim" is any claim or demand for an indemnification payment pursuant to Section 9 or which is included in a Claim Notice (as hereinafter defined) which has not been finally determined and paid.

          (d) UFP shall  deliver any  Pledged  Securities  retained  pursuant to
     Section 1.4(c) to the Shareholders' Representative within 30 days after the date when all Pending Claims, if any, are finally judicially determined or settled and the Shareholders' Representative shall distribute to each Shareholders its pro rata share of such remaining shares.

          (e) The Shareholders, if not in breach of this Agreement at the time in question, shall be entitled to exercise any voting powers incident to the Pledged Securities and to receive and retain all cash dividends paid thereon, to the extent such Pledged Securities have not been foreclosed upon, or set-off against, by UFP or its designee.

     1.5 Anti-Dilution Provisions. In the event that UFP changes the number of shares of UFP stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization and the record date therefor shall be after the date of this Agreement and prior to the Effective Time, then the Conversion Ratio, the $13.00 and $17.00 amounts referenced in Section 1.2(d) and the $11.00 and $19.00 amounts referenced in Sections 1.2(h) and 12.1(e) shall be proportionately adjusted.

2. CLOSING

     The consummation of the Merger and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wishart, Norris, Henninger & Pittman, P.A., in Burlington, North Carolina, on March 30, 1998, or at such other time and date as UFP and the Shareholders' Representatives may mutually agree. The date on which the Closing occurs shall be referred to hereinafter as the "Closing Date." On the Closing Date, a Certificate of Merger shall be filed with the Michigan Department of Consumer and Industry Services in accordance with the provisions of the Michigan Statute, a Certificate of Merger shall be filed with the Secretary of State of North Carolina in accordance with the provisions of the North Carolina statute and the Merger shall become effective upon such filing (the "Effective Time").

3. REPRESENTATIONS AND WARRANTIES OF SUBJECT PARTIES REGARDING
   ORGANIZATION, AUTHORIZATION AND CAPITALIZATION

     To induce UFP to enter into this Agreement and consummate the transactions contemplated in this Agreement, each Subject Party, jointly and severally, represents and warrants to UFP as follows:

     3.1 Due Organization. Each of the Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, all as more particularly described on attached Schedule 3.1, and each is duly authorized and qualified to do business in the places and in the manner as now conducted. Schedule 3.1 contains a true, correct and complete list of all jurisdictions in which the Company and each Subsidiary is authorized or qualified to do business. True, complete and correct copies of the Articles of Incorporation and By-laws, each as amended, of the Company and each Subsidiary are attached as Schedule 3.1 (the "Charter
Documents"). The minute books and other corporate books and records of the Company and each Subsidiary as heretofore made available to UFP (and as shall be delivered to UFP at Closing) are true, correct and complete in all respects.

         3.2 Authorization. Each Subject Party has the right, power and authority to execute, deliver and perform this Agreement and the Company has the right, power and authority to execute, deliver and perform the Plan of Merger. Each of this Agreement and the Plan of Merger is a legal, valid and binding obligation of each Subject Party who is a party thereto, enforceable in accordance with its terms. Each of this Agreement and the Plan of Merger has been duly approved and the performance by each of the Subject Parties of this Agreement and the Plan of Merger have been duly authorized by all necessary corporate and shareholder action.

     3.3 Capitalization and Share Ownership.

          (a) The authorized capital stock of the Company consists of 100,000 shares of Class A voting common stock, par value $.10 per share, of which 50,000 shares are issued and outstanding, and 1,900,000 shares of Class B nonvoting common stock, par value $.10 per share, of which 450,000 shares are issued and outstanding. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by the Shareholders in the amounts set forth in Schedule 3.3, free and clear of all liens, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of the Company and the Subsidiaries were offered, issued, sold and delivered by the Company or the applicable Subsidiary, as the case may be, in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares was issued in violation of the preemptive rights of any Person. Schedule 3.3 contains a complete and accurate list of the names of the Shareholders, and such Shareholders constitute all of the shareholders of the Company. "Person" means any natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or Governmental Entity. "Governmental Entity" means any federal, state, or local court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

          (b) No option, warrant, call, subscription right, conversion right or other contract or commitment of any kind exists which could obligate the Company or any Subsidiary to issue, sell or otherwise cause to become outstanding any shares of capital stock not outstanding on the date hereof. Neither the Company nor any Subsidiary has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Except as referenced in Schedule 3.3, there has been no transaction or action taken with respect to the ownership of the Company or any Subsidiary within the preceding two years. None of the shares of Company Stock was issued pursuant to awards, grants or bonuses.

4. REPRESENTATIONS AND WARRANTIES OF SUBJECT PARTIES

     To induce UFP to enter into this Agreement and consummate the transactions contemplated in this Agreement, each Subject Party, jointly and severally, represents and warrants to UFP as follows, to the Knowledge of such Subject Party (each of the representations and warranties contained in this Section 4 shall be limited to the Knowledge of such Subject Party where, for purposes of this Agreement, "Knowledge" means actual awareness of a particular fact or other matter or awareness that a prudent individual could be expected to obtain in the course of conducting a reasonably comprehensive investigation concerning the existence of such facts or other matter to the extent that such investigation would be undertaken under the circumstances. Knowledge of a corporate entity is deemed to include actual knowledge of its officers and directors and information contained in the files and records of the entity):

     4.1 No Conflicts. Except as disclosed on Schedule 4.1, the execution, delivery and performance of this Agreement by each Shareholder and the execution, delivery and performance of the Plan of Merger by the Company will not: (a) conflict with, or result in a breach or violation of the Charter Documents; (b) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both), or require any notice, consent or approval under any agreement, contract, commitment, understanding, document or instrument to which the Company or a Subsidiary is a party or is otherwise subject; (c) violate, require any filing, consent or approval under, or result in the creation or imposition of any lien, charge or encumbrance on any of the Company's or any Subsidiary's properties pursuant to any law, rule, regulation, judgment, order or decree; or (d) result in termination or any impairment of any permit, license, franchise, contractual right or other authorization of the Company or any Subsidiary.

     4.2 Subsidiaries. The Company owns no Interests (beneficially or of record) in any Person other than the Persons listed on attached Schedule 4.2 (the "Subsidiaries") and the Interests listed on such Schedule. "'Interests" means any capital stock, securities convertible into capital stock or any other equity or ownership interest in any Person. Schedule 4.2, lists the number of issued and outstanding shares and class of authorized capital stock of each Subsidiary. The Interests are owned by the Company, free and clear of all liens, encumbrances and claims of every kind.

     4.3 Financial Statements. Schedule 4.3 includes true, complete and correct copies of (i) the Company's and the Subsidiaries' audited consolidated balance sheets as of December 31, 1996, and December 31, 1997, and consolidated audited statements of income, cash flows and retained earnings of the Company and the Subsidiaries for each of the years ended December 31, 1996, and December 31, 1997, (ii) a management-prepared consolidated balance sheet of the Company and the Subsidiaries as of February 28, 1998 (February 28, 1998 is hereinafter referred to as the "Balance Sheet Date" and the balance sheet as of such date is referred to herein as the "February 1998 Balance Sheet"), and (iii) a management-prepared consolidated statement of income for the Company and the Subsidiaries for the period ended February 28, 1998 (collectively, the "Company Financial Statements"). The Company Financial Statements have been prepared, in accordance with generally accepted accounting principles, consistently applied ("GAAP"), except for those matters identified in Schedule 4.3. Each of the consolidated balance sheets included in the Company Financial Statements presents fairly the financial condition of the Company and the Subsidiaries as of the dates indicated thereon, and each of the consolidated statements of income, cash flows and retained earnings included in the Company Financial Statements presents fairly the results of their consolidated operations for the periods indicated thereon.

     4.4 Liabilities and Obligations.

          (a) Except as disclosed on Schedule 4.4, neither the Company nor any Subsidiary is liable for or subject to any liabilities except for:

               (i) those liabilities reflected on the February 1998 Balance Sheet and not heretofore paid or discharged;

               (ii) those liabilities, arising in the ordinary course of its respective business consistent with past practice, under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement or not required to be disclosed thereon because of the amount involved; and

               (iii) those liabilities incurred since the Balance Sheet Date in the ordinary course of business, consistent with past practice, which liabilities are not individually or in the aggregate, material.

         For purposes of this Section 4.4 and Section 9.1, the term "liabilities" shall include, without limitation, any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

          (b) The Company has delivered to UFP, in the case of those liabilities which are not fixed or contested, a reasonable estimate of the maximum amount which may be payable. For each such liability for which the amount is not fixed or is contested, the Company has provided to UFP (i) a summary description of the liability together with (A) copies of all relevant documentation relating thereto, (B) amounts claimed and any other action or relief sought and (c) name of claimant; (ii) names of all other parties to the claim, suit or proceeding and the name of each court or agency before which such claim, suit or proceeding is pending; and (iii) the date such claim, suit or proceeding was instituted.

     4.5 Accounts and Notes Receivable. Schedule 4.5, sets forth an accurate list, as of a date not more than two business days prior to the date of this Agreement, of the accounts and notes receivable of the Company and each Subsidiary (including, without limitation, receivables from and advances to employees and the Shareholders), which includes an aging of all accounts and notes receivable showing amounts due in 30-day aging categories.

     4.6 Permits and Intangibles. The Company and each Subsidiary owns or holds all licenses, franchises, permits and other authorizations of any Governmental Entity, including, without limitation, permits, titles (including, without limitation, motor vehicle titles and current registrations), fuel permits, licenses, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights (the "Permits") necessary or useful to own its assets or operate its business. Schedule 4.6 sets forth an accurate list and summary description, as of the date hereof, of all Permits. The Permits are valid, and neither the Company nor any Subsidiary has received any notice that any Governmental Entity intends to modify, cancel, terminate or not renew any Permit. The Company and each Subsidiary has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing. Except as set forth on Schedule 4.6A, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company or any Subsidiary by, any Permit.

     4.7 Environmental Matters. Except as disclosed on Schedule 4.7:

          (a) The Company and each of the Subsidiaries has at all times complied with and is currently in compliance with, and the respective businesses of the Company and each Subsidiary have at all times been owned and operated in compliance with all federal, state, local and foreign statutes (civil and criminal ), common laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to each of the Company and its Subsidiaries and their respective properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws"), including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of any Contaminants. "Contaminant" shall mean any of the following: (i) any substance, solid, liquid or gaseous matter, microorganism, sound, vibration, ray, heat, odor, radiation, energy vector, plasma, waste, organic or inorganic matter, whether animate or inanimate, which is deemed by any Governmental Entity or any Environmental Law to be hazardous, toxic, a pollutant, a deleterious substance or a source of pollution, (ii) any nuclear materials, and (iii) any fuel.

          (b) The Company and each of the Subsidiaries has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Contaminants, and has reported, to the extent required by all Environmental Laws, all past and present sites owned, operated or leased by the Company or any Subsidiary where Contaminants have been treated, stored, disposed of or otherwise handled.

          (c) All Persons hired to remove, store, handle, transport, dispose, bury, incinerate, recover or treat any Contaminant in connection with the operation of the businesses of the Company and the Subsidiaries have obtained and have at all times adhered to all franchises, permits, licenses, certificates of compliance, consents, approvals and authorizations of, and registrations with all Governmental Entities necessary to perform the services for which they have been hired.

          (d) There have been no releases or threats of releases at, from, in, on under or adjacent to any property owned, operated, leased or used by the Company or any Subsidiary, except as permitted by Environmental Laws.

          (e) There is no on-site or off-site location to which the Company or any Subsidiary has transported or disposed of Contaminants or arranged for the transportation of Contaminants which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the Company, any Subsidiary, UFP or Newco for any clean-up cost, remedial work, damage to natural resources or personal injury, including, without limitation, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          (f) There is no past or present fact, condition or circumstance relating to the Company, any Subsidiary, the businesses of each, or any real property currently or formerly owned or leased by the Company or any Subsidiary that has either resulted or would result in liability under any Environmental Law.

     4.8 Personal Property and Leases. Schedule 4.8 sets forth an accurate list of all personal property included in "depreciable plant, property and equipment" on the February 1998 Balance Sheet and all other personal property owned or leased by the Company or any Subsidiary with a value in excess of $50,000, (a) as of the Balance Sheet Date, or (b) acquired since the Balance Sheet Date, and all real property leased by the Company or any Subsidiary within the past three years, including in each case true, complete and correct copies of leases for material equipment and all real properties (or a reference to those leases previously provided to UFP) and also including an indication as to which assets are currently owned, or were formerly owned, by any shareholder of the Company or any Subsidiary or any Shareholder Affiliate. The Company and the Subsidiaries have good, valid and marketable title to all of such owned property, free of any liens or encumbrances. For purposes of this Agreement, "Shareholder Affiliate" shall mean any sibling, spouse, parent, child, in-law or other relative, or any Affiliate, of any Shareholder. All of the trucks and other material machinery and equipment of the Company and the Subsidiaries listed on Schedule 4.8 , which are currently in service, are in good working order and condition, ordinary wear and tear excepted. Except as set forth on Schedule 4.8, all leases set forth on
Schedule 4.8 are in full force and effect and constitute valid and binding agreements of the Company or any Subsidiary and the other parties thereto in accordance with their respective terms. All fixed assets used by the Company or any Subsidiary are either owned by the Company or any Subsidiary or leased under an agreement listed on Schedule 4.8. Schedule 4.8 also includes a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business, to which management of the Company or any Subsidiary has made any material expenditure in the two-year period prior to the date of this Agreement, which if pursued by the Company, any Subsidiary, the Surviving
Corporation or any subsidiary of the Surviving Corporation would require additional material expenditures of capital. The rents payable by the Company and the Subsidiaries under the leases listed on Schedule 4.8 are at fair market value and all other terms of such leases are commercially reasonable as though negotiated in arm's length transactions.

     4.9 Significant Customers; Contracts and Commitments. Schedule 4.9 contains an accurate list of (a) all significant customers (i.e., each of those customers for which the revenues of such customer represents 5% or more of the revenue of the Company, any one or more Subsidiary or any combination thereof for the 12 months ending on December 31, 1997, of the Company or Subsidiary, or any customer who has paid to any one or more of the Subject Companies, any one or more Subsidiary or any combination thereof individually or in the aggregate, $25,000 or more in any of the past four fiscal quarters ended December 31, 1997) and (b) all contracts, commitments, leases, instruments, agreements, licenses or permits to which the Company or any Subsidiary is a party or by which it or its properties are bound (including, without limitation, contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) (i) as of the Balance Sheet Date and (ii) entered into since the Balance Sheet Date (collectively, the "Subject Contracts"). True, complete and correct copies of the Subject Contracts have previously been delivered to UFP. Except to the extent set forth on Schedule 4.9, (x) none of the significant customers of the Company or any Subsidiary have canceled or substantially reduced purchases of service, or are currently attempting or threatening to cancel or substantially reduce purchases of service, (y) the Company and the Subsidiaries have compiled with all of their respective commitments and obligations and are not in default under any Subject Contracts and no notice of default has been received with respect to any thereof and (z) there are no Subject Contracts that were not negotiated at arm's length with third parties not affiliated with the Company or any Subsidiary, or any officer, director or Shareholder of the Company or any Subsidiary. Neither the Company nor any Subsidiary is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. Except as disclosed in Schedule 4.9, no employees of the Company or any Subsidiary are represented by any labor union or covered by any collective bargaining agreement and no campaign to establish such representation is in progress. Except as disclosed on Schedule 4.9, there is no pending or threatened labor dispute involving the Company or any Subsidiary nor has the Company or any Subsidiary experienced any labor interruptions over the past three years and each of the Company and the Subsidiaries considers its relationship with its employees to be good. Neither the Company nor any Subsidiary is a party to any governmental contracts subject to price redetermination or renegotiation.

     4.10 Real Property. Schedule 4.10 lists and describes briefly all real property owned by the Company or any of its subsidiaries (the "Real Property"). With respect to each parcel of real property listed on Schedule 4.10:

          (a) Except as disclosed on Schedule 4.10, either the Company or its Subsidiaries has good and marketable title to the parcel of real property, free and clear of all mortgages, pledges, security interests, encumbrances, charges or other liens, easements and other restrictions, other than (i) installments of special assessments not yet delinquent, and (ii) recorded easements, covenants and restrictions which do not impair the current use, occupancy or the marketability of title, of the property subject thereto;

          (b) The legal description for the parcel contained in the deed thereof describes such parcel fully and adequately and except as described in
     Schedule 4.10, the buildings and
     improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted nonconforming use" or "permitted nonconforming structure" classifications) and do not encroach on any easement which may burden the land;

          (c) All facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations;

          (d) There are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right to use or occupancy of any portion of the parcel of real property;

          (e) There are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

          (f) There are no parties (other than the Company and its Subsidiaries) in possession of the parcel of real property other than tenants under any leases disclosed in Schedule 4.10 who are in possession of space to which they are entitled;

          (g) All facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcel of real property; and

          (h) Except as disclosed on Schedule 4.10, each parcel of real property abuts on and has direct vehicular access to a pubic road or access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of real property.

     There are no (i) pending or threatened condemnation proceedings, litigation or administrative actions relating to the Company's or its Subsidiaries' owned or leased properties, or (ii) other matters affecting adversely the current use or occupancy thereof.

     4.11 Insurance. Schedule 4.11 sets forth an accurate list, as of the Balance Sheet Date, of all insurance policies carried by the Company and the Subsidiaries, and the Company has provided to UFP all insurance loss runs or workmen's compensation claims received for the past two policy years. True, complete and correct copies of all current insurance policies, all of which are in full force and effect, have previously been delivered to UFP.

     4.12 Compensation: Employment Agreements. Schedule 4.12 sets forth an accurate list of all officers, directors and key employees (which shall mean all department heads, sales managers, and plant managers) of the Company and the Subsidiaries, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (a) the Balance Sheet Date and (b) the date hereof. The Company has provided to UFP true, complete and correct copies of all employment contracts, commitments and arrangements with persons listed on Schedule 4.12. Except as otherwise set forth in Schedule 4.12, neither the Company nor any Subsidiary is a party to any agreement, or has established any policy or practice, requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for the Company or any Subsidiary upon termination of such services which would not be payable or provided in the absence of the commitments of the transactions contemplated by this Agreement.

     4.13 Employee Benefit Plans. All employee benefit plans, programs and policies (whether formal or informal, and whether maintained for the benefit of a single individual or more than one individual) maintained or contributed to by the Company or any Subsidiary for the benefit of any current or former employee of the Company or any Subsidiary or in which such employees are entitled to participate or which has been so maintained or contributed to within six years prior to the Closing Date, are listed in Schedule 4.13 (the "Benefit Plans"), and copies of all such written plans and policies, written descriptions of all such oral plans and policies, and all other documentation relating to such plans and policies including, where applicable, the most recent Form 5500 and Summary Plan Description, have been delivered or made available to UFP. Except as disclosed on Schedule 4.13: (a) each Benefit Plan and the administration thereof complies, and has at all times complied. in all material respects with the provisions thereof and the requirements of all applicable law, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code, and each Benefit Plan intended to qualify under section 401 (a) of the Code so qualifies, has received a favorable determination letter from the Internal Revenue Service regarding such qualified status, and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way which would adversely affect such qualified status;
(b) as to any Benefit Plan subject to Title IV of ERISA, there has been no event or condition which presents a material risk of Plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of section 302 of ERISA or section 412 of the Code has been incurred, no reportable event within the meaning of section 4043 of ERISA (for which the disclosure requirements of Regulation ss.2615.3 promulgated by the Pension Benefit Guaranty Corporation ("PBGC") have not been waived) has occurred, no notice of intent to terminate the Plan has been given under section 4041 of ERISA, no proceeding has been instituted under section 4042 of ERISA to terminate the Plan, no liability to the PBGC has been incurred, and the assets of the Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of section 4041 of ERISA, under the Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC; (c) with respect to any employee benefit plan, within the meaning of section 3(3) of ERISA, which is not listed in Schedule 4.13 but which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the Closing Date, by any corporation, trade, business or entity under common control with the Company or any Subsidiary, within the meaning of section 414(b), (c) or (m) of the Code or section 4001 of ERISA ("Controlled Group Member"), (i) no withdrawal liability, within the meaning of section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (ii) no liability to the PBGC has been incurred by any Controlled Group Member, which liability has not been satisfied, (iii) no accumulated funding deficiency, whether or not waived, within the meaning of section 302 of ERISA or section 412 of the Code has been incurred, and (iv) all contributions (including installments) to such plan required by section 302 of ERISA and section 412 of the Code have been timely made; (d) no act, omission or transaction has occurred which would result in imposition on the Company or any Subsidiary of (i) breach of fiduciary duty liability damages under section 409 of ERISA, (ii) a civil penalty assessed pursuant to subsections (c), (i) or (1) of section 502 of ERISA or (iii) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; (e) as to any Benefit Plan intended to qualify under section 401 of the Code, there has been no termination or partial termination of the Benefit Plan within the meaning of section 411 (d)(3) of the Code; (f) no Benefit Plan is a multiemployer plan within the meaning of section 3(37) of ERISA; (g) no Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Title I of ERISA section 4980B of the Code or other applicable laws; (h) each trust funding a Benefit Plan, which trust is intended to be exempt from federal income taxation pursuant to section 501 (c)(9) of the Code, satisfies the requirements of such section and has received a favorable determination letter from the Internal Revenue Service regarding such exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way which would adversely affect such exempt status; (i) there is no matter pending (other than routine qualification determination filings) with respect to any of the Benefit Plans before the Internal Revenue Service, the Department of Labor or the PBGC;
(c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, except as may arise due to the Bonuses payable under Section 6.9 and the Bonus Expenses, (i) require the Company or any Subsidiary to make a larger contribution to, or pay greater benefits under, any Benefit Plan than it otherwise would or (ii) create or give rise to any additional vested rights or service credits under any Benefit Plan;
(k) no suit. actions or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought against or with respect to any Benefit Plan; (1) all contributions to Benefit Plans that were required to be made under such Benefit Plans have been made as of the Balance Sheet Date, and all benefits accrued under any unfunded Benefit Plan will have been paid, accrued or otherwise adequately reserved in accordance with GAAP as of such date and the Company and the Subsidiaries will have performed by the Closing Date all material obligations required to be performed as of such date under Benefit Plans; and (m) no employee of the Company or any Subsidiary is represented by a labor union or organization, no labor union or organization has been certified or recognized as a representative of any such employee, there are no pending or threatened representation campaigns concerning union representation involving any employee or efforts of any labor union or organization (or representatives thereof) to organize any employees. Accurate and complete copies of all collective bargaining agreements to which the Company is a party have been provided to UFP prior to the date of this Agreement.

     4.14 Conformity with Law, Litigation. Except as set forth on Schedule 4.14, neither the Company nor any Subsidiary is in violation of any law or regulation or any order of any Governmental Entity having jurisdiction over it; and except to the extent set forth on Schedule 4.14, there are no claims, actions, suits or proceedings, pending or threatened against or affecting the Company or any Subsidiary, at law or in equity, or before or by any Governmental Entity having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received.

     4.15 Taxes. Except as set forth in Schedule 4.15, (a) each of the Company and its Subsidiaries has timely filed, or has timely applied for extensions of time to file, all tax returns, reports, statements and other documents ("Tax Returns") required to be filed, distributed, or prepared by any of them, prior to the date hereof, relating to any Taxes, and all such Tax Returns which have been filed are accurate and complete in all respects; (b) each of the Company and its Subsidiaries has paid (or there has been paid on its behalf, or has set up an adequate reserve for the payment of), all Taxes required to be paid, withheld, or deducted, or for which any of the Company or its Subsidiaries are liable, in respect of the fiscal periods covered by such Tax Returns, and with respect to each Tax, from the end of the fiscal period covered by the most recently filed Tax Return to the date hereof; (c) the 1998 Balance Sheet reflects an adequate reserve for all Taxes (whenever determined) payable, or required to be withheld and remitted, by the Company or any of its Subsidiaries, or for which the Company or any of its Subsidiaries is liable, for all fiscal periods through the Balance Sheet Date; (d) neither the Company nor any of its Subsidiaries is delinquent in the payment of any Tax, assessment or governmental charge; (e) there are no Tax examinations in progress involving the Company or any of the Subsidiaries for any fiscal period or periods, and no notice of any claim for Taxes, whether pending or threatened, has been received, and no requests for waivers of the time to assess any such Taxes are pending; (f) the Company and each Subsidiary has a taxable year ended in December in each year;
(g) the Company and each Subsidiary currently utilizes the accrual method of accounting for income Tax purposes and such method of accounting has not changed in the past five years; (h) the federal income tax returns of the Company and its Subsidiaries have been examined by and settled with the Internal Revenue Service, or are otherwise closed by operation of the applicable statutes of limitation, for all years through December 31, 1994; and (i) none of the Company or its Subsidiaries (i) has filed a consent under section 341 (f) of the Code,
(ii) has made, or is obligated or may become obligated to make, any material payments that will not be deductible by reason of section 280G of the Code, or
(iii) has been a member of an affiliated group of corporations which has filed a consolidated federal income tax return (other than the group of which the Company is the common parent) or otherwise has any liability for the Taxes of any Person (other than the Company and its Subsidiaries) under Treas. Reg. ss. 1.1502-6, any similar provision of state, local or foreign law, or by reason of its status as a transferee, successor, indemnitor or otherwise.

     Except as set forth on Schedule 4.15, (a) each of the Shareholders has timely filed, or has timely applied for extensions of time to file, all Tax Returns required to be filed, distributed or prepared by any of them, prior to the date hereof, relating to any Taxes owed on Company income attributed to them, and all such tax returns have been filed and are accurate and complete in all respects and (b) each of the Shareholders has paid all Taxes required to be paid, withheld or deducted, or for which such Shareholder is liable as set forth on such Tax Returns.

     For purposes of this Agreement, the term "Tax" shall include any tax or similar governmental charge, impost or levy (including, without limitation, income taxes, franchise taxes, transfer taxes or fees, sales or use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, unemployment taxes, social security taxes, minimum taxes or windfall profit taxes) together with any related penalties, fines, additions to tax or interest imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof

     4.16 Absence of Changes. Since January 1, 1997, except for the consummation of the transactions contemplated hereby or as set forth on Schedule 4.16, there has not been:

          (a) any event that by itself or together with other events, has had or will have a Material Adverse Effect;

          (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Company or any Subsidiary;

          (c) any change in the authorized capital of the Company or any Subsidiary or in its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

          (d) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company or any Subsidiary;

          (e) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the Company or any Subsidiary to any of its officers, directors, shareholders, employees, consultants, independent contractors or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

          (f) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, materially adversely affecting the business or prospects of the Company or any Subsidiary;

          (g) except in the ordinary course of business, any sale or transfer, or any agreement to sell or transfer, any assets, property or rights of the Company or any Subsidiary to any Person, including, without limitation, the Shareholders and Shareholder Affiliates;

          (h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company or any Subsidiary, including, without limitation, any indebtedness or obligation of any Shareholder or Shareholder Affiliate thereof, provided that the Company and the Subsidiaries may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

          (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or any Subsidiary or requiring the consent of any party to the transfer and assignment of any such assets, property or rights;

          (j) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of the Company and the Subsidiaries consistent with past practice;

          (k) any waiver of any rights or claims of the Company or any Subsidiary that has had or would give rise to a Material Adverse Effect;

          (l) any breach, amendment or termination of any contract, agreement, license, permit or other right to which the Company or any Subsidiary is a party or subject or to which any of their respective assets is subject that has had or would give rise to a Material Adverse Effect;

          (m) any negotiation, conclusion of an agreement or any other transaction between the Company or any Subsidiary, on the one hand, and any Shareholder, Shareholder Affiliate or Affiliate of the Company or a Subsidiary; or

          (n) any transaction by the Company or any Subsidiary outside the ordinary course of businesses.

     "Material Adverse Effect" shall mean a material adverse effect on the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole.

     4.17 Bank Accounts, Powers of Attorney. Schedule 4.17 sets forth an accurate list of: (a) the name of each financial institution in which the Company or any Subsidiary has any account or safe deposit box; (b) the names in which the accounts or boxes are held; (c) the type of account; and (d) the name of each person authorized to draw thereon or have access thereto. Schedule 4.17 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company or any Subsidiary and a description of the terms of such power.

     4.18 Disclosure. No representation or warranty by any Subject Party contained in this Agreement, and no representation, warranty or statement contained in any list, certificate, Annex,

Schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with, UFP or Newco pursuant hereto or in connection with the negotiation, execution or performance hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not misleading.

     4.19 Contracts with Affiliates. Schedule 4.19A sets forth the names and addresses of all of the affiliates of the Company, as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission under the 1933 Act. Except those contracts set forth on Schedule 4.19B (the "Affiliate Contracts"), neither the Company nor any of its Subsidiaries is party to or is otherwise bound by any contract, agreement or commitment with an Affiliate or Shareholder Affiliate. Each party to any Affiliate Contract has in all respects performed the obligations required to be performed and has complied in all respects with its obligations thereunder. "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" of a Person shall mean the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting, power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     4.20  Absence of Claims  Against  Company.  Except as set forth in Schedule
4.20, no Shareholder has any claim against the Company except for (a) items specifically identified on Schedules 4.4 and 4.9 as being claims of or obligations to the Shareholders and (b) continuing obligations to Shareholders relating to their employment by the Company.

     4.21 Inventory. All inventory on the February 1998 Balance Sheet was, with immaterial exceptions, valued at its then lower of cost (as determined on a first-in, first-out basis) or market value. Except as set forth on Schedule 4.21, the Company's finished goods inventories are or shall be, with immaterial exceptions, saleable in the ordinary course of business consistent with past practice. Except as set forth on Schedule 4.21, the Company's work-in-process, raw materials and supplies can or shall be, with immaterial exceptions, used or consumed in the ordinary course of business as now conducted.

     4.22 Product Warranty and Liability. Except as set forth on Schedule 4.22, since January 1, 1996, there: (a) have been no product or service warranty claims asserted in writing against the Company that has had or would give rise to a Material Adverse Effect; (b) have been no material product recalls by the Company; and (c) are no express product or service warranties outstanding or currently being offered by the Company. Except as set forth on Schedule 4.22, since January 1, 1995, no material product liability or other material product-related tort claim has been made or threatened in writing against the Company relating to products sold or services performed by the Company. The Company has delivered or made available, or will deliver or make available on or before the Closing Date, to UFP copies of all product liability insurance policies purchased by the Company since January 1, 1995.

5. REPRESENTATIONS OF UFP AND NEWCO

     To induce the Shareholders to enter into this Agreement and consummate the transactions contemplated in this Agreement, UFP and Newco, jointly and severally, represent and warrant to the Shareholders as follows:

     5.1 Due Organization. Each of UFP and Newco is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and each is duly authorized and qualified to do business in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a material adverse effect on UFP and Newco taken as a whole. Copies of the Certificate of Incorporation and the By-laws, each as amended, (collectively, the "UFP Charter Documents") of UFP and Newco will be delivered, upon request, to the Company. Neither UFP nor Newco is in violation of any UFP Charter Document.

     5.2 UFP Stock. The UFP Stock to be issued in accordance with this Agreement and the Plan of Merger will be duly authorized, validly issued shares of UFP Stock, fully paid and nonassessable.

     5.3 Authorization, Validity of Obligations. UFP has the right, power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by UFP has been duly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of UFP enforceable in accordance with its terms. The Plan of Merger has been approved and the performance by Newco of the Plan of Merger has been duly authorized by all necessary corporate and stockholder action.

     5.4 No Conflicts. The execution, delivery and performance of this Agreement by UFP and the execution, delivery and performance of the Plan of Merger by Newco will not: (a) conflict with, or result in a breach or violation of the UFP Charter Documents; (b) materially conflict with, or result in a material default (or would constitute a default but for any requirement of notice or lapse of time or both), or require any notice, consent or approval under any agreement, contract, commitment, understanding, document or instrument to which UFP or Newco is a party or is otherwise subject; (c) violate, require any filing, consent or approval under, or result in the creation or imposition of any lien, charge or encumbrance on any of UFP's or Newco's properties pursuant to any law, rule, regulation, judgment, order or decree; or (d) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of UFP or Newco.

     5.5 Adverse Financial Changes. Since the last date of the public release of the statements of the UFP's financial condition and results of operations, and except for the transactions contemplated hereby, there have not been any changes in UFP's financial condition or results of operations that has had a Material Adverse Effect (as defined in Section 4.16 below), as applied to UFP.

6. COVENANTS AND OTHER AGREEMENTS

     6.1 Access and Cooperation. From and after the date of this Agreement and until the Closing, the Subject Parties jointly and severally agree to cause the Company to afford to the employees and representatives of UFP access to all of the sites, properties, employees, representatives, books and records of the Company and the Subsidiaries and will furnish UFP with such additional financial and operating data and other information as to the business and properties of the Company and the Subsidiaries as UFP may from time to time reasonably request. The Subject Parties jointly and severally agree to cooperate with UFP, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with this Agreement.

     6.2 Conduct of Business Pending Closing. Except for the transactions contemplated in this Agreement, from and after the date hereof and until the Closing, the Subject Parties jointly and severally agree to cause the Company and each Subsidiary to:

          (a) carry on and operate its business in the ordinary course of and manner consistent with past practices and will not introduce any new method of management, operation or accounting (except as contemplated by the transactions described herein or as may be requested by UFP);

          (b)  maintain  its  properties  and  facilities,   including,  without
     limitation, those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

          (c) perform all of its obligations under agreements relating to or affecting its respective assets, properties or rights;

          (d) keep in full force and effect present insurance policies or comparable insurance coverage;

          (e)  use  best   efforts  to  maintain   and   preserve  its  business
     organization intact, retain its present employees and maintain its relationships with suppliers, customers and others having business relations with it;

          (f) comply with all permits, laws, rules and regulations, consent orders, and all other orders of Governmental Entities;

          (g) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments; and

          (h) file, on a timely basis, all reports and forms required by federal regulations with respect to any Benefit Plan.

     6.3 Prohibited Activities. Except for the transactions contemplated by this Agreement, from and after the date of this Agreement and until the Closing, the Subject Parties jointly and severally represent, warrant and agree that the Company and each Subsidiary has not and from the date hereof, without the prior written consent of UFP, will not:

          (a) make any change in its Articles of Incorporation or By-laws;

          (b) issue any securities or issue any options, warrants, calls, conversion rights or commitments relating to its securities of any kind or make any dividends or other distributions to the Shareholders;

          (c) enter into any contract or commitment or incur or agree to incur any liability or make any expenditure, except if it is in the ordinary course of business (consistent with past practice) and involves an amount not in excess of $50,000 or $150,000 in the aggregate, including, without limitation, contracts to provide services to customers;

          (d) except for the Bonuses payable under Section 6.9 below, increase the compensation payable or to become payable to any officer, director, Shareholder, employee or agent, or make any bonus or management fee payment to any such Person except ordinary and customary bonuses and periodic salary increases to employees;

          (e) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance, except for the items listed on Schedule 4.10 hereto, upon any assets or properties whether now owned or hereafter acquired;

          (f) sell assign, lease or otherwise transfer or dispose of any assets, properties or rights except in the ordinary course of business (consistent with past practice);

          (g) negotiate for the acquisition of any business or the start-up of any new business;

          (h) merge, consolidate or combine with or into any other Person;

          (i) waive any rights or claims, provided that bills may be negotiated and adjusted in the course of good faith disputes with customers in a manner consistent with past practice;

          (j) commit a breach of, or amend or terminate, any agreement, permit, license or other right;

          (k) enter into any other transaction (i) that is not negotiated at arms length or (ii) outside the ordinary course of business consistent with past practice or (iii) prohibited hereunder;

          (l) negotiate or conclude any agreement or enter into any other transaction with a Shareholder, Shareholder Affiliate, or an Affiliate of the Company or a Subsidiary;

          (m) terminate or take any action that would cause to be terminated the Company's status as an "S corporation" pursuant to Section 1361, et. seq. of the Code more than two days prior to the Closing Date; or

          (n) enter into any discussions or agreements with respect to, or otherwise facilitate or attempt to facilitate, any of the foregoing.

     6.4 Amendment of Schedules. From and after the date hereof and until the Closing, the Subject Parties jointly and severally agree that they will promptly disclose to UFP in writing any information set forth in the Schedules to this Agreement that is not true, correct and complete and any information of the nature set forth in the Schedules that arises after the date hereof and that would have been required to be included in the Schedules if such information had been obtained on the date hereof. Such disclosure shall not limit or affect any of UFP's or the Surviving Corporations rights hereunder for or with respect to any misrepresentation or breach of warranty by any Subject Party or any Subject Party's failure to fulfill any agreement, covenant or condition contained in this Agreement.

     6.5 Cooperation in Obtaining Required Consents and Approvals. Each party hereto shall cooperate in obtaining all consents and approvals required by
Section 7.5 hereof (which shall nonetheless continue to be the responsibility of the Subject Parties) and Section 8.4 hereof (which shall nonetheless continue to be the responsibility of UFP). In connection therewith, if required, the Company, the Shareholders and UFP shall file all notices and other information and documents required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder (the "HSR Act"), as promptly as practicable after the date hereof.

     6.6 Notification of Certain Matters. Each party hereto shall give prompt notice to the other parties hereto of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of such party contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder. The delivery of any notice pursuant to this Section 6.6 shall not be deemed to (x) modify the representations or warranties hereunder of the party delivering such notice, (y) modify the conditions set forth in Sections 7 and 8 hereof or (z) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     6.7 Removal of Liens. Except for the liens of First Union National Bank, the Subject Parties jointly and severally agree, prior to Closing, to (a) cause all liens, mortgages, deeds of trust, financing statements and other encumbrances against any property of the Company or any

Subsidiary to be removed, and (b) deliver evidence to such effect that is reasonably satisfactory to UFP.

     6.8 Life Insurance Policies. Schedule 4.11 sets forth an accurate list and description of all life insurance policies insuring the life of Mr. Carroll M. Shoffner ("Mr. Shoffner") (the "Life Insurance Policies") and all the split-dollar life insurance plans for the benefit of Mr. Shoffner's children and trusts established by Mr. Shoffner (the "Split-dollar Plans"). At the Closing, the Split- dollar Plans shall be assumed by Shoffner Forest Products, Inc. ("SFP") and the Life Insurance Policies shall be purchased by SFP. The purchase price shall be equal to the "cash surrender value of life insurance, net" as reflected on the Company's balance sheet, dated December 31, 1997, plus premiums paid on the Life Insurance Policies and policies subject to the Split-dollar Plans after December 31, 1997 through the Closing Date, and all loans and obligations under the Life Insurance Policies and policies maintained under the Split-dollar Plans shall be assumed by SFP.

     6.9 Employee Bonuses. Within two (2) business days prior to the Closing Date, the Company may pay bonuses to certain employees of the Company (other than Mr. Shoffner) in excess of regular bonus plans in an amount not to exceed Three Million Two Hundred Thousand Dollars ($3,200,000) in the aggregate.

     6.10 Guaranties and Loans. The parties shall cooperate in obtaining a release effective as of the Closing Date of Mr. Shoffner and his spouse from any personal guaranties of the debt of the Company. The Company shall pay any loans made by Mr. Shoffner to the Company in full, in immediately available funds at the Closing.

     6.11 Board Position. After the Closing, UFP's directors will nominate Mr. Shoffner to serve as a director of UFP.

     6.12 Employment Arrangement. After the Closing, the compensation arrangement between Gary Wright ("Mr. Wright") and the Company as set forth in his Employment Agreement, dated January 1, 1997 (the "Wright Agreement"), (an accurate copy of which has been provided to UFP prior to the execution of this Agreement) and as otherwise provided by the Company shall be maintained in effect following the Closing, provided that UFP receives the Waiver and Acknowledgement referenced in Section 7.17 below. Mr. Wright shall be eligible to participate in any stock related incentive plans maintained by UFP for which other senior-level executives of UFP are eligible to participate, subject to the respective terms of such plans.

     6.13 Non-Shop Provisions. Neither the Company nor the Shareholders will initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets of stock of, the Company (an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal at any time prior to the termination of this Agreement pursuant to the terms of this Agreement. In the event that prior to the termination of this Agreement as permitted by this Agreement, the Shareholders abandon the transactions contemplated by this Agreement and enter into a transaction with another party for the disposition of substantially all of the Company's stock or assets within a period of one year after such termination, Mr. Shoffner shall pay to UFP a "break-up" fee of 5% of the aggregate consideration to by paid by UFP to the Shareholders pursuant to this Agreement payable upon entering into such a transaction. The "breakup" fee is a personal obligation of Mr. Shoffner and his estate and will not be imposed upon any subsequent holder of Mr. Shoffner's Company Stock unless that obligation is not paid if full by Mr. Shoffner or his estate. The "break-up" fee shall be in addition to any legal or equitable remedies that UFP or Newco may have under this Agreement and/or applicable law.

     6.14 Reorganization for Tax Purposes. UFP and Newco each agree and covenant to use their respective best efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code, and each agree that it will not at any time intentionally take any action that would cause the Merger to fail to so qualify. The Company and the Shareholders intend to elect to have the "normal tax accounting rules" (an interim closing of the books method) under Code Section 1362(e)(3) apply to the S short year (as defined by the Code) of the Company, ending on March 26, 1998. UFP and Newco agree to cooperate with the Company and the Shareholders in effectuating such election. The federal and state income tax returns for the S short year shall be prepared by a certified public accounting firm selected by the Shareholders, which returns shall be subject to review and approval by UFP's accountants prior to their filing on or before March 15, 1999 (whereby any disputes between the respective certified public accountants shall be resolved by another certified public accounting firm mutually selected by those firms, the fees of which shall be shared equally by the Shareholders, as a group, and UFP), and UFP shall cause an officer of the Surviving Corporation to execute and file such tax returns on or before March 15, 1999, together with any necessary Shareholder or corporate consents.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF UFP AND NEWCO

     The obligations of UFP and Newco to effect the Merger is subject to the satisfaction, at or before the Effective Time, of the following conditions:

     7.1 Representations and Warranties; Performance of Obligations. All of the representations and warranties of the Subject Parties contained in this Agreement shall be true, correct and complete on the date of this Agreement and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Subject Parties on or before the Closing Date shall have been duly complied with, performed or satisfied; and UFP shall have received a certificate dated the Closing Date and signed by each of the Subject Parties to the foregoing effects.

     7.2 No Litigation. No action or proceeding before a court or any other Governmental Entity shall have been instituted or threatened to restrain or prohibit the merger of Newco with and into the Company, and no action or proceeding shall have been instituted or threatened to restrain or prohibit UFP's acquisition of the Company Stock or the Shareholders' acquisition of UFP Stock and no Governmental Entity shall have taken any other action or made any request of UFP as a result of which the management of UFP reasonably deems it inadvisable to proceed with transactions hereunder.

     7.3 Employment Agreement. Mr. Carroll M. Shoffner shall have entered into the Employment Agreement with the Company, in the form of Employment Agreement attached hereto as Annex VII.

     7.4 Opinion of Counsel. UFP shall have received an opinion from counsel to the Company and the Shareholders, dated the Closing Date, in the form annexed hereto as Annex III.

     7.5 Consents and Approvals. All necessary consents and approvals of and filings with any Governmental Entity or other third Person (with respect to Subject Contracts), relating to the consummation by the Company and the Shareholders of the transactions contemplated hereby shall have been obtained and made and shall be in full force and effect, and all waiting periods applicable under the HSR Act shall have expired or been terminated.

     7.6 Insurance. The Life Insurance Policies and Split-dollar Plans shall have been assumed and purchased for the purchase prices specified in Section 6.8 of this Agreement.

     7.7 No Material Adverse Change. No material adverse change in the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, shall have occurred; and UFP shall have received a certificate dated the Closing Date and signed by each of the Subject Parties to such effect.

     7.8 No Convertible Securities. At the Effective Time, there shall not be any securities, rights, warrants, options or other instruments which, after consummation of the Merger, would be convertible into or exercisable for securities of the Surviving Corporation.

     7.9 Investment Agreement. Each Shareholder and UFP shall have executed an Investment Agreement, in the form of attached Annex V (the "Investment Agreement"), whereby each Shareholder shall acknowledge his or her investment intent with respect to the receipt of shares of UFP Stock and his or her commitment to hold such shares for a period of not less than twelve (12) months after the Effective Time.

     7.10 Noncompete Agreement. Each of the Shareholders of the Company shall have executed and delivered to the Company, Noncompetition Agreements in the form of attached Annex VI.

     7.11 Leased Property Purchase Agreement. Shoffner Investments, LLC shall have executed, delivered and performed its obligations under the "Leased Property Purchase Agreement" in the form of attached Annex VIII. The closing of the transactions contemplated by the Leased Property Purchase Agreement shall occur on the Closing Date for the transactions contemplated by this Agreement.

     7.12 Saw Mill Purchase Agreement. SFP shall have executed, delivered and performed his obligations under the "Saw Mill Purchase Agreement" in the form of attached Annex IX which provides for the transfer of certain real estate, equipment and inventory which are used in a saw mill operation (the "Saw Mill
Assets"), all as more specifically provided for in the Saw Mill Purchase Agreement. The closing of the transactions contemplated by the Saw Mill Purchase Agreement shall occur on the Closing Date for the transactions contemplated by this Agreement.

     7.13 Ancillary Real Estate Agreement. The Shareholders (excluding the Carroll M. Shoffner Charitable Remainder Annuity Trust) and Newco shall have entered into the Ancillary Real Estate Agreement in the form attached as Annex X, providing for the completion of the survey and title work relating to the Company's real property and the real property to be acquired under the Saw Mill Purchase Agreement and Leased Property Purchase Agreement.

     7.14 Saw Mill Services Agreement. SFP and Newco shall have entered into the Saw Mill Services Agreement, attached in the form of Annex XI, providing for the provision of certain management services by Newco to SFP.

     7.15 Termination of Affiliate Agreements. UFP shall have received written confirmation of the termination of (a) all agreements between or among the Shareholders and the Company regarding the disposition of shares of Company Stock, and (b) those plans and agreements of or by the Company which provide for benefits or compensation to Mr. Shoffner including, but not limited to, the Deferred Compensation Agreement, dated August 2, 1990, and the Disability Wage Continuation Agreement, dated August 2, 1990, including the release by Mr. Shoffner of any claims for any payments or benefits under the foregoing.

     7.16 Employment and Noncompetition Agreements. UFP shall have received Employment and Noncompetition Agreements from each of the three employees of the Company listed on attached Annex XII.

     7.17 Waiver and Acknowledgement by Mr. Wright. UFP shall have received a written waiver from Mr. Wright of his right to terminate the Wright Agreement under paragraph 7(d) thereof, the written acknowledgement of the satisfaction and payment in full of the bonus payable under paragraph 3(b)(iii) thereof, and the modification of the severance obligation.

     7.18 Split-dollar Plans and Life Insurance Policies. The Company, SFP and the owners of the policies subject to the Split-dollar Plans shall have executed and delivered and performed all of their obligations under the Assignment and Assumption Agreement in the form of Annex XIII attached hereto.

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF SHAREHOLDERS

     The obligation of the Shareholders to cause the Company to effect the Merger and to perform the obligations of the Shareholders hereunder is subject to the satisfaction, at or before the Effective Time, of the following conditions:

     8.1 Representations and Warranties, Performance of Obligations. All of the representations and warranties of UFP contained in this Agreement shall be true, correct and complete on the date of this Agreement and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by UFP on or before the Closing Date shall have been duly complied with, performed or satisfied; and the Shareholders shall have received a certificate dated the Closing Date and signed by the President or any Vice President of UFP to the foregoing effects.

     8.2 No Litigation. No action or proceeding before a court or any other Governmental Entity shall have been instituted or threatened to restrain or prohibit the merger of Newco with and into the Company.

     8.3 Employment Agreement. The Company shall have entered into an Employment Agreement with Mr. Shoffner, in the form of Employment Agreement attached hereto as Annex VII.

     8.4 Consents and Approvals. All necessary consents and approvals of and filings with any Governmental Entity or other third Person relating to the consummation by UFP and Newco of the transactions contemplated herein shall have been obtained and made and shall be in full force and effect, and all waiting periods applicable under the HSR Act shall have expired or been terminated.

     8.5 Reports and Proxy Statements of UFP. Upon the written request of Shareholders, UFP shall provide, at no cost to the Shareholders, copies of reports and Proxy Statements previously filed with or furnished to the
Securities and Exchange Commission, and such other information as the Shareholders may reasonably request regarding the business of UFP.

     8.6 Investment Agreement. Each of the Shareholders and UFP shall have executed the Investment Agreements described in Section 7.10.

     8.7 Leased Property Purchase Agreement. UFP or its designee shall have executed, delivered and performed its obligations under the Leased Property Purchase Agreement in the form of attached Annex VIII. The closing of the transactions contemplated by the Leased Property

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
Purchase Agreement shall occur on the Closing Date for the transactions contemplated by this Agreement.

     8.8 Saw Mill Purchase Agreement. The Company shall have executed, delivered and performed its obligations under the Saw Mill Purchase Agreement in the form of attached Annex IX. The closing of the transactions contemplated by the Saw Mill Purchase Agreement shall occur on the Closing Date for the transactions contemplated by this Agreement.

     8.9 CPA Determination. The Shareholders shall have received a favorable determination from their certified public accounts (after consultation with UFP's certified public accountants if such favorable determination will not be rendered) that the receipt of UFP Stock pursuant to the Merger will be a non-taxable event to the Shareholders (which determination may be based in part upon an appraisal secured by the Shareholders).

     8.10  No  Material  Adverse  Change.  No  material  adverse  change  in the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of UFP and its subsidiaries, taken as a whole, shall have occurred; and the Shareholders shall have received a certificate dated the Closing Date and signed by UFP to such effect.

     8.11 Opinion of Counsel. The Company and the Shareholders shall have received an opinion of counsel to UFP and Newco, dated the Closing Date, in the form attached hereto as Annex IV.

9. INDEMNIFICATION

     9.1 Indemnification.

          (a) Each Shareholder severally, based upon percentage share ownership of the Company (provided that the percentage of ownership of the Carroll M. Shoffner Charitable Remainder Annuity Trust shall be attributable to Mr. Shoffner), covenants and agrees to indemnify, defend, protect, release and hold harmless UFP, Newco and the Surviving Corporation from, against and in respect of:

               (i) all liabilities, obligations, losses, claims, damages, actions, suits, proceedings, investigations, demands, assessments, adjustments, settlement payments, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) and deficiencies suffered, sustained, incurred or paid by UFP, Newco or the Surviving Corporation in connection with, resulting from, relating to or arising out of any of the following (collectively, "Claims"):

                    (A) any  breach of any  representation  or  warranty  of the
               Company or any Shareholder set forth in this Agreement or any certificate or other

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
               writing delivered by any Shareholder or the Company in connection herewith;

                    (B)  any   nonfulfillment  or  breach  of  any  covenant  or
               agreement on the part of any Shareholder or the Company set forth in this Agreement; and

                    (C) those  matters  listed on attached  Schedule 9.1 and the
               Ancillary Real Estate Agreement; and

               (ii) any and all actions, suits, claims, proceedings, investigations, allegations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable attorneys' fees and expenses) incident to any of the foregoing or to the enforcement of this Section 9. 1.

          (b) No loss, damage or expense shall be deemed to have been sustained by UFP, Newco or the Surviving Corporation under this Section 9.1 to the extent of insurance proceeds paid to UFP, Newco or the Surviving
     Corporation as a result of the event giving rise to such right of indemnification.

          (c) Notwithstanding the foregoing, no Shareholder shall be obligated to indemnify UFP, Newco or the Surviving Corporation with respect to any Claim as to which UFP, Newco or the Surviving Corporation under Section 9.1 unless and until the aggregate amount of indemnification so asserted (the "Indemnification Threshold") against all Shareholders together exceeds Five Hundred Thousand Dollars ($500,000), and thereafter UFP, Newco and/or the Surviving Corporation shall be entitled to indemnity hereunder for all such Claims from the first dollar, including, but not limited to, the first Five Hundred Thousand Dollars ($500,000). Notwithstanding anything in this Agreement to the contrary, the Shareholders' maximum aggregate obligation pursuant to Section 9.1 shall not exceed Twenty Million Dollars ($20,000,000) provided that, notwithstanding the foregoing, the Shareholders' maximum aggregate obligation to UFP, Newco and the Surviving Corporation in respect of any breach of the representations and warranties contained in Section 3.3 shall be limited to the Purchase Price.

     9.2 Survival. The representations, warranties and covenants given or made by the Shareholders, Newco, or UFP in this Agreement or in any certificate or other writing furnished in connection herewith shall survive the Closing until the second anniversary of the Closing Date and shall thereafter terminate and be of no further force or effect, except that (a) all representations and warranties relating to Tax matters or compliance with Environmental Laws or compliance with ERISA involving the Company or any Subsidiary shall survive the Closing for the period of the applicable statutes of limitation plus any extensions or waivers thereof, (b) all covenants of the Shareholders which are to be performed as are performable after Closing (and the covenant of UFP and Newco set forth in Section 6.15 above) shall survive the Closing without limitation and (c) any representation, warranty or covenant as to which a claim (including, without limitation, a contingent

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
claim) shall have been asserted during the survival period shall continue in effect with respect to such claim until such claim shall have been finally resolved or settled. Each party shall be entitled to rely upon the representations and warranties of the other party or parties set forth herein regardless of any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing.

     9.3 Indemnification Procedure. All claims for indemnification under Section
9.1 hereof shall be asserted and resolved as follows:

          (a) In the event that any claim or demand for which any Shareholder (the "Indemnifying Party") would be liable to UFP, Newco and/or the Surviving Corporation (an "Indemnified Party") is asserted against an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such claim or demand (the "Claim Notice"), specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand). The Indemnifying Party shall have 30 days from the receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the Indemnifying Party's liability to the Indemnified Party hereunder with respect to such claim or demand and (ii) if the Indemnifying Party does not dispute such liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such claim or demand, provided that the Indemnified Party is hereby authorized (but not obligated) prior to and during the Notice Period to file any motion, answer or other pleading and to take any other action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party's interests. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify hereunder and desires to defend the Indemnified Party against such claim or demand, except as hereinafter provided, the Indemnifying Party shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnifying Party to a final conclusion; provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any matter (in whole or in part) unless such settlement includes a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party, without waiving any rights against the Indemnifying
     Party, may settle or defend against any such claim or demand in the Indemnified Party's sole discretion and, if it is ultimately determined that the Indemnifying Party is responsible therefor under this Section 9, then the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including, without limitation, interest from the date such costs and expenses were incurred.

          (b) If at any time, in the reasonable opinion of the Indemnified Party, notice of which shall be given in writing to the Indemnifying Party, any such claim or demand seeks material prospective relief which could have a materially adverse effect on the business, operations, prospects, assets, liabilities or condition (financial or otherwise) of any Indemnified Party, the Surviving Corporation or any subsidiary of the Surviving Corporation, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such claim or demand and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party should elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of the Indemnifying Party.

          (c) In the event the Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that the Indemnifying Party disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

          (d) Nothing herein shall be deemed to prevent the Indemnified Party from making (and an Indemnified Party may make) a claim hereunder for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim or demand may be made. The Indemnified Party's failure to give reasonably prompt notice to the Indemnifying Party of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party except to the extent that the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

     9.4 Indemnification Payments by Shareholders: Adjustments. Obligations of the Shareholders under this Section 9 will be satisfied by the delivery to UFP of cash, UFP Stock and/or, to the extent sufficient to satisfy any such obligations, by UFP's exercise, in its sole discretion, of its rights to the Pledged Securities, as set forth in Section 1.4 above. The parties hereto will make appropriate adjustments for any insurance proceeds in determining the amount of any indemnification obligation under this Section 9, provided that no Indemnifying Party shall be obligated to seek any payment pursuant to the terms of any insurance policy.

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
     9.5 Release by Shareholders. Shareholders hereby release and discharge UFP and Newco and each of its officers and directors from, and agrees and covenants that in no event will the Shareholders commence any litigation or a legal or administrative proceeding against UFP, Newco or the Surviving Corporation, or any of their officers and directors, whether in law or in equity, relating to any and all claims and demands, known and unknown, suspected or unsuspected, disclosed and undisclosed, for damages, actual or consequential, past, present, and future, arising out of or in any way connected with Shareholders' ownership of Company Stock prior to the Effective Time, other than claims or demands arising out of the transactions contemplated by this Agreement and the Plan of Merger.

     9.6 Third Party Beneficiaries. The Surviving Corporation shall be third party beneficiaries of this Section 9, entitled to assert directly all rights in connection herewith with the same effect as if it were a party to this Agreement.

10. NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     10.1 Shareholders. Each Shareholder recognizes and acknowledges that it had in the past, currently has, and in the future may possibly have, access to certain confidential information of the Company, the Subsidiaries (excluding the Company's saw mill, grading, farming and cattle operation, collectively referred to as the "Excluded Operations") and/or UFP, such as lists of customers, operational policies and pricing and cost policies that are valuable, special and unique assets of the Company's, the Subsidiaries' and/or UFP's respective businesses. Except with respect to the Excluded Operations, each Shareholder agrees (and prior to Closing the Company agrees) not to disclose confidential information with respect to the Company, the Subsidiaries and/or UFP to any Person for any purpose or reason whatsoever, except to authorized representatives of UFP and to the Shareholders' counsel and their other advisers, provided that such advisers agree to the confidentiality provisions of this Section 10.1, unless (a) such information becomes known to the public generally through no fault of any Shareholder or the Company, (b) disclosure is required by law or the order of any Governmental Entity under color of law or
(c) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to disclosing any information pursuant to clause (b) or (c) above, the Shareholder shall, if possible, give prior written notice thereof to UFP and provide UFP with the opportunity to contest such disclosure. In the event of a breach or threatened breach by the Company or any Shareholder of the provisions of this Section 10.1, UFP shall be entitled to an injunction restraining the Company or such Shareholder from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting UFP from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     10.2 UFP. UFP recognizes and acknowledges that it had in the past, currently has, and in the future may possibly have, access to certain confidential information of the Company and/or the Subsidiaries, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company's and/or the Subsidiaries' respective businesses. UFP agrees that, prior to the Closing, or if there shall not be a Closing, it will not disclose confidential information with respect to the Company and/or the Subsidiaries to any Person for any purpose or reason whatsoever, except to authorized representatives of the Company and to UFP's counsel and UFP's other advisers, provided that such advisers agree to the confidentiality provisions of this Section 10.2, unless (a) such information becomes known to the public generally through no fault of UFP, (b) disclosure is required by law or the order of any Governmental Entity under color of law or
(c) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to disclosing any information pursuant to clause (b) or (c) above, UFP shall, if possible, give prior written notice thereof to the Company and provide the Company with the opportunity to contest such disclosure. In the event of a breach or threatened breach by UFP of the provisions of this Section 10.2, the Company shall be entitled to an injunction restraining UFP from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Company from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     10.3 Damages. Because of the difficulty of measuring economic losses as a result of the breach of the covenants in Sections 10.1 and 10.2 hereof, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenants may be enforced against them by injunctions and restraining orders.

11. FEDERAL SECURITIES ACT REPRESENTATIONS

     11.1 Economic Risk; Sophistication. The Shareholders jointly and severally represent and warrant to UFP that each Shareholder (a) has not relied on any purchaser representative, or on the Company or any other Shareholder, in connection with the acquisition of shares of UFP Stock hereunder; (b) each Shareholder (i) has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the shares of UFP Stock, (ii) fully understands the nature, scope and duration of the limitations on transfer of UFP Stock contained in this Agreement and (iii) can bear the economic risk of an investment in the shares of UFP Stock and can afford a complete loss of such investment; (c) has had an adequate opportunity to ask questions and receive answers from the officers of UFP concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the officers and directors of UFP, the plans for the operations of the business of UFP, the business, operations and financial condition of UFP, and any plans for additional acquisitions and the like; and (d) has asked any and all questions in the nature described in the preceding sentence and all questions have been answered to such Shareholder's satisfaction.

     11.2 Sales of Stock.

          (a) By execution and delivery of this Agreement, the Shareholders jointly and severally represent and warrant to UFP that none of the Shareholders has any contract, undertaking, agreement or arrangement, written or oral, with any other Person to sell, transfer, pledge, assign or grant participation in any shares of UFP Stock to be acquired by such Shareholder.

          (b) Each Shareholder agrees that prior to the first anniversary of the Closing Date with respect to the shares of UFP Stock to be received by such Shareholder in the Merger (the "Restricted Shares"), such Shareholder will not, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of such Restricted Shares.

          (c) Each Shareholder acknowledges and agrees that UFP will not provide such Shareholder with a prospectus for such Shareholder's use in selling the shares of UFP Stock to be received by such Shareholder in the Merger, and each Shareholder agrees to sell such shares only in accordance with the requirements, if any, of Rule 145(d) promulgated under the Securities Act of 1933, as amended (the "1933 Act").

          (d) The certificate or certificates evidencing the Restricted Shares will bear a legend substantially in the form set forth below and containing such other information as UFP may deem necessary or appropriate:

     The shares represented by this certificate are subject to a holding period expiring on the first anniversary of the closing of the transactions contemplated in that certain Agreement and Plan of Reorganization, dated March 30, 1998, among the Issuer and the Shareholders of Shoffner Industries, Inc., a north Carolina corporation (the "Merger Agreement"). Prior to the expiration of such holding period, such shares may not be sold, transferred, pledged or assigned except as such shares may be pledged to UFP in accordance with the Merger Agreement, and the Issuer shall not be required to give effect to any attempted sale, transfer, pledge or assignment. Upon the written request of the Holder of this Certificate, the Issuer agrees to remove this restrictive legend (and any stop order placed with the transfer agent) when the holding period has expired.

     The shares represented by this Certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. These shares may only be sold, transferred, pledged or assigned in accordance with the terms of such Rule.

12. GENERAL

     12.1 Termination. This Agreement may be terminated at any time prior to the Closing solely:

          (a) by mutual consent of the board of directors of UFP and the Shareholders' Representatives acting on behalf of all of the Shareholders;

          (b) by the Shareholders' Representatives acting on behalf of all of the Shareholders, on the one hand, or by UFP (acting through its board of directors) on the other hand, if the Closing shall not have occurred on or before April 30, 1998 (the "Termination Date"); provided that the right to terminate this Agreement under this Section 12.1(b) shall not be available to either party (with the Shareholders and the Company deemed to be a single party for this purpose) whose material misrepresentation, breach of representation, covenant or warranty or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

          (c) by the Shareholders' Representatives acting, on behalf of all of the Shareholders, on the one hand, or by UFP (acting through its board of directors), on the other hand, if there is or has been a material breach, failure to fulfill or default on the part of the other party (with the Shareholders and the Company deemed to be a single party for this purpose) of any of the representations and warranties contained herein or in the due and timely performance and satisfaction of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made or shall not reasonably be expected to occur before the earlier to occur of (i) the Termination Date, or (ii) fifteen (15) days after the defaulting party receives notice of such default; or

          (d) by the Shareholders and the Company as a group, on the one hand, or by UFP, on the other hand, if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make the consummation of the Merger illegal.

     12.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11.1 hereof, this Agreement shall forthwith become void (except for this Section 12.2 and Sections 8, 12.8 and 12.11 hereof), and there shall be no liability or obligation on the part of any party hereto (except with respect to such excluded sections). Notwithstanding the foregoing, if such termination is due to a material breach or material failure to fulfill any of the representations, warranties, covenants or agreements set forth in this Agreement on the part of either party hereto (with the Shareholders and the Company deemed to be a single party for purposes of this Section 12.2), then such party shall be liable to the other party hereto (a) to the extent of the expenses (including, without limitation, attorneys' fees) incurred by such other party in connection with this Agreement and the transactions contemplated hereby and (b) in the case of a breach of any of the representations or warranties that is known when made or should have been known with the exercise of reasonable diligence or the willful failure to fulfill any of the covenants or agreements set forth herein, also for damages in accordance with applicable law.

     12.3 Cooperation. At any time and from time to time after the Closing, each of the parties hereto shall upon the request of any other, perform, execute, acknowledge and deliver such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required for the purpose of carrying out this Agreement. In connection therewith, if required by UFP, the Shareholders shall cause the President and Chief Financial Officer of the Company to execute any documentation reasonably required by UFP's independent public accountants (in connection with such accountant's audit of the Company) or the NASDAQ Stock Market. The Shareholders will also cooperate and cause the present officers, directors and employees of the Company to cooperate with UFP on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Return, filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

     12.4 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of UFP, and the heirs and legal representatives of the Shareholders.

     12.5 Entire Agreement. This Agreement (which includes the Schedules and Annexes hereto) sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral and including, without limitation, the letter of intent dated February 17, 1998, are superseded by this Agreement.

     12.6 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by fax) by the parties.

     12.7 Brokers and Agents.

          (a) UFP represents and warrants to the Shareholders that it has not employed any broker or agent in connection with the transactions contemplated by this Agreement and agrees to indemnify the Shareholders against all loss, cost, damages or expense relating to or arising out of claims for fees or commission of any broker or agent employed or alleged to have been employed by such indemnifying party.

          (b) The Subject Parties jointly and severally represent and warrant to UFP that no Subject Party has employed any broker or agent in connection with the transactions contemplated by this Agreement and agrees to indemnify UFP (irrespective of the limitations set forth in Section 9.1(c) of this Agreement) against all loss, cost, damages or expense relating to or arising out of claims for fees or commission of any broker or agent employed or alleged to have been employed by such indemnifying party.

     12.8 Expenses. UFP has paid and will pay the fees, expenses and disbursements of UFP and Newco and their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement. UFP has paid and will pay all costs incurred in connection with the due diligence investigation of the Company by UFP including, without limitation, appraisals and environmental assessments. If this Agreement is terminated, then UFP shall reimburse Shoffner for the costs of the environmental assessments within ten (10) business days of receipt of a written demand for payment. The Shareholders (and not the Company) have paid and will pay the fees, expenses and disbursements of the Shareholders, the Company, the Subsidiaries and their agents, representatives, financial advisors, accountants and counsel incurred in connection with the subject matter of this Agreement.

     12.9 Specific Performance, Remedies. Each party hereto acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties' covenants and agreements contained in this Agreement. The remedies provided for in Section 9 hereof shall be the exclusive remedies for UFP and the Surviving Corporation after Closing in any action seeking damages or any other form of monetary relief brought by any such party against any Shareholder, provided that, nothing in this Agreement shall be construed to limit the right of a party to seek specific performance or injunctive or other equitable relief for a breach or threatened breach of this Agreement. Furthermore, nothing in this Agreement shall limit or restrict in any manner any rights or remedies which any party has, or might have, at law, in equity or otherwise, against any other party after Closing based on any willful misrepresentation, willful breach of warranty or willful failure to fulfill any covenant or agreement set forth herein. Except for the covenant of UFP and Newco in Section 6.15 above, notwithstanding anything to the contrary, in the event Closing occurs (a) neither the Surviving Corporation, the Subsidiaries nor UFP shall have any liability to the Shareholders (including, without limitation, by way of contribution, offset or otherwise) as a result of the Company's breach of any representation, warranty or covenant in this Agreement or the failure of the Company to fulfill any obligation or covenant hereunder and (b) any such breach or failure referred to in (a) shall not in any way limit or reduce the obligations of the Shareholders under this Agreement.

     12.10 Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by fax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

If to UFP, Newco or                   with a required copy to:
the Surviving Corporation:

Universal Forest Products, Inc.       Varnum, Riddering, Schmidt & Howlett LLP
2801 East Beltline, N.E.              333 Bridge Street, N.W., P.O. Box 352
Grand Rapids, MI 49505                Grand Rapids, MI 49501-0352
Attn: Matthew J. Missad               Attn: Michael G. Wooldridge, Esq.
(Fax: 616-364-5558)                   (Fax: 616-336-7000)

If to the Company:                    with a required copy to:

Shoffner Forest Products, Inc.        Wishart, Norris, Henninger & Pittman, P.A.
3231 Staley Store Road                3120 South Church Street
Liberty, NC 27298                     Burlington, NC 27215
Attn: Carroll M. Shoffner             Attn: Dorn Pittman, Esq.
                                      (Fax: 910-584-3994)

If to any Shareholder to:             with a required copy to:

Carroll M. Shoffner                   Wishart, Norris, Henninger & Pittman, P.A.
3063 Huffman Mill Road                3120 South Church Street
Burlington, NC 27215                  Burlington, NC 27215
                                      Attn: Dorn Pittman, Esq.
Gary A. Wright                        (Fax: 910-584-3994)
820 Kimberly Road
Burlington, NC 27215

Regina S. Trollinger
2808 Riley's Trail
Burlington, NC 27215

Cindy D. Shoffner
6418 Paw-Paw Trail
Ooltewah, TN 37363

or to such other address as the Person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, faxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

     12.11 Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of Michigan.

     12.12 Absence of Third Party Beneficiary Rights. Except as specifically provided herein, no provision of this Agreement is intended, nor will be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner of any party hereto or any other Person.

     12.13 Mutual Drafting. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

     12.14 Further Representation. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences.

     12.15 Amendment; Waiver. This Agreement may be amended by the parties hereto at any time prior to the Closing by execution or waiver of an instrument in writing signed (subject to Section 12.17 below) on behalf of each of the parties hereto. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     12.16 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such Person or circumstance in any other jurisdiction or to other Persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

     12.17 Shareholders' Representatives. The Shareholders hereby irrevocably designate and appoint Carroll M. Shoffner for all of the Shareholders other than those Shareholders holding their respective shares of Company Stock as trusts, as to which John P. Gerlach, the Independent Special Trustee of each of those Shareholders, shall be those Shareholders' Representative, or either of them, as their agents and attorneys-in-fact ("Shareholders' Representatives") with full power and authority (i) to execute, deliver and receive on their behalf all notices, requests and other communications hereunder; (ii) to fix and alter on their behalf the time, date and place of the Closing; (iii) to waive, amend, or modify on their behalf any provisions of this Agreement; and (iv) to execute such instruments and documents contemplated hereby and take such other action on their behalf in connection with this Agreement, the Closing and the transactions contemplated hereby as such agent or agents deem appropriate; provided, however, that no such waiver, amendment, or modification may be made if it would decrease the number of shares to be issued to the Shareholders hereunder or increase the indemnification obligations of the Shareholders arising under Section 9 hereof.

     12.18 Shareholder Authorization. The Shareholders, being all of the shareholders of the Company, in accordance with Section 55-7-05 and Section 55-11-03 of the North Carolina Statute, do hereby consent in writing to the following resolution, with the same force and effect as if adopted at a meeting of the shareholders of the Company, duly called and held in accordance with law and the Bylaws of the Company.

          RESOLVED, that, in accordance with Section 55-11-03 of the North Carolina Business Corporation Act, this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby be and hereby are approved with any required notice as therein provided being expressly waived.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    UNIVERSAL FOREST PRODUCTS, INC.

                                    By: /s/ Matthew J. Missad
                                    Name:   Matthew J. Missad
                                    Title:  Exec. Vice President

                                    UFP ACQUISITION CORP. II

                                    By: /s/ Matthew J. Missad
                                    Name:   Matthew J. Missad
                                    Title:  President

                                    SHOFFNER INDUSTRIES, INC.

                                    By: /s/ Gary A. Wright
                                    Name:   Gary A. Wright
                                    Title:  President

                       [SIGNATURES CONTINUED ON NEXT PAGE]

WITNESSES:                        SHAREHOLDERS:


                                        /s/ Carroll M. Shoffner
                                  Name: Carroll M. Shoffner

                                        /s/ Gary A. Wright
                                  Name: Gary A. Wright

                                        /s/ Regina S. Trollinger
                                  Name: Regina S. Trollinger

                                        /s/ Cindy D. Shoffner
                                  Name: Cindy D. Shoffner

                                        /s/ John P. Gerlach
                                  Name: Carroll M. Shoffner Charitable
                                        Remainder Annuity Trust, by John P.
                                        Gerlach, its Independent Special Trustee

                                        /s/ John P. Gerlach
                                  Name: Carroll M. Shoffner Charitable
                                        Remainder Unitrust, by John P. Gerlach,
                                        its Independent Special Trustee

     For good and valuable consideration, including the mutual promises contained in this Agreement, Shoffner Investments, LLC hereby executes this Agreement as of the day and year first above written for the purpose of agreeing to execute, deliver and perform the obligations of Shoffner Investments, LLC pursuant to the Leased Property Purchase Agreement attached as Annex VIII hereto.

                                   SHOFFNER INVESTMENTS, LLC

                                   By: /s/ Carroll M. Shoffner
                                   Name:   Carroll M. Shoffner
                                   Title:  Manager

                                 PLAN OF MERGER


     PLAN OF MERGER, dated as of March 30, 1998, by and among UNIVERSAL FOREST PRODUCTS, INC., a Michigan corporation ("UFP"), UFP ACQUISITION CORP. II, a Michigan corporation and a subsidiary of UFP ("Newco"), and SHOFFNER INDUSTRIES, INC., a North Carolina corporation (the "Company") (Newco and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                                    RECITALS

     A. Prior to the execution of this Plan of Merger (the "Plan"), UFP, Newco, the Company, and the Shareholders of the Company have entered into an Agreement and Plan of Reorganization dated as of March 30, 1998 (the "Agreement") providing for certain representations, warranties, and agreements in connection with the contemplated transaction.

     B. The Board of Directors of UFP, Newco, and the Company have approved the merger of the Company with and into Newco (the "Merger") upon the terms and subject to the conditions set forth herein and in the Agreement.

     C. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization with the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     D. Immediately upon consummation of the Merger, the name of Newco shall be changed to Shoffner Industries, Inc.

                                    AGREEMENT

     Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

     1.1 The Merger.

          (a) At the Effective Time (as defined in Section 1.2 below) and subject to the terms and conditions of this Plan and the Agreement, the Company shall be merged with and into Newco, and the separate existence of the Company shall thereupon cease, in accordance with the applicable provisions of the Michigan Business Corporation Act ("MBCA") and the North Carolina Business Corporation Act ("NCBCA").


                                     ANNEX I

          (b) Newco will be the surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation") and will continue to be governed by the laws of the State of Michigan, and the separate corporate existence of Newco and all of its rights, privileges, immunities and franchises, public or private, and all its duties and liabilities as a corporation organized under the MBCA will continue unaffected by the Merger.

          (c) The Merger will have the effects specified by the MBCA and the NCBCA.

     1.2 Effective Time. Following the satisfaction or waiver of the conditions precedent set forth in Sections 7 and 8 of the Agreement, Newco and the Company shall, subject to the terms and conditions of the Agreement, execute, deliver and file a "Certificate of Merger" in the form as required by the MBCA and the NCBCA. The Certificate of Merger shall be executed on and filed on or before the Closing Date. The "Effective Time" shall be the date of filing of the Certificate of Merger with the State of Michigan or, if later, the close of business on the date specified in the Certificate of Merger, which shall not be later than seven (7) days after the Closing.

                                   ARTICLE II
                            THE SURVIVING CORPORATION

     2.1 Articles of Incorporation. The Articles of Incorporation of Newco as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time.

     2.2 Bylaws. The Bylaws of Newco as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time.

     2.3 Board of Directors. From and after the Effective Time, the Board of Directors of Newco shall be the Board of Directors of Newco immediately prior to the Effective Time and at the Effective Time, Carroll M. Shoffner shall be a director of the Surviving Corporation.

     2.4 Name of Corporation. From and after the Effective Time, the name of Newco shall be Shoffner Industries, Inc.

                                   ARTICLE III
                              CONVERSION OF SHARES

     3.1 Conversion of IR Shares in the Merger. Pursuant to this Plan, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company:

          (a) Shares of Newco Stock. Each share of common stock, no par value per share of Newco, which is outstanding immediately prior to the Effective Time, shall continue to be outstanding, without any change, as an outstanding share of capital stock of the Surviving Corporation immediately after the Effective Time. Each stock certificate of Newco evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (b) Conversion of Company Stock. Subject to the terms and conditions of this Agreement, each share of common stock of the Company ("Company Stock") which is outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and converted, without any action on the part of the holder thereof, into (i) the number of shares of UFP Stock equal to the Conversion Ratio, and (ii) the right to receive the Per Share Cash Amount. All shares of Company Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of UFP Stock and the Per Share Cash Amount to be issued and paid in consideration therefor upon the surrender of such certificate in accordance with Section 3.3 of this Plan.

          (c) Conversion Ratio. The Conversion Ratio shall equal 3,000,000, divided by the number of shares of Company Stock which are outstanding immediately prior to the Effective Time (the "Final Company Shares") if the Average Price of UFP Stock (as defined in the Agreement) is both (i) greater than or equal to $13.00 and (ii) less than or equal to $17.00. If the Average Price of UFP Stock is less than $13.00, then the Conversion Ratio shall be equal to (i) $39,000,000 divided by the Average Price of UFP Stock, divided by (ii) the number of Final Company Shares, or if the Average Price of UFP Stock is greater than $17.00, then the conversion ratio shall be equal to (i) $51,000,000 divided by the Average Price of UFP Stock, divided by (ii) the number of Final Company Shares.

          (d) Per Share Cash Amount. The Per Share Cash Amount shall equal (i) the Aggregate Cash Amount divided by (ii) the number of Final Company Shares, whereby the Aggregate Cash Amount shall equal $43,800,000, subject to the adjustment provisions of Section 1.2(f) of the Agreement.

     3.2 Status of Newco Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Newco, each issued and outstanding share of common stock of Newco shall continue unchanged and remain outstanding as a share of common stock of the Surviving Corporation.

     3.3 Exchange of Company Common Stock Certificates. As of the Effective Time, certificates which represented shares of Company Stock which were outstanding immediately prior to the Effective Time (hereinafter called "Old Certificates") shall represent solely the right to receive UFP Common Stock and cash as provided in this Plan and the Agreement. At the

Effective Time, Old Certificates shall be exchangeable by the Shareholders for new stock certificates representing the number of shares of UFP Stock and cash to which the Shareholders shall be entitled. As soon as practicable after the Effective Time, UFP shall issue and deliver stock certificates representing UFP Stock in the name and to the address of the Shareholders or as otherwise provided to UFP prior to the Closing, in the amount determined under Section 3.1 of this Plan, and shall make the required payments based upon the Per Share Cash Amounts; provided, that UFP shall have received all of the Old Certificates together with properly executed transmittal materials, if any, and an executed Form W-9 by the Shareholders of the Company.

                                   ARTICLE IV
                            TERMINATION AND AMENDMENT

     4.1 Termination. This Plan shall terminate in the event of and upon termination of the Agreement.

     4.2 Amendment. This Plan may be amended by the parties hereto at any time before or after approval hereof by the shareholders of the Company. This Plan may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     4.3 Waiver. At any time prior to the Effective Time, the parties hereto may
(a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

     4.4 Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered in person or sent by confirmed facsimile, or when received if given by Federal Express or other nationally recognized overnight courier service, or five (5) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, addressed to the applicable party as follows:

     4.5 Entire Agreement. This Plan and the Agreement constitute the entire agreement among the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. The parties and their respective affiliates make no representations or warranties to each other, except as contained in the Agreement, and any and all prior representations and statements made by any party or its representatives, whether verbally or in writing, are deemed to have been merged into this Plan and the Agreement.

     4.6 Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Plan, to exercise any right or privilege conferred in this Plan, or the waiver by said party of any breach of any of the terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

     4.7 Counterparts. This Plan may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

     4.8 Severability. The invalidity of any provision of the Plan or portion of a provision shall not affect the validity of any other provision of the Plan or the remaining portion of the applicable provision.

     4.9 Governing Law. This Plan and the Agreement shall be construed in accordance with the laws of the State of Michigan, and to the extent applicable to the consequences of the Merger of the Company, the laws of the State of North Carolina.

     4.10 Binding Effect; Benefit. This Plan shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Plan, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of the Plan, including, without limitation, third party beneficiary rights.

     4.11 Assignability. This Plan shall not be assignable by any party without the prior written consent of the other parties (which consent shall not be unreasonably withheld), except that UFP may assign this Plan to a wholly owned subsidiary of UFP but such assignment shall not relieve UFP of any of its liabilities hereunder.

     4.12 Headings. The headings contained in this Plan are for convenience of reference only and shall not affect the meaning or interpretation of this Plan.

     IN WITNESS WHEREOF, the parties have executed this Plan of Merger on the date first above written.

                                       UNIVERSAL FOREST PRODUCTS, INC.

                                       By /s/ Matthew J. Missad

                                         Its Executive Vice President


                                       UFP ACQUISITION CORP. II

                                       By /s/ Matthew J. Missad

                                         Its President


                                       SHOFFNER INDUSTRIES, INC.

                                       By /s/ Gary A. Wright

                                         Its President

                                    ANNEX II
                 SHAREHOLDERS AND STOCK OWNERSHIP OF THE COMPANY

                                                              Shoffner Industries, Inc. Common Stock

              Shareholder                                   Class A             Class B        Total
Carroll M. Shoffner                                         17,887              314,863        332,750

Carroll M. Shoffner Charitable Remainder
Annuity Trust                                                  863               16,387         17,250

Carroll M. Shoffner Charitable Remainder
Unitrust                                                     5,000               95,000        100,000

Gary A. Wright                                               1,250               23,750         25,000

Regina S. Trollinger                                             0               12,500         12,500

Cindy Shoffner                                                   0               12,500         12,500
                                                           -------              -------        -------
         Totals:                                            25,000              475,000        500,000
                                                           =======              =======        =======

                                   ANNEX III


                             [DELIVERED AT CLOSING]

                    VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP
                                ATTORNEYS AT LAW

                               BRIDGEWATER PLACE
            POST OFFICE BOS 352 - GRAND RAPIDS, MICHIGAN 49501-0352
                   TELEPHONE 616/336-6000 - FAX 616/336-7000


                                 March 30, 1998


Shoffner Industries, Inc.
5631 S. NC 62
Burlington, NC 27215

Each of the Shareholders of Shoffner Industries, Inc.,
Identified on Schedule 1
c/o Mr. Carroll M. Shoffner
5631 NC 62
Burlington, NC 27215

         Re:  Agreement and Plan of Reorganization

Ladies and Gentlemen:

     We have acted as counsel to Universal Forest Products, Inc., a Michigan corporation ("UFP") and UFP Acquisition Corp. II, a Michigan corporation ("Newco") in connection with the proposed merger of Shoffner Industries, Inc., a North Carolina corporation (the "Company") with and into Newco, under the terms of the Agreement and Plan of Reorganization, dated March 20, 1998, by and among UFP, Newco, the Company and the shareholders of the Company (the "Agreement"). This opinion letter is provided to you at the request of UFP and Newco pursuant to Section 8.11 of the Agreement. Terms defined in the Agreement shall have the same meaning when used herein, unless otherwise defined herein.

     This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). Accordingly, it is subject to a number of qualifications, exceptions, limitations on coverage and other limitations, all as more particularly described in the Accord. We have reviewed and examined such certificates of public officials, corporate documents and records, and other certificates, opinions, and instruments and made such other investigations as we deemed appropriate in connection with the opinions set forth herein.

     Based upon the foregoing and upon our review of such matters of fact and law as we have deemed necessary in order to render this opinion, we advise you that in our opinion:

          1. UFP is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan, and has the corporate power to carry on its respective business as and where it is now being conducted.

                                    ANNEX IV

Shoffner Industries, Inc.
March 30, 1998
Page 2

          2. Newco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan, and has the corporate power to carry on its respective business as and where it is now being conducted.

          3. The Agreement and the Plan of Merger and the execution, delivery, and performance of the Agreement and the Plan of Merger, and the consummation of the Merger by UFP and Newco have been duly authorized, approved, and adopted by all requisite corporate action of the Board of Directors and shareholders of Newco and by the Board of Directors of UFP.

          4. All other actions and proceedings required by law and the Agreement to be taken by UFP and Newco at or prior to the Closing in connection with the Agreement have been duly and validly taken in accordance with the respective Articles of Incorporation and Bylaws of UFP and Newco and in accordance with applicable law.

          5. The Agreement and the Plan of Merger constitute valid and binding obligations of UFP and Newco in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies;

          6. The shares of UFP common stock to be issued to the Shareholders of the Company pursuant to the Agreement and the Plan of Merger, when issued as described in and pursuant to the Agreement and the Plan of Merger, will be duly issued and outstanding, fully paid and nonassessable.

          This opinion is limited to the laws of the State of Michigan and the federal laws of the United States. This opinion is furnished to you in connection with the Agreement, is solely for your benefit and may not be relied upon by any person other than you or in connection with any other transaction.

                                Very truly yours,

                    VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP

                                   SCHEDULE 1

Shareholders of Shoffner Industries, Inc.:

Carroll M. Shoffner
3063 Huffman Mill Road
Burlington, NC 27215

Gary A. Wright
820 Kimberly Road
Burlington, NC 27215

Regina S. Trollinger
2808 Riley's Trail
Burlington, NC 27215

Cindy D. Shoffner
6418 Paw-Paw Trail
Ooltewah, TN 37363

                         UNIVERSAL FOREST PRODUCTS, INC.
                            UFP ACQUISITION CORP. II

             Officer's Certificate Accompanying VRS&H Legal Opinion



     The  undersigned,  Matthew J. Missad,  the  Secretary  of Universal  Forest
Products, Inc., a Michigan corporation ("UFP") and the President of UFP Acquisition Corp. II, a Michigan corporation ("Newco") hereby certifies that he has been duly elected and qualified and is acting in such capacities and that, as such, he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies as follows, with the knowledge that the law firm of Varnum, Riddering, Schmidt & Howlett LLP will be relying on such certifications for purposes of rendering a legal opinion as to various matters as contemplated by the Agreement and Plan of Reorganization dated as of March 30, 1998, by and among Universal Forest Products, Inc., UFP Acquisition Corp. II, Shoffner Industries, Inc. and the shareholders of Shoffner Industries, Inc. (the "Merger Agreement") (defined terms not otherwise defined in this Certificate shall have the meaning ascribed to such terms in the Merger Agreement):

     1. Attached hereto as Exhibit A are true and correct copies of all Board of Directors minutes of UFP authorizing or otherwise concerning the Merger Agreement and the transactions contemplated by the Merger Agreement, and such resolutions remain in full force and effect.

     2. Attached hereto as Exhibit B are true and correct copies of all Board of Directors minutes and shareholder minutes of Newco authorizing or otherwise concerning the Merger Agreement and the transactions contemplated by the Merger Agreement, and such resolutions remain in full force and effect.

     3. As of March 1, 1998, UFP had 40,000,000 authorized shares of UFP common stock, of which 15,576,822 shares of UFP common stock were issued and outstanding. UFP has authorized the issuance of and reserved for issuance 3,000,000 shares of UFP common stock to be issued as contemplated by the Merger Agreement.

     4. UFP owns all 1,000 issued and outstanding shares of Newco common stock, free and clear of any liens, claims or encumbrances.

     5. Neither UFP nor Newco nor any of their respective subsidiaries is a party to or affected by any litigation, proceeding, or investigation before any court or by or before any federal, state, municipal, or other governmental department, commission, board, or agency, and, to the knowledge of the undersigned, no such litigation, proceeding, or investigation has been threatened against UFP, Newco, or any of their subsidiaries or their respective properties or businesses, which challenges or seeks to enjoin or otherwise prohibit the transactions contemplated by the Merger Agreement and related Plan of Merger.

     6. Neither UFP, Newco, nor any subsidiary of UFP or Newco is a party to or bound by any judgment, decree, mortgage, agreement, indenture, or other instrument which would be violated by or breached, or would prevent the consummation by UFP and Newco of the transactions contemplated by the Merger Agreement and related Plan of Merger.

     7. No consent of any third party which has not been obtained is required for UFP or Newco to enter into the Merger Agreement and Plan of Merger or to consummate the transactions contemplated thereby.


                    [signature appears on the following page]

     IN WITNESS WHEREOF, this Certificate has been executed the 30th day of March, 1998.




                                    Matthew J. Missad
                                    Secretary of Universal Forest Products, Inc.
                                    President of UFP Acquisition Corp. II



Exhibit A:        Minutes of UFP
Exhibit B:        Minutes of Newco

                                INVESTMENT LETTER


                                 March 30, 1998

Universal Forest Products, Inc.
2801 East Beltline, N.E.
Grand Rapids, Michigan   49505

Gentlemen:

     The undersigned are parties to the Agreement and Plan of Reorganization ("Agreement") executed as of March 30, 1998, by and among Universal Forest Products, Inc., a Michigan corporation ("UFP"), UFP Acquisition Corp. II, a Michigan corporation ("Newco"), Shoffner Industries, Inc., a North Carolina corporation (the "Company"), and each of the shareholders of the Company (the "Shareholders"). The capitalized terms used in this Investment Letter (the "Letter") shall have the meanings ascribed to them in the Agreement.

     The undersigned Shareholders hereby represent and warrant to UFP that:

     1. We have carefully read and understand this Letter and discussed with counsel its requirements and other applicable limitations on the sale, transfer or other disposition of the shares of UFP Stock to be received by the undersigned under the terms of the Agreement (the "UFP Shares").

     2. We do not presently have, and as of the Closing under the Agreement will not have, any plan, intention or arrangement to sell, transfer or otherwise dispose of any of the UFP Shares received pursuant to the Agreement.

     3. All of the UFP Shares will be acquired by us only for investment and not with a view to distribution or resale, and we agree that the UFP Shares may not be distributed or otherwise transferred until the expiration of at least twelve
(12) months following the Effective Date (the "Restriction Period").

         4. No UFP Shares may be sold or transferred without an effective registration statement for such UFP Shares under the Securities Act of 1933 (the "Act") or an opinion of legal counsel reasonably satisfactory to UFP that registration is not required under the Act. In addition, during the one (1) year period immediately following the first anniversary of the Effective Date, the UFP Shares may not be distributed without an opinion from Wishart, Norris, Henninger & Pittman, or other legal or accounting firm (reasonably satisfactory to UFP) that such disposition will not disqualify the transaction contemplated by the Agreement as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code. Nothing in this Letter shall prohibit us from pledging any or all of the UFP Shares received by us as a result of the Agreement as collateral to secure bona fide indebtedness to a financial

                                   ANNEX V-A

Universal Forest Products, Inc.
March 30, 1998
Page 2


institution, provided that such institution agrees to be subject to restrictions on sale, transfer or disposal of any such UFP Shares which are similar to those set forth herein, and the terms of such indebtedness preclude any default by borrower until the expiration of the Restriction Period.

     5. We own 96.55% of the issued and outstanding shares of capital stock in the Company. We agree that, prior to Closing under the Agreement, we will not sell, transfer or otherwise dispose of any stock which we own in the Company.

     6. We understand that, to enforce the foregoing commitments, stock transfer instructions will be given to UFP's transfer agent with respect to the UFP Shares and that there will be placed on the certificate(s) for the UFP Shares, or any substitution therefor, a legend stating in substance:

         The shares represented by this certificate are subject to a holding period expiring on the first anniversary of the closing of the transactions contemplated in that certain Agreement and Plan of Reorganization, dated March 30, 1998, among the Issuer and the Shareholders of Shoffner Industries, Inc., a North Carolina corporation (the "Merger Agreement"). Prior to the expiration of such holding period, such shares may not be sold, transferred, pledged or assigned except as such shares may be pledged to UFP in accordance with the Merger Agreement, and the Issuer shall not be required to give effect to any attempted sale, transfer, pledge or assignment. Upon the written request of the Holder of this Certificate, the Issuer agrees to remove this restrictive legend (and any stop order placed with the transfer agent) when the holding period has expired.

         The shares represented by this Certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. These shares may only be sold, transferred, pledged or assigned in accordance with the terms of such Rule.

     It is further understood and agreed that any such legend shall be removed by delivery of substitute certificates without such legend and the related stock transfer restriction shall be lifted forthwith if (a) the Shares shall have been registered under the Act and applicable state securities laws for resale, or (b) there shall have been delivered to UFP an opinion of legal counsel reasonably satisfactory to UFP to the effect that an exemption from registration under the Act and applicable state securities laws is available with respect thereto.

     7. We acknowledge receipt of UFP's annual report to its shareholders for the year ended December 28, 1996, UFP's annual report on Form 10-K for the year ended December 28, 1997, UFP's Proxy Statement for the annual meeting of its shareholders, held on April 23, 1997, and UFP's Form 10-Q Reports for each of the first three quarters of the fiscal year ended December 27, 1997. We further acknowledge that we have such knowledge and experience in

Universal Forest Products, Inc.
March 30, 1998
Page 3

financial and business matters that we are capable of evaluating alone or together with our representative or representatives the merits and risks of an investment in the UFP Shares and that we are able to bear the economic risk of such investment.

     8. This Letter may be executed in counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute but one instrument.


                             Very truly yours,


                             Carroll M. Shoffner



                             Gary A. Wright



                             Regina S. Trollinger



                             Cindy D. Shoffner



                             Carroll M. Shoffner Charitable Remainder Unitrust


                             By
                                John P. Gerlach, its Independent Special Trustee

                                INVESTMENT LETTER


                                 March 30, 1998

Universal Forest Products, Inc.
2801 East Beltline, N.E.
Grand Rapids, Michigan   49505

Gentlemen:

     The undersigned is a party to the Agreement and Plan of Reorganization ("Agreement") executed as of March 30, 1998, by and among Universal Forest Products, Inc., a Michigan corporation ("UFP"), UFP Acquisition Corp. II, a Michigan corporation ("Newco"), Shoffner Industries, Inc., a North Carolina corporation (the "Company"), and each of the shareholders of the Company (the "Shareholders"). The capitalized terms used in this Investment Letter (the "Letter") shall have the meanings ascribed to them in the Agreement.

     The undersigned Shareholder hereby represents and warrants to UFP that:

     1. I have carefully read and understand this Letter and discussed with counsel its requirements and other applicable limitations on the sale, transfer or other disposition of the shares of UFP Stock to be received by the undersigned under the terms of the Agreement (the "UFP Shares").

     2. I do not presently have, and as of the Closing under the Agreement will not have, any plan, intention or arrangement to sell, transfer or otherwise dispose of any of the UFP Shares received pursuant to the Agreement.

     3. All of the UFP Shares will be acquired by the undersigned only for investment and not with a view to distribution or resale, and I agree that the UFP Shares may not be distributed, except for the transfer of such shares to charitable organizations upon the termination of the trust, conditioned upon the donee agreeing to be bound by the terms and conditions of this Investment Letter.

     4. No UFP Shares may be sold or transferred without an effective registration statement for such UFP Shares under the Securities Act of 1933 (the "Act") or an opinion of legal counsel reasonably satisfactory to UFP that registration is not required under the Act. In addition, during the one (1) year period immediately following the first anniversary of the Effective Date, the UFP Shares may not be distributed without an opinion from Wishart, Norris, Henninger & Pittman, or other legal or accounting firm (reasonably satisfactory to UFP) that such disposition will not disqualify the transaction contemplated by the Agreement as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code. Nothing in this Letter shall prohibit us from pledging any or all of the UFP Shares received by

                                   ANNEX V-B
us as a result of the Agreement as collateral to secure bona fide indebtedness to a financial institution, provided that such institution agrees to be subject to restrictions on sale, transfer or disposal of any such UFP Shares which are similar to those set forth herein, and the terms of such indebtedness preclude any default by borrower until the expiration of the Restriction Period.

     5. I own 3.45% of the issued and outstanding shares of capital stock in the Company. I agree that, prior to Closing under the Agreement, I will not sell, transfer or otherwise dispose of any stock which I own in the Company.

     6. I understand that, to enforce the foregoing commitments, stock transfer instructions will be given to UFP's transfer agent with respect to the UFP Shares and that there will be placed on the certificate(s) for the UFP Shares, or any substitution therefor, a legend stating in substance:

         The shares represented by this certificate are subject to a holding period expiring on the first anniversary of the closing of the transactions contemplated in that certain Agreement and Plan of Reorganization, dated March 30, 1998, among the Issuer and the Shareholders of Shoffner Industries, Inc., a North Carolina corporation (the "Merger Agreement"). Prior to the expiration of such holding period, such shares may not be sold, transferred, pledged or assigned except as such shares may be pledged to UFP in accordance with the Merger Agreement, and the Issuer shall not be required to give effect to any attempted sale, transfer, pledge or assignment. Upon the written request of the Holder of this Certificate, the Issuer agrees to remove this restrictive legend (and any stop order placed with the transfer agent) when the holding period has expired.

         The shares represented by this Certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. These shares may only be sold, transferred, pledged or assigned in accordance with the terms of such Rule.

     It is further understood and agreed that any such legend shall be removed by delivery of substitute certificates without such legend and the related stock transfer restriction shall be lifted forthwith if (a) the Shares shall have been registered under the Act and applicable state securities laws for resale, or (b) there shall have been delivered to UFP an opinion of legal counsel reasonably satisfactory to UFP to the effect that an exemption from registration under the Act and applicable state securities laws is available with respect thereto.

     7. I acknowledge receipt of UFP's annual report to its shareholders for the year ended December 28, 1996, UFP's annual report on Form 10-K for the year ended December 28, 1997, UFP's Proxy Statement for the annual meeting of its shareholders, held on April 23, 1997, and UFP's Form 10-Q Reports for each of the first three quarters of the fiscal year ended

December 27, 1997. I further acknowledge that I have such knowledge and experience in financial and business matters that I am capable of evaluating alone or together with my representative or representatives the merits and risks of an investment in the UFP Shares and that I am able to bear the economic risk of such investment.

     8. This Letter may be executed in counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute but one instrument.


                             Very truly yours,


                             Carroll M. Shoffner
                             Charitable Remainder Annuity Trust


                             By
                               John P. Gerlach, its Independent Special  Trustee

                            NONCOMPETITION AGREEMENT


     AGREEMENT made this 30th day of March, 1998, by and between UNIVERSAL FOREST PRODUCTS, INC., a Michigan corporation ("UFP"), UFP ACQUISITION CORP. II, a Michigan corporation ("Newco"), and the undersigned shareholder of Shoffner Industries, Inc. ("Shareholder").

                                    RECITALS

     A. All of the shares of stock of the Company owned by Shareholder are being acquired pursuant to an Agreement and Plan of Reorganization, dated March 30, 1998, by and among UFP, Newco, Shoffner Industries, Inc. ("Shoffner"), and the shareholders of Shoffner (the "Reorganization Agreement"), whereby Shoffner will be merged with and into Newco.

     B. By virtue of Shareholder's experience in the industry and his complete knowledge of the business of Shoffner, the parties acknowledge and agree that Shareholder is especially qualified to successfully compete with Newco as the "Surviving Corporation" (as defined in the Reorganization Agreement).

     C. In order to preserve and protect the value of the business of Shoffner, being acquired in connection with the transaction that is subject to the Reorganization Agreement, Newco and UFP wish to make certain that Shareholder does not compete with Newco.

     D. It is a condition precedent to closing of the Reorganization Agreement that Shareholder enter into this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained below, the parties hereby agree as follows:

     1. Noncompetition Agreement.

          (a) Covenant Not to Compete. In consideration of the consummation of the Merger contemplated by the Reorganization Agreement and the receipt by Shareholder of the consideration to be received as a result of the Merger, Shareholder agrees that he will not, directly or indirectly, engage in any business currently or formerly conducted by Shoffner or any of its subsidiaries, excluding the Company's saw mill, farming, ranching, and grading operations (collectively referred to as the "Excluded Operations"), whether as an employee, proprietor, partner, stockholder (other than as a holder of publicly traded shares), consultant, or otherwise, anywhere within an area of five hundred (500) miles of any facility of UFP, during the period beginning with the date of this Agreement and ending on the third (3rd) anniversary of the date of this Agreement (the "Restricted Period").

                                    ANNEX VI

          (b) Nonsolicitation. Except with respect to the Excluded Operations, during the Restricted Period, Shareholder shall not induce or attempt to induce any customer of Shoffner or Newco to reduce its business with Newco, solicit any business for himself or others from any customer of Shoffner or Newco, or attempt to solicit any employees of the Company to leave the employ of Newco.

          (c) Remedies. Shareholder acknowledges that the restrictions contained in this Agreement, including but not limited to the geographic scope hereof and the length of the Restricted Period, are reasonable and necessary to protect the business and interests of Shoffner, Newco, and UFP and that any violation of these restrictions will cause substantial and irreparable injury to Shoffner, Newco, and UFP. Therefore, Shareholder agrees that Newco is entitled, in addition to any other remedies, to injunctive relief to secure the specific performance of this Agreement, and to prevent a breach or contemplated breach of this Agreement.

          (d) Severability. If any provision of this Agreement is held to be invalid or unenforceable, such holding shall not affect the validity or enforceability of any other provision of this Agreement, and if the claim of invalidity or unenforceability of any provision is based on the length of the term of the covenant contained herein or the area covered thereby, such provision shall not be deemed invalid or unenforceable, but shall be deemed modified to the maximum term of duration and maximum area as any court of competent jurisdiction rules is reasonable and necessary and is valid and enforceable.

     2. Nondisclosure. Shareholder agrees not to disclose any of the Confidential Business Information and/or trade secrets of Shoffner (excluding the Excluded Operations) or Newco to any person or persons outside the employ of Newco, nor use such information for Shareholder's own benefit, whether or during or subsequent to the date of this Agreement. As used herein, Confidential Business Information includes, but is not limited to, information learned by Shareholder during the course of his ownership of stock of Shoffner, or any predecessor of Shoffner (excluding the Excluded Operations) of the following types relating to Shoffner or any predecessor or affiliated corporation or entity: the identity of, or other pertinent information with respect to actual or potential customers or customer contacts; bidding and pricing strategies and policies; market studies, penetration data or other market information; sales and marketing plans, programs and strategies; sales, costs, and other financial data; research and development activities, information and plans; and plans for new products or services. Shareholder acknowledges that this obligation to maintain such confidentiality regarding any Confidential Business Information shall extend until that item is made public by Newco or an affiliate.

     3. Waiver of Breach. The waiver by any party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by that party. No waiver shall be valid unless in writing and signed by the party giving the waiver.

     4. Notices. Any notices required or appropriate to be given under this Agreement shall be made in writing and shall be deemed to be given when delivered personally or upon mailing by certified mail to the other party at their addresses listed above.

     5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Michigan.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


                                    SHAREHOLDER:






                                    UFP ACQUISITION CORP. II


                                    By

                                      Its


                                    UNIVERSAL FOREST PRODUCTS, INC.


                                    By

                                      Its

                              EMPLOYMENT AGREEMENT


     This Employment Agreement is made as of the 1st day of April, 1998, by and between SHOFFNER INDUSTRIES, INC., a Michigan corporation, with its principal offices at 3120 South Church Street, Burlington, North Carolina 27215 (the "Company"), and CARROLL M. SHOFFNER, of 3063 Huffman Mill Road, Burlington, North Carolina 27215 (the "Employee").

                                    RECITALS:

     The Company and the Employee have reached an understanding with respect to the employment of the Employee by the Company, and the parties desire to set forth their understanding with respect to such employment fully and completely in writing.

     NOW, THEREFORE, the parties agree as follows:

     1. Employment. The Company shall employ the Employee, and Employee shall work for the Company upon the terms and conditions set forth herein. All business the Employee develops and secures during the term of this Agreement shall be the exclusive property of the Company.

     2. General Duties. The Employee shall serve as the Chairman of the Board of the Company and shall perform such duties as were performed by Employee for Shoffner Industries, Inc., a North Carolina corporation, immediately before the commencement of this Agreement or as may otherwise be mutually agreed by the parties from time to time. The Employee shall perform such duties and exercise such powers as may from time to time be reasonably vested in or conferred on him by the Board of Directors, and shall observe all such reasonable directions, policies, restrictions, rules and regulations as may from time to time, consistent with his position, be imposed upon him in such capacity by the Board. Among other obligations imposed by this Agreement, Employee shall not be involved, directly or indirectly, financially or otherwise, with any competing business organization.

     3. Employment Term. The Employee's term of employment by the Company (the "Employment Term") shall be for a period expiring thirty-six (36) months from the date of this Agreement (subject to earlier termination pursuant to Section 7 below) (the "Initial Term"); provided that the Employment Term shall be renewed automatically for additional twelve (12) consecutive month periods ("Renewal Term") at the end of the Initial Term and of each such Renewal Term, unless either party notifies the other (in a written notice delivered at least thirty
(30) days prior to the end of the  Initial  Term or at any time during a Renewal
Term), that such party is terminating this Agreement effective as of the end of such Initial Term or at such designated time during any Renewal Term that is at least thirty (30) days subsequent to the date of notice.

                                   ANNEX VII

     4. Information. Employee acknowledges that the customer lists, manufacturing processes, devices, techniques, plans, methods, drawings, data, tables, calculations, letters or other paperwork, documents and know-how of the Company were designed and developed by the Company at great expense over a lengthy period of time, are secret, confidential and unique and constitute the exclusive property and trade secrets of the Company. Employee acknowledges further that any use of such property and trade secrets by Employee other than for the sole benefit of the Company will be wrongful and cause irreparable harm to the Company. Accordingly, Employee shall not, at any time during or subsequent to his employment by the Company, without the express written consent of the Company, publish, disclose or divulge to any person, firm or corporation, or use, directly or indirectly, for his own benefit or for the benefit of any person, firm or corporation, for use other than for the Company, any property, trade secrets, Confidential Information (as defined below) of the Company and its affiliates learned or obtained by him from the Company including, but not limited to the information and items set forth above. Confidential Information as used in this Agreement includes, but it not limited to, information not generally known and proprietary to the Company and its affiliates, about the Company's processes, products and services, including, but not limited to, information relating to research, development, distribution, purchasing, marketing and selling. All information disclosed to Employee or to which Employee shall obtain during such employment with the Company which Employee has a reasonable basis to believe to be Confidential Information, or which Employee has a reasonable basis to believe the Company treats its Confidential Information, shall be presumed to be Confidential Information.

     5. Salary. The Company shall pay the Employee an annual salary of Two Hundred Fifty Thousand Dollars ($250,000) ("Annual Salary") for each year of the Employee's employment. The Employee's salary shall be paid by the Company in accordance with the payroll practices of the Company.

     6.  Additional  Benefits.  In addition  to the  compensation  described  in
Section 5, the Employee shall be entitled during his term of Employment to receive such other benefits as may be provided by Universal Forest Products, Inc., the sole shareholder of the Company, to its senior executive officers, provided that such benefits shall include major medical and disability insurance coverage for Employee and his spouse.

     7. Termination of Employment. Employee's employment by the Company shall terminate immediately upon the death of the Employee or upon his inability, by reason of a mental or physical condition, to perform his duties hereunder for a period of more than ninety (90) days within any 12- month period, or for "cause," as defined below. For purposes of this Agreement, "cause" for termination shall be described in a written notice to the Employee and shall be deemed to exist if: (a) the Employee is convicted of a felony involving an intentional act of the Employee; (b) the Employee engages in dishonesty or fraud; (c) the Employee breaches his obligations under this Agreement and fails to cure such breach within thirty (30) days following notice by the Company to Employee of such breach.

     8. Duty of Employee Upon Termination. The Employee shall, upon termination of this Agreement, return to the Company all the Company's records of any sort and all literature, supplies, letters, written or printed forms, and/or memoranda pertaining to the Company's business. Such property shall be considered property of the Company at all times. Upon the termination of Employee's employment by the Company, the Company shall promptly pay Employee (or his legal representative) the amount of the Annual Salary attributable to the period prior to termination of employment.

     9. Breach by Employee. The Employee shall conduct himself at all times according to the terms and conditions of this Agreement, and failure to do so shall render the Employee liable for any loss or damage the Company may suffer on account of such failure. With respect to the irreparable harm which the Company would suffer if the Employee breaches this Agreement, the Employee agrees that the Company may specifically enforce Employee's performance under this Agreement by injunction or otherwise, and Employee shall be liable to Company for the reasonable costs and attorney fees of any such action.

     10. Benefit. This Agreement shall be binding upon and operate for the benefit of the parties and their respective heirs, representatives, successors and assigns.

     11. Entire Agreement. The parties understand and agree that this Employment Agreement is the entire Agreement between the parties regarding the terms and conditions of the Employee's employment. The terms of this Agreement may not be varied, modified, supplemented or in any other way changed by extraneous verbal or written representations by the Company or its agents to the Employee.

     12. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Michigan.

     13. Survival. The Covenants of Sections 4 and 8 shall survive the termination of this Agreement.

     14. Notice. All notices, demands, requests, consents, reports, approvals, or other communications which may be or are required to be given, served, or sent pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram or hand delivery. Each notice or communication which shall be mailed or transmitted in the manner described above shall be deemed sufficiently given, for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                   EMPLOYEE: CARROLL M. SHOFFNER



                                   Carroll M. Shoffner


                                   COMPANY: SHOFFNER INDUSTRIES, INC.


                                   By
                                      Its

                       LEASED PROPERTY PURCHASE AGREEMENT


     THIS LEASED PROPERTY PURCHASE AGREEMENT (this "Agreement") is made as of the 30th day of March, 1998, by and among SHOFFNER INVESTMENTS, LLC, a North Carolina limited liability company ("Seller"), the members of Seller (each a "Member" and collectively the "Members"), and SHOFFNER INDUSTRIES, INC., a Michigan corporation ("Newco").

                                 R E C I T A L S

     WHEREAS, Universal Forest Products, Inc. ("UFP"), Newco, Shoffner Industries, Inc. and the shareholders of Shoffner Industries, Inc. have entered into an Agreement and Plan of Reorganization dated as of the 30th day of March, 1998 (the "Agreement and Plan of Reorganization") pursuant to which Shoffner Industries, Inc. will be merged with and into Newco;

     WHEREAS, Seller owns and leases to Shoffner Industries, Inc. certain real property located in Hohenwald, Tennessee; Conway, South Carolina; and Talladega, Alabama, which properties are legally described on the attached Schedule 3.4 (collectively, the "Land");

     WHEREAS, Seller desires to sell to Newco and Newco desires to buy from Seller the Land, together with the buildings and all fixtures thereon and all other easements, appurtenances and improvements associated with the Land (the "Real Property");

     WHEREAS, the Members agree to guaranty the obligations of Seller pursuant to this Agreement;

     WHEREAS, the execution, delivery and performance of this Agreement is a condition precedent to the closing of the transactions contemplated by the Agreement and Plan of Reorganization, and the closing of the transactions contemplated by this Agreement shall be simultaneous with the closing of the transactions contemplated by the Agreement and Plan of Reorganization;

     WHEREAS, capitalized terms in this Agreement shall have the meaning ascribed to them in the Agreement and Plan of Reorganization, unless otherwise defined herein;

                                   ANNEX VIII

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. SALE AND PURCHASE.

     1.1 Sale and Purchase. Seller agrees to sell to Newco and Newco agrees to purchase from Seller the Real Property for the purchase price and according to the terms and conditions set forth in this Agreement. Newco will pay to Seller as the purchase price for the Real Property the amount of Six Million Four Hundred Thousand Dollars ($6,400,000) (the "Purchase Price"), payable by Newco in full in immediately available funds at the Closing.

     1.2 Allocation of Purchase Price. The allocation of the Purchase Price among the Real Property for purposes of Section 1060 of the Internal Revenue
Code of 1986, as amended, shall be as set forth on Schedule 1.2 to this Agreement, or as otherwise mutually agreed to by Seller and Newco. Seller and Newco agree to be bound by such determinations and allocation and to complete and attach Internal Revenue Service Form 8594 to their respective tax returns accordingly.


2. CLOSING.

     The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wishart, Norris, Henninger & Pittman, P.A. in Burlington, North Carolina, simultaneously with the closing of the transactions contemplated by the Agreement and Plan of Reorganization if all conditions to Closing shall have been satisfied or waived, or at such other time and date as Newco and Seller may mutually agree. The date on which the Closing occurs shall be referred to hereinafter as the "Closing Date." Seller shall deliver exclusive possession of the Real Property to Newco at Closing.

3. REPRESENTATIONS AND WARRANTIES OF SELLER.

     To  induce  Newco  to  enter  into  this   Agreement  and   consummate  the
transactions  contemplated  in this  Agreement,  Seller  hereby  represents  and warrants to Newco as follows (each of the representations and warranties contained in Section 3.5 through 3.12 shall be limited to the Knowledge of Seller where, for purposes of this Agreement, "Knowledge" means actual awareness of a particular fact or other matter or awareness that a prudent individual could be expected to obtain in the course of conducting a reasonably comprehensive investigation concerning the existence of such facts or other matter to the extent that such investigation would be undertaken under the circumstances. Knowledge of Seller is deemed to include actual knowledge of its officers and directors and information contained in the files and records of Seller):

     3.1 Due Organization. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, all as more particularly described on attached Schedule 3.1, and is duly authorized and qualified to do business in the places and in the manner as now conducted. Schedule 3.1 contains a true, correct and complete list of all jurisdictions in which the Seller is authorized or qualified to do business. True, complete and correct copies of the Articles of Organization and Operating Agreement, each as amended, of the Seller are attached as Schedule 3.1 (the "Charter Documents"). The minute books and other books and records of the Seller as heretofore made available to Newco are true, correct and complete in all respects. Schedule 3.1 contains and complete and accurate list of the names of each of the members and managers of Seller, and such members constitute all of the members of the Seller.

     3.2 Authorization. Seller and each of the Members have the right, power and authority to execute, deliver and perform their respective obligations under Agreement and the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of Seller and the Members, enforceable in accordance with its terms. This Agreement and the performance of this Agreement by Seller have been duly approved by Seller and all necessary limited liability company and member action has been taken.

     3.3 No Conflicts. Except as disclosed on Schedule 3.3, the execution, delivery and performance of this Agreement by the Seller will not: (a) conflict with, or result in a breach or violation of the Charter Documents; (b) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both), or require any notice, consent or approval under any agreement, contract, commitment, understanding, document or instrument to which Seller is a party or is otherwise subject; (c) violate, require any filing, consent or approval under, or result in the creation or imposition of any lien, charge or encumbrance on any of Seller's properties pursuant to any law, rule, regulation, judgment, order or decree; or (d) result in termination or any impairment of any permit, license, franchise, contractual right or other authorization of Seller.

     3.4 Real Property. Schedule 3.4 contains a complete legal description of the Real Property of Seller. With respect to each parcel of Real Property listed on Schedule 3.4:

          (a) Except as disclosed on Schedule 3.4, Seller has good and marketable title to the parcel of Real Property, free and clear of all mortgages, pledges, security interests, encumbrances, charges or other liens, easements and other restrictions, other than (i) installments of special assessments not yet delinquent, and (ii) recorded easements, covenants and restrictions which do not impair the current use, occupancy or the marketability of title, of the property subject thereto;

          (b) The legal description for the parcel contained in the deed thereof describes such parcel fully and adequately and except as described in
     Schedule 3.4, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted nonconforming use" or "permitted nonconforming structure" classifications) and do not encroach on any easement which may burden the land;

          (c) All facilities on the Real Property have received all approvals of Governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations;

          (d) There are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right to use or occupancy of any portion of the parcel of Real Property (except the leases between Seller and Shoffner Industries, Inc. identified on Schedule 3.4);

          (e) There are no outstanding options or rights of first refusal to purchase the parcel of Real Property, or any portion thereof or interest therein;

          (f) There are no parties (other than Seller and Shoffner Industries, Inc.) in possession of the parcel of Real Property other than tenants under any leases disclosed in Schedule 3.4 who are in possession of space to which they are entitled;

          (g) All facilities located on the parcel of Real Property are supplied with utilities and other services necessary for the operation of such facilities, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcel of Real Property; and

          (h) Each parcel of Real Property abuts on and has direct vehicular access to a pubic road or access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of Real Property.

     There are no (i) pending or threatened condemnation proceedings, litigation or administrative actions relating to the Real Property, or (ii) other matters affecting adversely the current use or occupancy thereof.

     3.5 Permits. Seller owns or holds all licenses, franchises, permits and other authorizations of any Governmental Entity, including, without limitation, permits, titles, licenses, franchises and certificates (the "Permits") necessary or useful to own the Real Property. Schedule 3.5 sets forth an accurate list and summary description, as of the date hereof, of all Permits. The Permits are valid, and Seller has not received any notice that any Governmental Entity intends to modify, cancel, terminate or not renew any Permit. Seller has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the

Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing. The transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to Seller by, any Permit.

     3.6 Environmental Matters.

          (a) Seller has at all times complied with and is currently in compliance with, and the Real Property and the business of Seller has at all times been owned and operated in compliance with all federal, state, local and foreign statutes (civil and criminal), common laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to Seller and its properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws"), including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of any Contaminants. "Contaminant" shall mean any of the following: (i) any substance, solid, liquid or gaseous matter, micro-organism, sound, vibration, my, heat, odor, radiation, energy vector, plasma, waste, organic or inorganic matter, whether animate or inanimate, which is deemed by any Governmental Entity or any Environmental Law to be hazardous, toxic, a pollutant, a deleterious substance or a source of pollution, (ii) any nuclear materials, and (iii) any fuel.

          (b) Seller has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Contaminants, and has reported, to the extent required by all Environmental Laws, all past and present sites owned, operated or leased by Seller where Contaminants have been treated, stored, disposed of or otherwise handled.

          (c) All Persons hired to remove, store, handle, transport, dispose, bury, incinerate, recover or treat any Contaminant in connection with the Real Property and the operation of the businesses of Seller have obtained and have at all times adhered to all franchises, permits, licenses, certificates of compliance, consents, approvals and authorizations of, and registrations with all Governmental Entities necessary to perform the services for which they have been hired.

          (d) There have been no releases or threats of releases at, from, in, on under or adjacent to any Real Property owned, operated, leased or used by Seller, except as permitted by Environmental Laws.

          (e) There is no on-site or off-site location to which Seller has transported or disposed of Contaminants or arranged for the transportation of Contaminants which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against Seller or Newco for any clean-up cost, remedial work, damage to natural resources or personal injury, including, without limitation, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          (f) There is no past or present fact, condition or circumstance relating to Seller and the Real Property that has either resulted or would result in liability under any Environmental Law.

     3.7 Insurance. Schedule 3.7 sets forth an accurate list of all insurance policies carried by Seller with respect to the Real Property. True, complete and correct copies of all current insurance policies, all of which are in full force and effect, have previously been delivered to Newco.

     3.8 Conformity with Law, Litigation. Seller has not violated any law or regulation or any order of any Governmental Entity having jurisdiction over it; and except to the extent set forth on Schedule 3.8, there are no claims, actions, suits or proceedings, pending or threatened against or affecting Seller, at law or in equity, or before or by any Governmental Entity having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received.

     3.9 Taxes. Except as set forth in Schedule 3.9, (a) Seller has timely filed, or has timely applied for extensions of time to file, all tax returns, reports, statements and other documents ("Tax Returns") required to be filed, distributed, or prepared by any of them relating to any Taxes, and all such Tax Returns which have been filed are accurate and complete in all respects; and (b) Seller has paid (or there has been paid on its behalf, or has set up an adequate reserve for the payment of), all Taxes required to be paid, withheld, or deducted, or for which Seller is liable, in respect of the fiscal periods covered by such Tax Returns, and with respect to each Tax, from the end of the fiscal period covered by the most recently filed Tax Return to the date hereof. For purposes of this Agreement, the term "Tax" shall have the meaning ascribed to it in the Agreement and Plan of Reorganization.

     3.10 No Violations. Seller is not (a) in violation of any Charter Document or (b) in default under any material contract concerning the Real Property.

     3.11 Absence of Changes. Since January 1, 1998, except for the consummation of the transactions contemplated hereby or as set forth on Schedule 3.11, there has not been: (a) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the Real Property; or (b) any sale or transfer, or any agreement to sell or transfer the Real Property to any Person.

     3.12 Disclosure. No representation or warranty by Seller contained in this Agreement, and no representation, warranty or statement contained in any list, certificate, Annex, Schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with Newco pursuant hereto or in connection with the negotiation, execution or performance hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not misleading.

4. REPRESENTATIONS AND WARRANTIES OF NEWCO.

     To  induce  Seller  to  enter  into  this   Agreement  and  consummate  the
transactions contemplated in this Agreement, Newco represents and warrants to Seller as follows:

     4.1 Due Organization. Newco is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and is duly authorized and qualified to do business in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a material adverse effect on Newco. Copies of the Articles of Incorporation and the By-laws, each as amended, (collectively, the "Newco Charter Documents") of Newco will be delivered, upon request, to Seller. Newco is not in violation of any Newco Charter Document.

     4.2 Authorization. Newco has the right, power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Newco has been duly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of Newco enforceable in accordance with its terms.

     4.3 No Conflicts. The execution, delivery and performance of this Agreement by Newco will not: (a) conflict with, or result in a breach or violation of the Newco Charter Documents; (b) materially conflict with, or result in a material default (or would constitute a default but for any requirement of notice or lapse of time or both), or require any notice, consent or approval under any agreement, contract, commitment, understanding, document or instrument to which Newco is a party or is otherwise subject; (c) violate, require any filing, consent or approval under, or result in the creation or imposition of any lien, charge or encumbrance on any of Newco's properties pursuant to any law, rule, regulation, judgment, order or decree; or (d) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of Newco.

5. COVENANTS AND OTHER AGREEMENTS.

     5.1 Access and Cooperation. From and after the date of this Agreement and until the Closing, Seller agrees to afford to the employees and representatives of Newco access to the Real Property as Newco may from time to time reasonably request. Seller agrees to cooperate with Newco, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with this Agreement.

     5.2 Conduct Pending Closing. From and after the date hereof and until the Closing, Seller agrees to:

          (a) maintain the Real Property in as good working order and condition as at present, ordinary wear and tear excepted;

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
          (b) perform all of its obligations under agreements relating to or affecting the Real Property;

          (c) keep in full force and effect present insurance policies or comparable insurance coverage;

          (d) comply with all permits, laws, rules and regulations, consent orders, and all other orders of Governmental Entities; and

          (e) maintain present lease instruments and not enter into new lease instruments with respect to the Real Property.

     5.3 Prohibited Activities. From and after the date of this Agreement and until the Closing, Seller represents, warrants and agrees that Seller has not and from the date hereof, without the prior written consent of Newco, will not:

          (a) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance, except for the items listed on Schedule 3.4 hereto, upon the Real Property;

          (b) sell assign, lease or otherwise transfer or dispose of any of the Real Property;

          (c) commit a breach of, or amend or terminate, any agreement, Permit, license or other right; or

          (d) enter into any discussions or agreements with respect to, or otherwise facilitate or attempt to facilitate, any of the foregoing.

     5.4 Amendment of Schedules. From and after the date hereof and until the Closing, Seller will promptly disclose to Newco in writing any information set forth in the Schedules to this Agreement that is not true, correct and complete and any information of the nature set forth in the Schedules that arises after the date hereof and that would have been required to be included in the Schedules if such information had been obtained on the date hereof. Such disclosure shall not limit or affect any of Newco's rights hereunder for or with respect to any misrepresentation or breach of warranty by Seller or the failure of Seller to fulfill any agreement, covenant or condition contained in this Agreement.

     5.5 Cooperation in Obtaining Required Consents and Approvals. Each party hereto shall cooperate in obtaining all consents and approvals required by
Section 6.8 hereof (which shall nonetheless continue to be the responsibility of the Seller) and Section 7.2 hereof (which shall nonetheless continue to be the responsibility of Newco).

     5.6 Notification of Certain Matters. Each party hereto shall give prompt notice to the other parties hereto of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of such party contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and
(b) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder. The delivery of any notice pursuant to this Section 5.6 shall not be deemed to
(x) modify the representations or warranties hereunder of the party delivering such notice, (y) modify the conditions set forth in Sections 6 and 7 hereof or
(z) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     5.7 Removal of Liens. Seller agrees, prior to Closing, to (a) cause all liens, mortgages, deeds of trust, financing statements and other encumbrances against the Real Property to be removed, and (b) deliver evidence to such effect that is reasonably satisfactory to Newco.

     5.8 No Public Announcement. No public announcements regarding this Agreement will be made until after approval of this Agreement by UFP's Board of Directors. Not less than three business days prior to any public announcement, the party proposing to make such announcement shall furnish the content of the announcement to the other parties to this Agreement and shall specify the date that the announcement will be made. The parties shall jointly cooperate in the preparation and content of any press release announcing the transaction.

     5.9 Title Insurance. At Seller's expense, Seller shall provide Newco with an owner's policy of title insurance for each parcel of Real Property, without standard exceptions, in the amount of the Purchase Price allocated to such parcel of Real Property, effective as of the date of Closing and shall provide Newco with a commitment for the policy at least ten (10) days prior to the Closing Date. If Newco notifies Seller of any easement, restriction, reservation or encumbrance disclosed in the commitment for the policy that is unacceptable to Newco ("Title Defect"), Seller shall have ten (10) days from the date of Newco's notice to remove the Title Defect. If Seller does not remove the Title Defect, Newco, in its discretion, may either (i) waive such defect and proceed with the closing; or (ii) terminate this Agreement whereupon all liability under this Agreement shall terminate.

     5.10 Survey. At Seller's expense, Seller shall provide Newco with a new staked land title ALTA survey of each parcel of Real Property prepared by a licensed surveyor at least ten (10) days prior to the Closing Date. This survey shall show all improvements and easements (visible or recorded), roads, and means of physical and record ingress and egress to and from the Real Property, shall be certified to Newco and any other parties named by Newco and shall be in form adequate to enable the title company to remove its standard survey exceptions. The survey shall state whether any parcel of Real Property is within any recognized floodplain. Newco's obligation to close this transaction is contingent upon Newco's approval of the survey.

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF NEWCO.

     The obligations of Newco to complete the Closing of the transactions contemplated hereby is subject to the satisfaction, at or before Closing Date, of the following conditions:

     6.1 Representations and Warranties; Performance of Obligations. All of the representations and warranties of Seller contained in this Agreement shall be true, correct and complete on the date of this Agreement and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by Seller on or before the Closing Date shall have been duly complied with, performed or satisfied; and Newco shall have received a certificate dated the Closing Date and signed by Seller to the foregoing effects.

     6.2 No Litigation. No action or proceeding before a court or any other Governmental Entity shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement and no Governmental Entity shall have taken any other action or made any request of Newco as a result of which the management of Newco reasonably deems it inadvisable to proceed with transactions hereunder.


     6.3 FIRPTA Affidavit. Newco shall have received an affidavit of Seller as to Seller's status as a domestic entity in the form reasonably acceptable to Newco.

     6.4 Warranty Deed. Newco shall have received a warranty deed in the form of Annex I for each parcel of Real Property executed in recordable form conveying to Newco fee simple title to such parcel of Real Property.

     6.5 Other Documentation. Seller shall also deliver a closing statement to Newco, together with any other documents reasonably requested by Newco to consummate the transactions contemplated by this Agreement.

     6.6 Consents and Approvals. All necessary consents and approvals of and filings with any Governmental Entity or other third Person, relating to the consummation by Seller of the transactions contemplated hereby shall have been obtained and made and shall be in full force and effect.

     6.7 Due Diligence Review. Newco shall be fully satisfied in its sole discretion with the results of its review of, and its other due diligence investigations with respect to the Real Property.

     6.8 No Material Adverse Change. No material adverse change in the Real Property shall have occurred; and Newco shall have received a certificate dated the Closing Date and signed by Seller to such effect.

     6.9 Agreement and Plan of Reorganization. The parties to the Agreement and Plan of Reorganization shall have completed the closing of the transactions contemplated by the Agreement and Plan of Reorganization.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.

     The obligation of Seller to complete the Closing of the transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions:

     7.1 Representations and Warranties, Performance of Obligations. All of the representations and warranties of Newco contained in this Agreement shall be true, correct and complete on the date of this Agreement and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by Newco on or before the Closing Date shall have been duly complied with, performed or satisfied; and the Shareholders shall have received a certificate dated the Closing Date and signed by the President or any Vice President of Newco to the foregoing effects.

     7.2 Consents and Approvals. All necessary consents and approvals of and filings with any Governmental Entity or other third Person relating to the consummation by Newco of the transactions contemplated herein shall have been obtained and made and shall be in full force and effect.

     7.3 Receipt of Purchase Price. Newco shall pay to Seller the Purchase Price in full in immediately available funds at Closing.

     7.4 Agreement and Plan of Reorganization. The parties to the Agreement and Plan of Reorganization shall have completed the Closing of the transactions contemplated by the Agreement and Plan of Reorganization.

8. INDEMNIFICATION

     8.1 Indemnification.

          (a) Seller covenants and agrees to indemnify, defend, protect, release and hold harmless Newco from, against and in respect of:

               (i) all liabilities, obligations, losses, claims, damages, actions, suits, proceedings, investigations, demands, assessments, adjustments, settlement payments, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) and deficiencies suffered, sustained, incurred or paid by Newco (or its successors) in connection with, resulting from, relating to or arising out of any of the following (collectively, "Claims"):

                    (A) any breach of any  representation  or warranty of Seller set forth in this Agreement or any certificate or other writing delivered by Seller in connection herewith;

                    (B)  any   nonfulfillment  or  breach  of  any  covenant  or
               agreement on the part of Seller set forth in this Agreement;

                    (C) the  business,  operations  or assets of Seller prior to the Closing Date, including, without limitation, all liabilities arising or out of the actions or omissions of Seller's directors, officers, members, employees or agents prior to the Closing Date; or

                    (D) any  Environmental  Law to the  extent  that such  Claim relates to or arises out of, in whole or in part, any activity occurring, condition existing, omission to act or other matter existing prior to the Closing Date; and

               (ii) any and all actions, suits, claims, proceedings, investigations, allegations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable attorneys' fees and expenses) incident to any of the foregoing or to the enforcement of this Section 8. 1.

          (b) No loss, damage or expense shall be deemed to have been sustained by Newco or the Surviving Corporation under this Section 8.1 to the extent of insurance proceeds paid to Newco or the Surviving Corporation as a result of the event giving rise to such right of indemnification.

     8.2 Survival. The representations, warranties and covenants given or made by Seller in this Agreement or in any certificate or other writing furnished in connection herewith shall survive

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
the Closing until the second anniversary of the Closing Date and shall thereafter terminate and be of no further force or effect, except that (a) all representations and warranties relating to Tax matters or compliance with Environmental Laws involving Seller shall survive the Closing for the period of the applicable statutes of limitation plus any extensions or waivers thereof,
(b) all covenants of Seller which are to be performed as are performable after Closing shall survive the Closing without limitation and (c) any representation, warranty or covenant as to which a claim (including, without limitation, a contingent claim) shall have been asserted during the survival period shall continue in effect with respect to such claim until such claim shall have been finally resolved or settled. Each party shall be entitled to rely upon the representations and warranties of the other party or parties set forth herein regardless of any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing.

     8.3 Indemnification Procedure. All claims for indemnification under Section
8.1 hereof shall be asserted and resolved as follows:

          (a) In the event that any claim or demand for which any Shareholder (the "Indemnifying Party") would be liable to Newco and/or the Surviving Corporation (an "Indemnified Party") is asserted against an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such claim or demand (the "Claim Notice"), specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand). The Indemnifying Party shall have 30 days from the receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the Indemnifying Party's liability to the Indemnified Party hereunder with respect to such claim or demand and (ii) if the Indemnifying Party does not dispute such liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such claim or demand, provided that the Indemnified Party is hereby authorized (but not obligated) prior to and during the Notice Period to file any motion, answer or other pleading and to take any other action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party's interests. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify hereunder and desires to defend the Indemnified Party against such claim or demand, except as hereinafter provided, the Indemnifying Party shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnifying Party to a final conclusion; provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any matter (in whole or in part) unless such settlement includes a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party, without waiving any rights against the Indemnifying Party, may settle or defend against any such claim or demand in the Indemnified Party's sole discretion and, if it is ultimately determined that the Indemnifying Party is responsible therefor under this Section 8, then the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including, without limitation, interest from the date such costs and expenses were incurred.

          (b) If at any time, in the reasonable opinion of the Indemnified Party, notice of which shall be given in writing to the Indemnifying Party, any such claim or demand seeks material prospective relief which could have a materially adverse effect on the business, operations, prospects, assets, liabilities or condition (financial or otherwise) of any Indemnified Party, the Surviving Corporation or any subsidiary of the Surviving Corporation, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such claim or demand and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party should elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of the Indemnifying Party.

          (c) In the event the Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that the Indemnifying Party disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

          (d) Nothing herein shall be deemed to prevent the Indemnified Party from making (and an Indemnified Party may make) a claim hereunder for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim or demand may be made. The Indemnified Party's failure to give reasonably prompt notice to the Indemnifying Party of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party except to the extent that the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

     8.4 Indemnification Payments by Seller: Adjustments. Obligations of the Seller under this Section 8 will be satisfied by the delivery to Newco of cash to the extent sufficient to satisfy any such obligations, by Newco's exercise, in its sole discretion, of its rights to set off as described in Section 8.5 hereof. The parties hereto will make appropriate adjustments for any insurance proceeds in determining the amount of any indemnification obligation under this Section 8, provided that no Indemnifying Party shall be obligated to seek any payment pursuant to the terms of any insurance policy.

     8.5 Right to Set Off. Newco shall have the right to set off, in whole or in part, amounts owed, or amounts that Newco believes in good faith are or may be owing by Seller under Section 8.1 hereof, or any other provision of this Agreement, against any obligation of Newco to Seller under this Agreement.

     8.6 Third Party Beneficiaries. The Surviving Corporation (as successor to Newco) shall be third party beneficiaries of this Section 8, entitled to assert directly all rights in connection herewith with the same effect as if it were a party to this Agreement.

9. GENERAL

     9.1 Termination. This Agreement may be terminated at any time prior to the Closing only if the Agreement and Plan of Reorganization is validly terminated in accordance with its terms.

     9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1 hereof, this Agreement shall forthwith become void (except for this Section 9.2 and Sections 8, 9.8 and 9.11 hereof), and there shall be no liability or obligation on the part of any party hereto (except with respect to such excluded sections). Notwithstanding the foregoing, if such termination is due to a material breach or material failure to fulfill any of the representations, warranties, covenants or agreements set forth in this Agreement on the part of either party hereto, then such party shall be liable to the other party hereto (a) to the extent of the expenses (including, without limitation, attorneys' fees) incurred by such other party in connection with this Agreement and the transactions contemplated hereby and (b) in the case of a breach of any of the representations or warranties that is known when made or should have been known with the exercise of reasonable diligence or the willful failure to fulfill any of the covenants or agreements set forth herein, also for damages in accordance with applicable law.

     9.3 Cooperation. At any time and from time to time after the Closing, each of the parties hereto shall upon the request of any other, perform, execute, acknowledge and deliver such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required for the purpose of carrying out this Agreement. Seller will also cooperate and cause the present officers, directors and employees of Seller to cooperate with Newco on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Return, filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

     9.4 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Newco and Seller.

     9.5 Entire Agreement. This Agreement (which includes the Schedules and Annexes hereto) and the Agreement and Plan of Reorganization sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral (except the Agreement and Plan of Reorganization) and including, without limitation, the letter of intent dated February 17, 1998, are superseded by this Agreement.

     9.6 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by fax) by the parties.

     9.7 Brokers and Agents.

          (a) Newco represents and warrants to Seller that it has not employed any broker or agent in connection with the actions contemplated by this Agreement and agrees to indemnify Seller against all loss, cost, damages or expense relating to or arising out of claims for fees or commission of any broker or agent employed or alleged to have been employed by such indemnifying party.

          (b) Seller represents and warrants to Newco that Seller has not employed any broker or agent in connection with the transactions contemplated by this Agreement and agrees to indemnify Newco against all loss, cost, damages or expense relating to or arising out of claims for fees or commission of any broker or agent employed or alleged to have been employed by such indemnifying party.

     9.8 Expenses. Newco has paid and will pay the fees, expenses and disbursements of Newco and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement. Newco has paid and will pay all costs incurred in connection with the due diligence investigation of the Real Property by Newco. Seller paid and will pay the fees, expenses and disbursements of Seller and its agents, representatives, financial advisors, accountants and counsel incurred in connection with the subject matter of this Agreement. Seller shall pay all transfer taxes and recording fees with respect to the transfer of the Real Property.

     9.9 Specific Performance, Remedies. Each party hereto acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties' covenants and agreements contained in this Agreement. The remedies provided for in Section 8 hereof shall be the exclusive remedies for Newco and the Surviving Corporation after Closing in any action seeking damages or any other form of monetary relief brought by any such party against Seller, provided that, nothing in this Agreement shall be construed to limit the right of a party to seek specific performance or injunctive or other equitable relief for a breach or threatened breach of this Agreement. Furthermore, nothing in this Agreement shall limit or restrict in any manner any rights or remedies which any party has, or might have, at law, in equity or otherwise, against any other party after Closing based on any willful misrepresentation, willful breach of warranty or willful failure to fulfill any covenant or agreement set forth herein.

     9.10 Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by fax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

If to Newco:                          with a required copy to:

UFP Acquisition Corp. II              Varnum, Riddering, Schmidt & Howlett LLP
2801 East Beltline, N.E.              333 Bridge St., N.W., P.O. Box 352
Grand Rapids, MI 49505                Grand Rapids, MI 49501-0352
Attn: Matthew J. Missad               Attn: Michael G. Wooldridge, Esq.
(Fax: 616-364-5558)                   (Fax: 616-336-7000)

If to Seller or any Member:           with a required copy to:

Shoffner Investments, LLC             Wishart, Norris, Henninger & Pittman, P.A.


5631 S. NC 62                         3120 South Church Street
Burlington, NC 27215                  Burlington, NC 27215
Attn: Carroll M. Shoffner             Attn: Dorn Pittman, Esq.
(Fax: 910-_____________)              (Fax: 910-584-3994)



or to such other address as the Person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, faxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

     9.11 Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of Michigan.

     9.12 Absence of Third Party Beneficiary Rights. Except as specifically provided herein, no provision of this Agreement is intended, nor will be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner of any party hereto or any other Person.

     9.13 Mutual Drafting. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

     9.14 Further Representation. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences.

     9.15 Amendment; Waiver. This Agreement may be amended by the parties hereto at any time prior to the Closing by execution or waiver of an instrument in writing signed (subject to Section 9.17 below) on behalf of each of the parties hereto. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     9.16 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such Person or circumstance in any other jurisdiction or to other Persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

     9.17 Members' Representatives. The Members hereby irrevocably designate and appoint Carroll M. Shoffner, as their agents and attorneys-in-fact ("Members' Representatives") with full power and authority (i) to execute, deliver and receive on their behalf all notices, requests and other communications hereunder; (ii) to fix and alter on their behalf the time, date and place of the Closing; (iii) to waive, amend, or modify on their behalf any provisions of this Agreement; and (iv) to execute such instruments and documents contemplated hereby and take such other action on their behalf in connection with this Agreement, the Closing and the transactions contemplated hereby as such agent or agents deem appropriate; provided, however, that no such waiver, amendment, or modification may be made if it would decrease the number of shares to be issued to the Shareholders hereunder or increase the indemnification obligations of the Shareholders arising under Section 8 hereof.

The parties have signed this Agreement as of the date first above written.

                                     SELLER:

                                      SHOFFNER INVESTMENTS, LLC,
                                      a North Carolina limited liability company


                                      By:

                                         Its:


                                      NEWCO:


                                      SHOFFNER INDUSTRIES, INC.
                                      a Michigan corporation


                                      By:

                                         Its:

                                    GUARANTY

     The undersigned Members of Shoffner Investments, LLC hereby jointly and severally unconditionally and irrevocably guaranty to Newco the full and prompt payment of all amounts to be paid by Seller to Newco pursuant to this Agreement. In the event that Seller defaults in the prompt payment of any obligations of Seller under this Agreement (the "Obligations"), each undersigned Member agrees, jointly and severally, on demand by Newco, to pay all sums due to Newco by Seller. Each of the undersigned Members hereby waives (i) any notice of acceptance of this guaranty by Newco, (b) presentment for payment, notice of nonpayment or dishonor, protest or notice of protest, or diligence in collection, (c) any rights or defenses based upon the happening or failure to happen from time to time of any one of the following events: (i) the forbearance or delay in collecting the Obligations, (ii) the failure of Newco to pursue any remedies Newco may have against Seller, or (iii) the change, modification or extension of the terms of any of the Obligations. Notwithstanding anything to the contrary set forth in this paragraph, Newco must comply with the notice requirements and time limitations set forth in this Agreement.

                                         MEMBERS OF SHOFFNER INVESTMENTS, LLC


                                         Name:
                                         Address:




                                         Name:
                                         Address:




                                         Name:
                                         Address:

                              ANNEXES AND SCHEDULES
                      TO LEASED PROPERTY PURCHASE AGREEMENT


Annex I         -   Form of Warranty Deed

Schedule 1.2    -   Allocation of Purchase Price
Schedule 3.1    -   Due Organization and Charter Documents
Schedule 3.3    -   No Conflicts
Schedule 3.4    -   Legal Description of Real Property and Description of Leases
Schedule 3.5    -   Permits
Schedule 3.7    -   Insurance
Schedule 3.8    -   Conformity with Law; Litigation
Schedule 3.9    -   Taxes
Schedule 3.11   -   Absence of Changes

                           SAW MILL PURCHASE AGREEMENT


     THIS SAW MILL PURCHASE AGREEMENT (this "Agreement") is made as of the 30th day of March, 1998, by and among SHOFFNER INDUSTRIES, INC., a Michigan corporation ("Seller") and SHOFFNER FOREST PRODUCTS, INC., a North Carolina corporation ("Purchaser").

                                 R E C I T A L S

     WHEREAS, Universal Forest Products, Inc. ("UFP"), UFP Acquisition Corp. II ("Newco"), Seller, Purchaser, and the other shareholders of Seller have entered into an Agreement and Plan of Reorganization dated as of the 30th day of March, 1998 (the "Merger Agreement") pursuant to which Seller will be merged with and into Newco;

     WHEREAS, Seller owns and operates certain real estate, equipment and inventory used in a Saw Mill Operation located at the property described in attached Schedule A (the "Saw Mill Operation").

     WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to buy from Seller that certain real estate, equipment and inventory used in the Saw Mill Operation;

     WHEREAS, the execution, delivery and performance of this Agreement is a condition precedent to the closing of the transactions contemplated by the Merger Agreement, and the closing of the transactions contemplated by this Agreement shall be simultaneous with the closing of the transactions contemplated by the Merger Agreement;

     WHEREAS, capitalized terms in this Agreement shall have the meaning ascribed to them in the Merger Agreement, unless otherwise defined herein;

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. SALE AND PURCHASE.

     1.1 Sale and Purchase. Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller for the Purchase Price and according to the terms and conditions set forth in this Agreement all of Seller's right, title and interest in and to the following assets, but specifically excluding the Excluded Assets (collectively, the "Purchased Assets"):

                                    ANNEX IX

          (a) that land legally described on attached Schedule A, together with the buildings and all fixtures thereon and all other easements, appurtenances and improvements associated with such land (the "Saw Mill Real Property");

          (b)  Seller's  inventories  of  raw  materials,   work-in-process  and
     finished products and packaging materials located at the Saw Mill Real Property and the timber deeds as of the Closing Date (the "Inventory");

          (c) Seller's owned machinery, equipment, tooling office equipment and other items of personal property located at the Saw Mill Real Property, as identified on attached Schedule B (the "Equipment").

     1.2 Excluded Assets. The Purchased Assets shall not include any of the assets described on Schedule C (the "Excluded Assets").

     1.3 Assumed Liabilities. Effective upon the Closing, Purchaser shall assume all Liabilities (as defined in Section 4.4 of the Merger Agreement) arising under or pursuant to any Environmental Laws (i) concerning, as a consequence of or relating to the condition of the Saw Mill Real Property, including, but not limited to, the contamination or pollution of any structure or the soil, surface water and/or groundwater at or underlying the Saw Mill Real Property, (ii) as a result of a release Contaminants from or onto the Saw Mill Real Property, or
(iii) as a result of the transport, disposal, treatment or storage off-site of any Contaminants generated at or shipped from the Saw Mill Real Property
(collectively, the "Assumed Liabilities"). The Assumed Liabilities shall also include any Liabilities described on Schedule D to this Agreement. Purchaser shall pay Seller in cash at Closing the full dollar amount of the accrued liabilities described on Schedule G.

     1.4 Purchase Price. The "Purchase Price" for the Purchased Assets shall be equal to the lesser of (i) the Final Book Value of the Purchased Assets, or (ii) the Final Appraised Value of the Purchased Assets. The Purchase Price shall be payable as follows:

          (a) Closing Date Payment. On the Closing Date, Purchaser will pay to Seller an amount equal to One Million Eight Hundred Ninety Eight Thousand Two Hundred and Three Dollars ($1,898,203), plus the equipment deposits and petty cash described on Schedule F to this Agreement, plus the estimated value of the Inventory as of the Closing ("Proposed Inventory Value"), determined in a manner utilizing Seller's historical financial statement accounting principles, in immediately available funds (the "Preliminary Purchase Price").

          (b) Determination of Final Purchase Price. Within ten (10) days after the Closing Date, Seller shall deliver to Purchaser and UFP the records reflecting the determination of the Proposed Inventory Value. The records and work papers of Seller shall be made available to Purchaser and UFP for purposes of evaluating the Proposed Inventory Value, and the parties may participate in any inventory used to determine such values. Unless

     Purchaser or UFP gives Seller a written objection by the thirtieth (30th) day after their respective receipt of the Proposed Inventory Value, the Proposed Inventory Value becomes the Final Inventory Value. If Purchaser or UFP objects to such determinations and the parties are unable to resolve the dispute within thirty (30) days after either party's objection, then the dispute will be resolved by an independent accounting firm selected by Arthur Andersen and Deloitte & Touche, which shall act to determine the Final Inventory Value as expeditiously as possible, which shall be final and binding on all the parties. The fees and expenses of that firm shall be shared equally by Purchaser and Seller.

          (c) Post-Closing Adjustment. Within ten (10) days following the determination of the Final Inventory Value pursuant to Section 1.4(b), either (i) Seller shall pay to Purchaser an amount by which the Proposed Inventory Value exceeds the Final Inventory Value, or (ii) Purchaser shall pay to Seller an amount by which the Final Inventory exceeds the Proposed Inventory Value, only to the extent that such excess exceeds the amount of the adjustment referenced in Section 1.7 below.

     1.5 Allocation of Purchase Price. The allocation of the Purchase Price among the Purchased Assets for purposes of Section 1060 of the Internal Revenue Code of 1986, as amended, shall be as set forth on Schedule E to this Agreement, or as otherwise mutually agreed to by Seller, UFP, and Purchaser. Seller and Purchaser agree to be bound by such determinations and allocation and to complete and attach Internal Revenue Service Form 8594 to their respective tax returns accordingly.

     1.6 Prorations. On the Closing Date, or as promptly as practicable following the Closing Date, but in no event later than sixty (60) days thereafter, the real and personal property taxes, water, gas, electricity and other utilities, local business or other license fees or taxes, and other similar periodic charges concerning the Purchased Assets shall be prorated between Purchaser and Seller, with Seller bearing the pro rata portion of such taxes, charges and other amounts which relate to the period prior to the Closing Date and Purchaser bearing the pro rata portion of such taxes, charges and other amounts which relate to the period after the Closing Date. All such prorations shall be based upon the most recent available assessed value of the Saw Mill Real Property prior to the Closing Date.

     1.7 Adjustment to Merger Consideration. If the Preliminary Purchase Price is less than Four Million Eight Hundred Sixty-six Thousand Dollars ($4,866,000) (less the depreciation of the equipment of the Saw Mill for the month of March), an adjustment shall be made to the consideration payable pursuant to Section 1.2(f) of the Merger Agreement.

     2. CLOSING.

     The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wishart, Norris, Henninger & Pittman, P.A., in Burlington, North Carolina, simultaneously with the closing of the transactions contemplated by the Merger Agreement if all conditions to Closing shall have been satisfied or waived, or at such other time and date as Purchaser and Seller may mutually agree. The date on which the Closing occurs shall be referred to hereinafter as the "Closing Date." Seller shall deliver exclusive possession of the Saw Mill Real Property to Purchaser at Closing.

     3. REPRESENTATIONS AND WARRANTIES OF SELLER.

     Purchaser acknowledges and agrees that he is familiar with and has had an opportunity to inspect the Saw Mill Real Property, the Equipment and the Inventory. Except as otherwise expressly provided in this Agreement, Purchaser is purchasing the Assets "AS IS" and "WHERE IS" in their present condition, with all faults. Except as expressly provided herein, SELLER DISCLAIMS ALL WARRANTIES AS TO THE PURCHASED ASSETS, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     Subject to the foregoing, to induce Purchaser to enter into this Agreement and consummate the transactions contemplated in this Agreement, Seller hereby represents and warrants to Purchaser as follows:

     3.1 Due Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly authorized and qualified to do business in the places and in the manner as now conducted.

     3.2 Authorization. Seller has the right, power and authority to execute, deliver and perform their respective obligations under Agreement and the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of Seller, enforceable in accordance with its terms. This Agreement and the performance of this Agreement by Seller have been duly approved by Seller.

     3.3 No Conflicts. The execution, delivery and performance of this Agreement by the Seller will not: (a) conflict with, or result in a breach or violation of Seller's Articles of Incorporation or Bylaws; (b) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both), or require any notice, consent or approval under any agreement, contract, commitment, understanding, document or instrument to which Seller is a party or is otherwise subject; (c) violate, require any filing, consent or approval under, or result in the creation or imposition of any lien, charge or encumbrance on any of the Purchased Assets pursuant to any law, rule, regulation, judgment, order or decree; or (d) result in termination or any impairment of any permit, license, franchise, contractual right or other authorization of Seller concerning the Purchased Assets.

     4. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

     To  induce  Seller  to  enter  into  this   Agreement  and  consummate  the
transactions contemplated in this Agreement, Purchaser represents and warrants to Seller as follows:

     4.1 Authorization. Purchaser has the right, power and authority to execute, deliver and perform this Agreement. This Agreement is a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms.

     5. COVENANTS AND OTHER AGREEMENTS.

     5.1 Access and Cooperation. From and after the date of this Agreement and until the Closing, Seller agrees to afford to the representatives of Purchaser access to the Saw Mill Real Property as Purchaser may from time to time reasonably request. Seller agrees to cooperate with Purchaser, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with this Agreement.

     5.2 Notification of Certain Matters. Each party hereto shall give prompt notice to the other parties hereto of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of such party contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder. The delivery of any notice pursuant to this Section 5.2 shall not be deemed to (x) modify the representations or warranties hereunder of the party delivering such notice, (y) modify the conditions set forth in Sections 6 and 7 hereof or (z) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     5.3 Title Insurance. Purchaser shall at his own expense purchase an owner's policy of title insurance for the Saw Mill Real Property in an amount equal to or greater than the amount of the Purchase Price allocated to such Saw Mill Real Property.

     5.4 Personnel. Seller agrees to terminate the employment of those of its employees who work at the Saw Mill Operation as of the Closing Date ("Saw Mill Employees"), and Purchaser agrees to concurrently hire such Employees on the same terms and conditions, and at the same levels of compensation as those Saw Mill Employees received from Seller immediately prior to termination. Purchaser agrees to either pay or otherwise provide those Saw Mill Employees with all accrued holiday, sick pay, and vacation pay earned by those Saw Mill Employees, as a result of their employment by Seller, through the Closing Date. Purchaser agrees to indemnify and hold harmless Purchaser from any and all claims, costs, expenses, and liabilities that may be incurred by Seller in connection with the termination of employment of those Saw Mill Employees.

     6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.

     The obligations of Purchaser to complete the Closing of the transactions contemplated hereby is subject to the satisfaction, at or before Closing Date, of the following conditions:

     6.1 Representations and Warranties; Performance of Obligations. All of the representations and warranties of Seller contained in this Agreement shall be true, correct and complete on the date of this Agreement and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by Seller on or before the Closing Date shall have been duly complied with, performed or satisfied; and Purchaser shall have received a certificate dated the Closing Date and signed by Seller to the foregoing effects.

     6.2 No Litigation. No action or proceeding before a court or any other Governmental Entity shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement and no Governmental Entity shall have taken any other action or made any request of Purchaser as a result of which the management of Purchaser reasonably deems it inadvisable to proceed with transactions hereunder.

     6.3 FIRPTA Affidavit. Purchaser shall have received an affidavit of Seller as to Seller's status as a domestic entity in the form reasonably acceptable to Purchaser.

     6.4 Limited Warranty Deed. Purchaser shall have received a limited warranty deed in the form of Annex I for the Saw Mill Real Property executed in recordable form conveying to Purchaser fee simple title to the Saw Mill Real Property.

     6.5 Bill of Sale. Purchaser shall have received a bill of sale transferring title of the Equipment and Inventory from Seller to Purchaser.

     6.6 Other Documentation. Seller shall also deliver a closing statement to Purchaser, together with any other documents reasonably requested by Purchaser to consummate the transactions contemplated by this Agreement.

     6.7 Consents and Approvals. All necessary consents and approvals of and filings with any Governmental Entity or other third Person, relating to the consummation by Seller of the transactions contemplated hereby shall have been obtained and made and shall be in full force and effect.

     6.8 Merger Agreement. The parties to the Merger Agreement shall have completed the closing of the transactions contemplated by the Merger Agreement.

     7. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.

     The obligation of Seller to complete the Closing of the transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions:

     7.1 Representations and Warranties, Performance of Obligations. All of the representations and warranties of Purchaser contained in this Agreement shall be true, correct and complete on the date of this Agreement and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by Purchaser on or before the Closing Date shall have been duly complied with, performed or satisfied; and the Shareholders shall have received a certificate dated the Closing Date and signed by the President or any Vice President of Purchaser to the foregoing effects.

     7.2 Consents and Approvals. All necessary consents and approvals of and filings with any Governmental Entity or other third Person relating to the consummation by Purchaser of the transactions contemplated herein shall have been obtained and made and shall be in full force and effect.

     7.3  Receipt  of  Purchase  Price.   Purchaser  shall  pay  to  Seller  the
Preliminary Purchase Price in full in immediately available funds at Closing.

     7.4 Other  Documentation.  Purchaser  shall  deliver  to  Seller  any other
documents   reasonably  requested  by  Seller  to  consummate  the  transactions contemplated by this Agreement.

     7.5 Merger Agreement. The parties to the Merger Agreement shall have completed the Closing of the transactions contemplated by the Merger Agreement.

     8. GENERAL

     8.1 Termination. This Agreement may be terminated at any time prior to the Closing only if the Merger Agreement is validly terminated in accordance with its terms.

     8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become void (except for Sections 8.2 and 8.7 hereof), and there shall be no liability or obligation on the part of any party hereto (except with respect to such excluded sections). Notwithstanding the foregoing, if such termination is due to a material breach or material failure to fulfill any of the representations, warranties, covenants or agreements set forth in this Agreement on the part of either party hereto, then such party shall be liable to the other party hereto
(a) to the extent of the expenses (including, without limitation, attorneys' fees) incurred by such other party in connection with this Agreement and the transactions contemplated hereby and (b) in the case of a breach of any of the representations or warranties that is known when made or should have been known with the exercise of reasonable diligence or the willful failure to fulfill any of the covenants or agreements set forth herein, also for damages in accordance with applicable law.

     8.3 Cooperation. At any time and from time to time after the Closing, each of the parties hereto shall upon the request of any other, perform, execute, acknowledge and deliver such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required for the purpose of carrying out this Agreement. Seller will also cooperate and cause the present officers, directors and employees of Seller to cooperate with Purchaser on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Return, filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

     8.4 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Purchaser and Seller.

     8.5 Entire Agreement. This Agreement (which includes the Schedules and Annexes hereto) and the Merger Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral (except the Merger Agreement) and including, without limitation, the letter of intent dated February 17, 1998, are superseded by this Agreement.

     8.6 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by fax) by the parties.

     8.7 Expenses. Purchaser has paid and will pay the fees, expenses and disbursements of Purchaser and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement. Purchaser has paid and will pay all costs incurred in connection with the due diligence investigation of the Saw Mill Real Property by Purchaser including, without limitation, appraisals and environmental assessments. Seller paid and will pay the fees, expenses and disbursements of Seller and its agents, representatives, financial advisors, accountants and counsel incurred in connection with the subject matter of this Agreement. Seller will pay the transfer taxes and recording fees with respect to the transfer of the Saw Mill Real Property.

     8.8 Specific Performance, Remedies. Each party hereto acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties' covenants and agreements contained in this Agreement. Nothing in this Agreement shall be construed to limit the right of a party to seek specific performance or injunctive or other equitable relief for a breach or threatened breach of this Agreement. Furthermore, nothing in this Agreement shall limit or restrict in any manner any rights or remedies which any party has, or might have, at law, in equity or otherwise, against any other party after Closing based on any willful misrepresentation, willful breach of warranty or willful failure to fulfill any covenant or agreement set forth herein.

     8.9 Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by fax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

If to Purchaser:                      with a required copy to:

Carroll M. Shoffner                   Wishart, Norris, Henninger & Pittman, P.A.
5631 S.  NC 62                        3120 South Church Street
Burlington, NC 27215                  Burlington, NC 27215
                                      Attn: Dorn Pittman, Esq.
                                      (Fax: 910-584-3994)

If to Seller:                         with a required copy to:

UFP Acquisition Corp. II              Varnum, Riddering, Schmidt & Howlett LLP
2801 East Beltline, N.E.              333 Bridge St. N.W., P.O. Box 352
Grand Rapids, MI 49505                Grand Rapids, MI 49501-0352
Attn: Matthew J. Missad               Attn: Michael G. Wooldridge, Esq.
(Fax: 616-364-5558)                   (Fax: 616-336-7000)

or to such other address as the Person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, faxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

     8.10 Mutual Drafting. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

     8.11 Further Representation. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences.

     8.12 Amendment; Waiver. This Agreement may be amended by the parties hereto at any time prior to the Closing by execution or waiver of an instrument in writing signed on behalf of each of the parties hereto. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     8.13 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such Person or circumstance in any other jurisdiction or to other Persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

The parties have signed this Agreement as of the date first above written.

                                               SELLER:

                                               SHOFFNER INDUSTRIES, INC.,
                                               a Michigan corporation


                                               By:

                                                  Its


                                               PURCHASER:

                                               SHOFFNER FOREST PRODUCTS, INC.,
                                               a North Carolina corporation


                                               By:

                                                  Its

                              ANNEXES AND SCHEDULES
                         TO SAW MILL PURCHASE AGREEMENT


Annex I          -        Form of Limited Warranty Deed

Schedule A       -        Legal Description of Saw Mill Real Property
Schedule B       -        Equipment
Schedule C       -        Excluded Assets
Schedule D       -        Assumed Liabilities
Schedule E       -        Allocation of Purchase Price
Schedule F       -        Equipment Deposits and Petty Cash
Schedule G       -        Accrued Liabilities

                         ANCILLARY REAL ESTATE AGREEMENT


     THIS ANCILLARY REAL ESTATE AGREEMENT (this "Agreement") concerning post-Closing real estate title and survey work is made as of the 30th day of March, 1998, by and among SHOFFNER INDUSTRIES, INC., a Michigan corporation (the "Company"), SHOFFNER INVESTMENTS, LLC, a North Carolina limited liability company ("Shoffner Investments") and CARROLL M. SHOFFNER, an individual ("Seller").

                                 R E C I T A L S

     WHEREAS, the Company was formerly named UFP Acquisition Corp. II and is the surviving corporation of a merger between the Company and Shoffner Industries, Inc., a North Carolina corporation ("SI");

     WHEREAS, Universal Forest Products, Inc. ("UFP"), the Company, SI, Seller, and the other shareholders of the Company have as of the effective date of this Agreement closed the transactions contemplated by the Agreement and Plan of Reorganization dated as of the 30th day of March, 1998 (the "Merger Agreement") pursuant to which SI was merged with and into the Company;

     WHEREAS, Shoffner Investments and the Company have as of the effective date of this Agreement closed the transactions contemplated by the Leased Property Purchase Agreement dated as of the 30th day of March, 1998 (the "Leased Property Purchase Agreement") pursuant to which the Company purchased certain real property from Shoffner Investments;

     WHEREAS, with respect to the Real Property (as defined in the Merger Agreement) and the Real Property (as defined in the Leased Property Purchase Agreement), which collectively are referred to in this Agreement as the "Real Property" and which are described on Exhibit A to this Agreement, the surveys and title commitments are not expected to be ready by the Closing Date and the parties to this Agreement therefore desire to enter into this Agreement to provide for completion after the Closing Date of the surveys, title policies and title insurance with respect to the parcels of Real Property; and

     WHEREAS, capitalized terms in this Agreement shall have the meaning ascribed to them in the Merger Agreement, unless otherwise defined herein;

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                                    ANNEX X

1. Title Insurance.

     At the Company's expense, the Company has ordered commitments for owner's policies of title insurance for each parcel of Real Property to be conveyed under the Merger Agreement, and Seller is obligated to obtain such title insurance for each parcel of Real Property to be acquired under the Leased Property Purchase Agreement, all without standard exceptions and/or opinions of counsel for purposes of confirming the representations of SI set forth in
Section 4.10 of the Merger Agreement and Section 3.4 of the Leased Property Purchase Agreement. If the Company notifies Seller of any easement, restriction, reservation, encumbrance or other problem disclosed in any commitment for the policies that adversely affects the use or value of the Real Property based on that Real Property's current use, and that is unacceptable to the Company ("Title Defect"), Seller shall have thirty (30) days from the date of the Company's notice to remove the Title Defect. If Seller does not remove the Title Defect, the Seller shall upon demand by the Company pay to the Company the amount by which the value of such parcel of Real Property is adversely affected by the Title Defect (as determined by the Company) or, if the Company chooses to remove or otherwise remedy the Title Defect, the Seller shall indemnify the Company for the full cost of removing the Title Defect.

2. Surveys.

     At the Company's expense, the Company has ordered a new staked ALTA land title survey of each parcel of Real Property to be conveyed under the Merger Agreement, prepared by a licensed surveyor, and Seller is obligated to obtain such surveys under the Leased Property Purchase Agreement. Each survey shall show all improvements and easements (visible or recorded), roads, and means of physical and record ingress and egress to and from the Real Property, shall be certified to the Company and any other parties named by the Company and shall be in form adequate to enable the title company to remove its standard survey exceptions. Each survey shall state whether any parcel of Real Property is within any recognized floodplain. If the Company notifies Seller of any easement, restriction, reservation, encumbrance or other problem disclosed in any survey of any parcel of Real Property that adversely affects the use or value of the Real Property based on that Real Property's current use and that is unacceptable to the Company ("Survey Defect"), Seller shall have thirty (30) days from the date of the Company's notice to remove the Survey Defect. If Seller does not remove the Survey Defect, the Seller shall upon demand by the Company pay to the Company the amount by which the value of such parcel of Real Property is adversely affected by the Survey Defect (as determined by the Company) or, if the Company chooses to remove or otherwise remedy the Survey Defect, the Seller shall indemnify the Company for the full cost of removing the Survey Defect.

3. Leased Property.

     The Company is successor by merger with SI to lease agreements for real property leased by the Company and located in Georgetown, Delaware, and Santee, South Carolina (the "Leased Properties"). Seller agrees to obtain for the Company's benefit (a) a consent of Weyerhaser to the Company's assumption of the lease agreement for the

Santee,  South Carolina Leased  Property,  and (b) an estoppel  certificate from
Sussex County, Delaware, with respect to the Georgetown, Delaware Leased Property and an estoppel certificate from Weyerhaser and from the County of Orangeburg with respect to the Santee, South Carolina Leased Property, which estoppel certificates shall be to the effect that SI has not breached any obligations to it and that so long as the Company fulfills SI's covenants, agreements and obligations under such leases, the Company will be entitled to occupy the premises for the remainder of the lease term and to exercise all rights of SI under the lease. Seller agrees to indemnify and hold the Company harmless from any liability resulting from the failure to obtain the consent of Weyerhaser or from the inability of the Company to occupy the Leased Properties for the remainder of the lease terms and to exercise all rights of SI under the leases.

4. Obligations.

     The obligations of Seller pursuant to this Agreement to indemnify and compensate Purchaser with respect to Title Defects and Survey Defects shall be subject to the terms and conditions of indemnification, expressed as the Indemnification Threshold, contained in Section 9.1(c) of the Merger Agreement, provided that notwithstanding the provisions of Section 1 above, the Company shall not assert that the existence of the railroad right-of-way listed on attached Exhibit B (the "Bunn Property") adversely affects the value of the Bunn Property and shall not be entitled to indemnification therefore, and provided further that the Company shall have the right to request or reasonably obtain the elimination or correction of that title defect.

5. Dispute Resolution.

     Any disputes concerning the indemnification and other obligations created by this Agreement which are not resolved by negotiation within thirty (30) days after one party notifies the other party in writing of the nature of the dispute shall be resolved by binding arbitration conducted in accordance with the rules of the American Arbitration Association by an arbitrator mutually selected by the parties. If the parties are unable to agree upon an arbitrator, a single arbitrator shall be selected in accordance with the rules of the American Arbitration Association. Any arbitration award shall be binding and enforceable against the parties and judgment may be entered thereon in any court of competent jurisdiction. Each party shall bear its own costs and expenses in connection with the arbitration, and the cost of the arbitrator shall be split equally between the parties.

6. Miscellaneous.

     6.1 Cooperation. Each of the parties hereto shall upon the request of any other, perform, execute, acknowledge and deliver such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required for the purpose of carrying out this Agreement.

     6.2 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Seller and the Company.

     6.3 Entire Agreement. This Agreement (which includes any Exhibits hereto) and the Merger Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral (except the Merger Agreement) and including, without limitation, the letter of intent dated February 17, 1998, are superseded by this Agreement.

     6.4 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by fax) by the parties.

     6.5 Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by fax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

If to Seller:                         with a required copy to:

Carroll M. Shoffner                   Wishart, Norris, Henninger & Pittman, P.A.
3063 Huffman Mill Road                3120 South Church Street
Burlington, NC 27215                  Burlington, NC 27215
                                      Attn: Dorn Pittman, Esq.
                                      (Fax: 910-584-3994)

If to the Company:                    with a required copy to:

Shoffner Industries, Inc.
c/o Universal Forest Products, Inc.   Varnum, Riddering, Schmidt & Howlett LLP
2801 East Beltline, N.E.              333 Bridge St., N.W., P. O. Box 352
Grand Rapids, MI 49505                Grand Rapids, MI 49501-0352
Attn: Matthew J. Missad               Attn: Michael G. Wooldridge, Esq.
(Fax: 616-364-5558)                   (Fax: 616-336-7000)

or to such other address as the Person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, faxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

     6.6 Mutual Drafting. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

     6.7 Further Representation. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel.

     6.8 Amendment; Waiver. This Agreement may be amended by the parties hereto at any time prior to the Closing by execution or waiver of an instrument in writing signed on behalf of each of the parties hereto. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     6.9 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such Person or circumstance in any other jurisdiction or to other Persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

The parties have signed this Agreement as of the date first above written.

                                     SHOFFNER INDUSTRIES, INC.,
                                     a Michigan corporation
                                     (the "Company")

                                     By

                                        Its


                                     SHOFFNER INVESTMENTS, LLC
                                     a North Carolina limited liability company

                                     By

                                        Its


                                     Carroll M. Shoffner
                                     (the "Seller")

                           SAW MILL SERVICES AGREEMENT


     THIS SAW MILL SERVICES AGREEMENT (this "Agreement") is made as of the 30th day of March, 1998, by and among SHOFFNER INDUSTRIES, INC., a Michigan corporation (the "Company") and SHOFFNER FOREST PRODUCTS, INC., a North Carolina corporation ("SF"), SHOFFNER RANCH, INC., a North Carolina corporation ("SR"), and SHOFFNER INVESTMENTS, LLC, a North Carolina limited liability company ("SL") (SF, SR and SL are collectively referred to as the "Clients").

                                 R E C I T A L S

     WHEREAS, the Company was formerly named UFP Acquisition Corp. II and is the surviving corporation of a merger between the Company and Shoffner Industries, Inc., a North Carolina corporation ("Shoffner");

     WHEREAS, Universal Forest Products, Inc. ("UFP"), the Company, Shoffner, and the shareholders of Shoffner have, as of the effective date of this Agreement, closed the transactions contemplated by the Agreement and Plan of Reorganization dated as of the 30th day of March, 1998 (the "Merger Agreement") pursuant to which Shoffner was merged with and into the Company;

     WHEREAS, the Company and SF entered into a Saw Mill Purchase Agreement dated March 30, 1998, pursuant to which certain assets and real property specified in the Saw Mill Purchase Agreement were sold by the Company to SF;

     WHEREAS, the Company and the desire to enter into this Agreement pursuant to which the Company will provide certain services to the Clients;

     WHEREAS, capitalized terms in this Agreement shall have the meaning ascribed to them in the Merger Agreement, unless otherwise defined herein;

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Employment and Services

     Clients hereby appoint and employ the Company, and the Company hereby accepts such appointment and employment, to provide Clients with administrative and other services (the "Services"). The Services shall include those services as may be mutually agreed upon in writing from time to time by the Company and Clients, which shall be attached as Exhibit A to this Agreement.

                                    ANNEX XI

2. Term

     The term of this Agreement shall commence on the date of this Agreement and shall continue through September 30, 1998, and shall automatically renew for successive one month terms unless the Company or Clients give written notice of termination at least thirty (30) days prior to the renewal date. Either the Company or Clients may terminate this Agreement at any time upon thirty (30) days advance written notice to the other party.

3. Compensation

     The Company will be reimbursed by the Clients at the rate of $30 per hour and will be reimbursed for actual out-of-pocket expenses incurred in providing the Services.

4. Billing

     The Company will bill Clients monthly for the Services. Such bills will be due and payable on receipt, with payment to be made within ten days of receipt of invoice.

5. Financial Records

     The Company and Clients shall each be given full access to each others books, records and financial statements to the extent necessary perform the Services and to confirm the direct and indirect actual costs and expenses of providing the Services.

6. Waiver

     Clients expressly waives all claims or indemnification rights with respect to any claim that Clients have or will suffer damages or lost profits as a result of any Services performed by the Company.

7. Independent Contractors

     The Company and Clients are independent contractors with respect to each other. The Company and Clients shall not be construed as joint venturers or partners of each other and neither shall have the power to bind or obligate the other except as set forth in this Agreement.

8. Miscellaneous

     8.1 Cooperation. Each of the parties hereto shall upon the request of any other, perform, execute, acknowledge and deliver such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required for the purpose of carrying out this Agreement.

     8.2 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Clients and the Company.

     8.3 Entire Agreement. This Agreement (which includes any Exhibits hereto) and the Merger Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral (except the Merger Agreement) and including, without limitation, the letter of intent dated February 17, 1998, are superseded by this Agreement.

     8.4 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by fax) by the parties.

     8.5 Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by fax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

If to Clients:                        with a required copy to:

Carroll M. Shoffner                   Wishart, Norris, Henninger & Pittman, P.A.
3063 Huffman Mill Road                3120 South Church Street
Burlington, NC 27215                  Burlington, NC 27215
                                      Attn: Dorn Pittman, Esq.
                                      (Fax: 910-584-3994)

If to the Company:                    with a required copy to:

Shoffner Industries, Inc.
c/o Universal Forest Products         Varnum, Riddering, Schmidt & Howlett LLP
2801 East Beltline, N.E.              333 Bridge St. N.W., P.O. Box 352
Grand Rapids, MI 49505                Grand Rapids, MI 49501-0352
Attn: Matthew J. Missad               Attn: Michael G. Wooldridge, Esq.
(Fax: 616-364-5558)                   (Fax: 616-336-7000)

or to such other address as the Person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, faxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

     8.6 Mutual Drafting. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

     8.7 Further Representation. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel.

     8.8 Amendment; Waiver. This Agreement may be amended by the parties hereto at any time prior to the Closing by execution or waiver of an instrument in writing signed on behalf of each of the parties hereto. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     8.9 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such Person or circumstance in any other jurisdiction or to other Persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

     The parties have signed this Agreement as of the date first above written.

                                             The Company:
                                             SHOFFNER INDUSTRIES, INC.,
                                             a Michigan corporation


                                             By

                                               Its

                                             The Clients:
                                             SHOFFNER FOREST PRODUCT, INC.
                                             a North Carolina corporation


                                             By
                                                Carroll M. Shoffner, President


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                             SHOFFNER RANCH, INC.

                                             By

                                               Its


                                             SHOFFNER INVESTMENTS, LLC

                                             By

                                               Its

                        LIST OF NON-SHAREHOLDER EMPLOYEES
                  TO SIGN EMPLOYMENT AND NONCOMPETE AGREEMENTS


1.       Daniel Shoffner
2.       Vincent Pal
3.       Richard Vail






                                    ANNEX XII

                                   ANNEX XIII



                       ASSIGNMENT AND ASSUMPTION AGREEMENT


     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT made and entered into as of the 30th day of March, 1998 by and between SHOFFNER FOREST PRODUCTS, INC., a North Carolina corporation (herein referred to as "SFP"); and SHOFFNER INDUSTRIES, INC., a North Carolina corporation (herein referred to as "Industries"). GARY A. WRIGHT, Trustee, CARROLL M. SHOFFNER, REGINA S. TROLLINGER and CINDY SHOFFNER as the owners of certain policies subject to the Split-Dollar Plans hereinafter described hereby execute this instrument for the purpose of consenting to the Assignment and Assumption hereby made to the extent that such consent is required.

                              W I T N E S S E T H:

     WHEREAS, Industries has heretofore maintained those certain split dollar plans and arrangements described on Exhibit A attached to this Agreement (the "Split Dollar Plans") in order to provide a benefit to Mr. Carroll M. Shoffner; and

     WHEREAS, Industries is the owner of those certain life insurance policies described on Exhibit A attached to this Agreement (the "Life Insurance Policies"); and

     WHEREAS, Industries, its shareholders, Universal Forest Products, Inc. and UFP Acquisition Corp. II have entered into an

Agreement and Plan of Reorganization dated as of the 30th day of March, 1998 (the "Merger Agreement"); and

     WHEREAS, pursuant to the terms of the Merger Agreement, SFP agreed to acquire the Split Dollar Plans and the Life Insurance Policies; and

     WHEREAS, there have been borrowings against the cash surrender value of certain of the Life Insurance Policies and policies maintained under the Split Dollar Plans (the "Policy Loans") and this assignment shall be made subject to the Policy Loans; and

     WHEREAS, Mr. Shoffner is a key employee of SFP and SFP desires to acquire the Life Insurance Policies and to assume all of Industries, obligations under the Split Dollar Plans in order to provide an incentive to Mr. Shoffner and to induce his continued employment with SFP;

     NOW, THEREFORE, in consideration of the premises and the mutual and reciprocal promises and agreements set forth herein, it is hereby agreed as follows:

     1. Assignment of Plans. In consideration of the sum of $____________ paid by SFP to Industries this date, Industries hereby sets over, transfers, assigns and conveys unto SFP all of its right, title and interest in and to the Split Dollar Plans and the Life Insurance Policies subject to the Policy Loans.

     2. Assumption of Obligations. SFP hereby accepts the assignment hereby made and hereby assumes all obligations of Industries under the Split Dollar Plans and agrees to indemnify and hold Industries harmless from and against any and all claims, demands, liabilities, costs and expenses relating to the Split Dollar Plans and/or the Policy Loans.

     3. Miscellaneous-Provisions. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina. After the date hereof, the parties agree to execute and deliver such further instruments of assignment and conveyance as may be requisite or desirable to vest title to the Life Insurance Policies in SFP and to reflect the transfer to, and assumption by, SFP of the obligations under the Split Dollar Plans. The owners of the Policies hereby execute this instrument for the purpose of consenting to the provisions hereof to the extent such consent is required.

     IN WITNESS WHEREOF, the parties have executed t his instrument as of the day and year first above written.

                       SHOFFNER FOREST PRODUCTS, INC.
                       By: /s/ Carroll M. Shoffner
                           Carroll M. Shoffner, President

                       SHOFFNER INDUSTRIES, INC.

                       By: /s/ Gary A. Wright
                           Gary A. Wright, President

                       OWNERS:

                       /s/ Carroll M. Shoffner         (SEAL)
                       CARROLL M. SHOFFNER


                       /s/ Gary A. Wright              (SEAL)
                       GARY A. WRIGHT


                       /s/ Regina S. Trollinger        (SEAL)
                       REGINA S. TROLLINGER


                       /s/ Cindy Shoffner              (SEAL)
                       CINDY SHOFFNER

                                    EXHIBIT A

                               Split Dollar Plans

1. Split-Dollar Life Insurance Plan and Agreement dated February 11, 1997 between Shoffner Industries, Inc. (the "Company") and Gary A. Wright, Trustee (the "Trustee") under Irrevocable Trust Agreement dated May 31, 1990 denominated as the Trust FBO Carroll M. Shoffner's Children (the "Trust") relating to The Travelers Insurance Company policy number 7347085 insuring the lives of Carroll M. and Jacqueline S. Shoffner.

2. Split-Dollar Life Insurance Plan and Agreement dated February 12, 1997 between the Company and the Trustee relating to American General Life Insurance Company policy number A10158219L insuring the lives of Carroll M. and Jacqueline S. Shoffner.

3. Split Dollar Agreement (Collateral Assignment Method) Survivorship Whole Life dated May 31, 1990 between the Company and the Trustee relating to Sun Life Assurance Company of Canada policy number 9205514L insuring the lives of Carroll M. and Jacqueline S. Shoffner.

4. Split Dollar Agreement dated June 15, 1977 between the Company and Carroll M. Shoffner, as owner, relating to General American Life Insurance Company policy number 1737979 insuring the life of Carroll M. Shoffner.

5. Split-dollar arrangement between the Company and Carroll M. Shoffner, as owner and insured, relating to The Phoenix Life Insurance Company (formerly Confederation Life Insurance Company) policy number 5089851 (split dollar agreements are not available).

6. Split Dollar Life Insurance Agreement dated June 11, 1992 between the Company, Carroll M. Shoffner, as insured, and Regina Shoffner Trollinger, owner and beneficiary, relating to The Phoenix Life Insurance Company (formerly Confederation Life Insurance Company) policy number 5420960.

7. Split Dollar Life Insurance Agreement dated June 11, 1992 between the Company, Carroll M. Shoffner, as insured, and Cynthia Shoffner (formerly Cynthia S. Lopez) relating to The Phoenix Life Insurance Company (formerly Confederation Life Insurance Company) policy number 5420961.

                                    EXHIBIT B

                             Life Insurance Policies

Life  Insurance  Policies  on Carroll M.  Shoffner  owned by and  payable to the
Company:

   (a)    Confederation Life (Phoenix) Policy Number: 5 089 857 Face Amount:
          $225,000
          Owner:  Shoffner Industries, Inc.
          Beneficiary:      Shoffner Industries, Inc.

   (b)    Northwestern Mutual Policy Number 6 068 334 Face Amount: $100,000
          Owner:  Shoffner Industries, Inc.
          Beneficiary:      Shoffner Industries, Inc.

   (c)    Confederation Life (Phoenix) Policy Number: 5 402 960 Face Amount:
          $850,000
          Owner:  Shoffner Industries, Inc.
          Beneficiary:      Shoffner Industries, Inc.

   (d)    Southland Life (Phoenix) Policy Number: 06 0003 2489 Face Amount:
          $500,000
          Owner:  Shoffner Industries, Inc.
          Beneficiary:      Shoffner Industries, Inc.

   (e)    Confederation Life (Phoenix) Policy Number: 300 5 723 621 Face Amount:
          $750,000
          Owner:  Shoffner Industries, Inc.
          Beneficiary: Shoffner Industries, Inc.